Exhibit 99.1

Importance Disclaimers

By accepting delivery of this notification (the “Notice of Subscription Rights”) of rights to subscribe for newly issued ordinary shares (the “New Shares”) of Berli Jucker Public Company Limited (the “Company”), shareholders acknowledge and agree to the disclaimers and conditions set forth below.

This offering of New Shares to existing shareholders of the Company in proportion to their respective shareholdings is an offering of securities in Thailand pursuant to Section 33 of the Securities and Exchange Act B.E. 2535 (as amended) and will only take place in Thailand. These New Shares (i) have not been and will not be registered with the U.S. Securities and Exchange Commission or any other securities regulatory authority, or under the U.S. Securities Act of 1993 (the “Securities Act”) or the laws of any other jurisdiction, and (ii) may not be offered, sold or delivered within the United States of America, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state or local securities laws.

The shareholders are prohibited to disclose, publish or distribute the Notice of Subscription Rights, whether in whole or in part. The Company urges shareholders who accept delivery of this Notice of Subscription Rights to rely upon their own examination of the restrictions regarding investments in securities and offerings to sell securities in their countries of domicile or nationality. The Company will not be responsible for any violation of any of these restrictions by any person. The shareholders warrant that they are not restricted under any law of any jurisdiction from subscribing for the New Shares and that subscription by the shareholders for the New Shares will not be a violation of any applicable law of the relevant jurisdiction.

Notice to US shareholders:

This rights offering is made for the securities of a foreign company. The offer is subject to the disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue the foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

(Translation)

21 July 2016

Subject:	Notification of the subscription entitlement for the newly-issued ordinary shares of Berli Jucker Public Company Limited for the rights offering to the existing shareholders proportionate to their respective shareholdings under the Second Rights Offering

To:	Shareholders of Berli Jucker Public Company Limited

Enclosures:	1.	Notification of the Allocation and the Subscription Documents of Newly issued ordinary shares of Berli Jucker Public Company Limited

2.	Share Subscription Form of Berli Jucker Public Company Limited

3.	Certificate of Subscription Entitlement issued by Thailand Securities Depository Co., Ltd.

4.	Bill Payment slip

5.	Power of Attorney for the subscription of the newly issued ordinary shares of Berli Jucker Public Company Limited

6.	Additional Documents for Depositary into an Issuer Account for the subscriber who is an individual and juristic person and Entity Status Certification and Information Disclosure Consent Form under FATCA for a juristic person

Extraordinary General Meeting of Shareholders of Berli Jucker Public Company Limited (the “Company”) No. 2/2016, convened on 29 June 2016, resolved to approve the capital increase of Baht 2,400,000,000 from the existing registered capital to the new registered capital of Baht 4,053,955,000 by means of issuing 2,400,000,000 newly-issued ordinary shares with a par value of Baht 1.00 per share in order to accommodate the allocation of the newly-issued ordinary shares to the existing shareholders proportionate to their respective shareholdings (Rights Offering), as follows:

(1)	To allocate not exceeding 800,000,000 newly-issued ordinary shares to the specific investors (Private Placement);

(2)	To allocate not exceeding 1,600,000,000 newly-issued ordinary shares to the existing shareholders proportionate to their respective shareholdings (First Rights Offering), having the subscription period of 13-15, 20, and 21 July 2016;

(3)	In the case of the shares remaining from the Private Placement under (1) and/or the First Rights Offering under (2), the Company may again allocate all or part of the remaining shares to the existing shareholders proportionate to their respective shareholdings (Second Rights Offering).

Subsequently, Board of Directors’ Meeting No. 9/2016 convened on 7 July 2016 resolved to not allocate 800,000,000 newly-issued shares to the specific investors (Private Placement) as specified

(Translation)

under Clause (1) above, due to the resolution passed by Extraordinary General Meeting of Shareholders No. 2/2016 convened on 29 June 2016 which provides additional conditions that, the offering price of the shares under the Private Placement must be the price which is not discounted by more than 10 percent of the closing price of the shares traded on the Stock Exchange of Thailand as at 28 June 2016, which must be no less than Baht 40.5. The Company was informed by the underwriters that, the prospective investors who were desirous to acquire the Company’s shares were of the view that they had an issue with the time constraints and thus were unable to make a decision within the capital increase plan in accordance with the resolution of the shareholders’ meeting. As a result, it is necessary for the Company to cancel the allocation of newly-issued shares to the specific investors (Private Placement) and instead offer the shares which should have been allocated under the Private Placement Scheme, to the existing shareholders under the Second Rights Offering in order to be in accordance with the resolution of the shareholders’ meeting.

The Board of Directors, therefore, resolved to approve the allocation of 807,779,000 remaining shares (comprising 800,000,000 shares from the share allocation to Private Placement, and 7,779,000 shares from the share allocation to the existing shareholders for the First Rights Offering) to the existing shareholders of the Company for the Second Rights Offering. In this regard, the offering ratio is equivalent to 2 existing shares per 1 newly-issued ordinary share (any fraction of shares shall be rounded down), and the offering price is Baht 35 per share. The shareholders are entitled to the oversubscription.

If there are any remaining shares from the first allocation to the existing shareholders, the Company will allocate such remaining shares to the shareholders who wish to subscribe for the newly issued shares in excess of their entitlement, at the same offering price as that of the shares to be allocated. In this regard, the Company will allocate the remaining shares until there are no shares to be allocated or the shares cannot be allocated due to any fraction of shares or until such shares are no longer subscribed for by any shareholders.

In this regard, the details of the allocation of the newly-issued ordinary shares if there are shares remaining from the first Rights Offering are as follows:

1)	If the number of shares remaining from the first Rights Offering is more than the total number of oversubscription shares, the Company shall allocate such remaining shares to the shareholders who have expressed their intention for oversubscription and paid for the oversubscription shares.

2)	If the shares remaining from the first allocation are less than the total number of oversubscription shares,

(a)	Each shareholder who oversubscribes shall be entitled to the allocation proportionate to his/her respective shareholdings (any fraction of shares shall be rounded down), provided that the number of shares to be allocated shall not exceed the number for which each shareholder has subscribed and paid for;

(Translation)

(b)	If there are shares remaining from the allocation under (a), the allocation shall be made to each shareholder who oversubscribes but has yet to be allocated his/her oversubscription amount, proportionate to his/her respective shareholdings (any fraction of shares shall be rounded down), provided that the number of shares to be allocated shall not exceed the number for which each shareholder has subscribed and paid for. The allocation under (b) shall be made until there are no shares remaining from the allocation or the allocation cannot be made due to any fraction of shares.

The Company has scheduled the date to record the names of the shareholders who are entitled to subscribe for the newly-issued shares proportionate to their respective shareholdings for the Second Rights Offering (Record Date) on 13 July 2016 and the date to close the share register to list the names of the shareholders (Closing Date) in compliance with Section 225 of the Securities and Exchange Act B.E. 2535 (1992) (including any amendment thereto) on 14 July 2016 and the Company has determined the subscription and payment period of the Rights Offering to be 29 July 2016 and 1, 2, 3, and 4 August 2016 (a total of 5 business days). The details of which are set out in the Notification of the Allocation and the Subscription Documents of Newly-issued ordinary shares of Berli Jucker Public Company Limited (Enclosure 1).

The Company hereby informs you of your subscription entitlement for the newly-issued shares under the Second Rights Offering in the number of shares specified in the Certificate of the Subscription Entitlement issued by Thailand Securities Depository Co., Ltd. (Enclosure 3). The details of such subscription are set out in the Notification of the Allocation and the Subscription Documents of Newly issued ordinary shares (Enclosure 1).

Please be informed accordingly.

Sincerely Yours, Berli Jucker Public Company Limited (Mr. Aswin Techajareonvikul / Mr. Thirasakdi Nathikanchanalab)

(Translation)

Enclosure 1

Notice of Allocation and Subscription Document of

Newly-issued Ordinary Shares

Berli Jucker Public Company Limited

(Translation)

Part 1

Information on the Allocation of Newly-issued Ordinary Shares

1

(Translation)

Part 1: Information on the Allocation of Newly-Issued Ordinary Shares

1.	Name and address of listed company

Name:	Berli Jucker Public Company Limited (the “Company”)

Address:	Berli Jucker House, No. 99 Soi Rubia, Sukhumvit 42 Road,

Phra Khanong Subdistrict, Khlong Toei District, Bangkok

Telephone: (662) 367-1111, (662) 381-4520-39

Facsimile: (662) 367-1000, (662) 381-4545

Website:	www.bjc.co.th

2.	Date and number of the Board of Directors’ meeting that approved the allocation of newly-issued ordinary shares

(1)	Board of Directors’ Meeting No. 6/2016 convened on 25 May 2016 resolved to propose that the shareholders’ meeting approve the allocation of the newly-issued ordinary shares to the existing shareholders proportionate to their respective shareholdings on the Second Rights Offering in the case that there are shares remaining from the allocation to the specific investors (Private Placement) and/or to the existing shareholders proportionate to their respective shareholdings from the First Rights Offering.

(2)	Board of Directors’ Meeting No. 9/2016 convened on 7 July 2016 resolved to not allocate 800,000,000 newly-issued shares to the specific investors (Private Placement) and to allocate such shares which should have been allocated under such Private Placement Scheme, to the existing shareholders under the Second Rights Offering in order to be in accordance with the resolution of Extraordinary General Meeting of Shareholders No. 2/2016 convened on 29 June 2016.

The Board of Directors, therefore, resolved to approve the allocation of 807,779,000 remaining shares (comprising 800,000,000 shares from the share allocation to Private Placement, and 7,779,000 shares from the share allocation to the existing shareholders for the First Rights Offering) to the existing shareholders of the Company for the Second Rights Offering. In this regard, the offering ratio is equivalent to 2 existing shares per 1 newly-issued ordinary share (any fraction of shares shall be rounded down), and the offering price is Baht 35 per share.

3.	Details of the allocation of the newly-issued ordinary shares

Type of shares	:	Ordinary shares

Registered capital and paid-up capital	:	After Extraordinary General Meeting of Shareholders No. 2/2016 resolved to approve the capital increase and the Company registered the capital increase with the Ministry of Commerce, the registered capital was Baht 4,053,955,000, divided into 4,053,955,000 ordinary shares, at the par value of Baht 1.00 per share. The paid-up capital was Baht 1,593,282,800, divided into

2

(Translation)

1,593,282,800 issued shares, at the par value of Baht 1.00 per share.

Capital to be increased for the allocation of the newly-issued ordinary shares to the existing shareholders proportionate to their respective shareholdings	:	Not exceeding Baht 807,779,000. If the Company is able to offer all of the newly-issued shares to the existing shareholders proportionate to their respective shareholdings (Rights Offering) on this occasion, the paid-up capital after the offering of shares to the existing shareholders proportionate to their respective shareholdings on the First and Second Rights Offering will increase to Baht 3,982,145,200, and number of the issued shares will increase to 3,982,145,200 shares, with the par value of Baht 1.0 per share.

Number of shares to be allocated	:	Not exceeding 807,779,000 shares.

(As the total number of issued shares is 1,593,282,800 shares, the number of newly-issued ordinary shares to be allocated to the existing shareholders, at the ratio of 2 existing shares per 1 newly-issued ordinary share is accountable for 796,641,400 shares, from the total number of not exceeding 807,779,000 newly-issued ordinary shares.

Offering price per share	:	Baht 35.00

Allocation ratio	:	2 existing ordinary shares for 1 newly-issued ordinary share. The shareholders are entitled to subscribe for shares in excess of their subscription entitlements.

Allocation methods	:

The Company shall allocate not exceeding 807,779,000 newly-issued ordinary shares under this Second Rights Offering, at the par value of Baht 1.00 per share, by offering the shares to the existing shareholders proportionate to their respective shareholdings (Rights Offering), at the offering price of Baht 35 per share. Any fraction of shares shall be rounded down.

If there are any remaining shares from the first allocation to the existing shareholders, the Company will allocate such remaining shares to the shareholders who wish to subscribe for the newly issued shares in excess of their entitlement, at the same offering price as that of the shares to be allocated. In this regard, the Company will allocate the remaining shares until there are no shares to be allocated or the shares cannot be allocated due to any fraction of shares or until such shares are no longer subscribed by any shareholders.

In this regard, the details of the allocation of the newly-issued ordinary shares if there are shares remaining from the first Rights Offering are as follows:

1)	If the number of shares remaining from the first Rights Offering is more than the total number of oversubscription shares, the Company shall allocate such remaining shares to

3

(Translation)

the shareholders who have expressed their intention for oversubscription and paid for the oversubscription shares.

2)	If the shares remaining from the first allocation are less than the total number of oversubscription shares,

(a)	each shareholder who oversubscribes shall be entitled to the allocation proportionate to his/her respective shareholdings (any fraction of shares shall be rounded down), provided that the number of shares to be allocated shall not exceed the number for which each shareholder has subscribed and paid for;

(b)	If there are shares remaining from the allocation under (a), the allocation shall be made to each shareholder who oversubscribes but has yet to be allocated his/her oversubscription amount, proportionate to his/her respective shareholdings (any fraction of shares shall be rounded down), provided that the number of shares to be allocated shall not exceed the number for which each shareholder has subscribed and paid for. The allocation under (b) shall be made until there are no shares remaining from the allocation or the allocation cannot be made due to any fraction of shares.

Example: The allocation of the oversubscribed newly-issued ordinary shares

150 newly-issued ordinary shares remaining from the subscription.

The 1st Round of Oversubscription Allocation

		Subscription Amount				Number of
Shareholder	Number of shares held	In accordance with the subscription right	Oversubscription	1st Round of Oversubscription allocation	1st Round of Actual allocation	shares oversubscribed for and not having been allocated
Shareholder A	100	100	20	(100/450x150)=33.33	20	0
Shareholder B	150	150	100	(150/450x150)=50.00	50	50
Shareholder C	200	200	150	(200/450x150)=66.67	66	84
Total	450	450			136	134
Number of shares remaining from the first oversubscription allocation					14

4

(Translation)

According to the first oversubscription allocation, Shareholder A shall be entitled to the allocation of 33.33 shares, whereby the fraction of 0.33 shares shall be rounded down. However, Shareholder A oversubscribes for 20 shares only, so the number of shares allocated to him is 20 shares. Shareholder B shall be entitled to the allocation of 50 shares and receive the actual allocation of 50 shares. Shareholder C shall be entitled to the allocation of 66.67 shares, whereby the fraction of 0.67 shares shall be rounded down, and receive the actual allocation of 66 shares. Consequently, the remaining unallocated shares which are equivalent to 14 shares shall be further allocated in the second oversubscription allocation, because after the first oversubscription allocation, Shareholder B and Shareholder C still have not received the amount for which they oversubscribed of another 50 shares and 84 shares, respectively.

The 2nd Round of Oversubscription Allocation

		Subscription Amount				Number of
Shareholder	Number of shares held	In accordance with the subscription right	Oversubscription	2nd Round of Oversubscription allocation	2nd Round of Actual allocation	shares oversubscribed for and not having been allocated
Shareholder B	150	150	100	(150/350x14)=6.00	6	44
Shareholder C	200	200	150	(200/350x14)=8.00	8	76
Total	350	350	250		14	120
Number of shares remaining from the second oversubscription allocation					0

According to the second oversubscription allocation, Shareholder B shall receive the actual allocation of 6 shares and Shareholder C shall receive the actual allocation of 8 shares. This is an example for the case where there are unallocated shares remaining from the allocation which the Company shall allocate in the oversubscription allocation as shown above until there are no shares remaining from the allocation or the allocation cannot be made due to any fraction of shares.

4.	Name and place for subscription of the newly-issued ordinary shares of the Subscription Agent

SCB Securities Co., Ltd. (the “Subscription Agent”)

No. 19, Tower 3, SCB Park Plaza, 20th Floor,

Ratchadapisek Road, Chatuchak Subdistrict, Chatuchak District, Bangkok

Telephone: 0-2949-1999

5.	The date to record the names of shareholders entitled to subscribe for newly-issued ordinary shares

5

(Translation)

13 July 2016 is scheduled as the date to record the names of the shareholders entitled to the subscription of the newly-issued ordinary shares proportionate to their respective shareholdings for the Second Rights Offering (Record Date); and 14 July 2016 is scheduled as the date to close the share register book to list the names of shareholders (Closing Date) in accordance with Section 225 of the Securities and Exchange Act B.E. 2535 (1992) (including any amendment thereto).

6.	Schedule for subscription, subscription methods and payment of subscription for the newly-issued ordinary shares

6.1	Subscription period

During 29 July 2016, and 1, 2, 3, and 4 August 2016 (totalling 5 business days), during 9.00 a.m. to 4.00 p.m., at the office of the Subscription Agent, as specified in Clause 4.

6.2	Venue of the subscription for the newly-issued ordinary shares

A shareholder who is entitled to the subscription and wishes to subscribe for the newly-issued ordinary shares shall submit the subscription documents and Evidence(s) of payment of subscription for the newly-issued ordinary shares (as specified in Clause 6.3) to the Subscription Agent, as specified in Clause 4 only.

With respect to the shareholders under scripless system, please contact the securities companies who are acting as their brokers. The securities companies shall collect the subscription documents and submit it to the Subscription Agent.

In this regard, the Company represented by the Subscription Agent does not accept the subscription documents by mail.

6.3	Subscription methods and payment of subscription for the newly-issued ordinary shares

A shareholder wishing to subscribe for the newly-issued ordinary shares shall fill out the complete, accurate and clear details of subscription in the subscription form, by specifying the number of shares to be subscribed by each shareholder, whether the subscription of shares in proportionate of or less than their respective shareholding according to the Certificate of the Subscription Entitlement and the number of shares to be oversubscribed (if any) in the subscription form (one subscription form for each subscriber) and affix his/her signature thereon and pay for the newly-issued ordinary shares in full accordance with the subscribed number of shares, both of the subscribed amount in proportionate of or less than their allocated amount and the oversubscription amount (if any), by enclosing the bill payment, or personal cheque, or cashier cheque, or bank draft and delivering all documents to the office of Subscription Agent, as specified in Clause 4.

In case that any shareholders intend to subscribe for the newly-issued ordinary shares exceeding their respective shareholdings, the shareholders are required to express their intention to subscribe for their full entitlement of the newly-issued ordinary shares pursuant to their respective shareholdings first then they are entitled to exercise for the oversubscription.

6

(Translation)

The subscribers or their grantees shall submit the subscription documents required as follows:

6.3.1	Share Subscription Form of the Company (Enclosure 2) which has been complete, accurate and clear and signed by the subscriber. Each subscriber, in any case, are allowed to submit one Share Subscription Form per one Certificate of the Subscription Entitlement only. In this regard, the shareholder can download the subscription form from the Company’s website (www.bjc.co.th);

6.3.2	Certificate of the Subscription Entitlement (if any) issued by Thailand Securities Depository Co., Ltd. (“TSD”), the share registrar of the Company (Enclosure 3);

6.3.3	Evidence of payment i.e. the original Bill Payment slip (Enclosure 4), in the case of money transfer, or personal cheque or cashier cheque, or bank draft, the subscribers shall specify their first name, last name and contact number on the back of such evidence of payment.

■	Payment by personal cheque or cashier cheque, or bank draft: The shareholders who intend to make the payment by personal cheque or cashier cheque, or bank draft, the Company reserves the right to receive the subscription documents and subscription payment from 9.00 a.m. to 4.00 p.m., on 29 July 2016, 1 and 2 August 2016. The personal cheque or cashier cheque, or bank draft must be dated within the subscription period but no later than 2 August 2016 and shall be collectible from the same clearing house within the following business day.

The payment by personal cheque or cashier cheque, or bank draft must be crossed and made payable to or “Subscription Account for BJC”. In this regard, one personal cheque or cashier cheque, or bank draft is allowed per one subscription form.

■	Payment by money transfer to a bank account: The shareholders who intend to make the payment by money transfer, shall subscribe for the newly-issued ordinary shares from 9.00 a.m. to 4.00 p.m., on 29 July 2016, and 1, 2, 3, and 4 August 2016. The shareholders are required to submit Bill Payment Form (Enclosure 4) or requested such form from The Siam Commercial Bank Public Company Limited’s teller counter. The shareholders are required to complete the form by specifying the customer reference number (Ref. 1) with their 10-digit shareholder registration number (as appeared in Certificate of the Subscription Entitlement, Enclosure 3) and reference number (Ref. 2) with 13-digit Thai national identification number. In this regard, the payment must be made through the teller counter of The Siam Commercial Bank Public Company Limited only.

The payment by money transfer to a bank account shall made payable to or “Subscription Account for

7

(Translation)

BJC”, The Siam Commercial Bank Public Company Limited, Current Account, Ratchayothin Branch, A/C Number 111-3-92514-5

The Subscription Agent reserves the right to not accept any subscription payment for the newly-issued ordinary shares in cash.

In this regard, the subscribers shall make the full payment of the subscription portion including the portion of right to their respective shareholdings or less than the right to their respective shareholdings or the oversubscription (if any) at once. The subscriber shall be responsible for any expenses and bank fees (if any) separately from the payment of subscription.

6.3.4	Identification documents

■	Thai individual

A certified copy of a valid identification card or a certified copy of a house registration booklet in which the 13-digit identification number is specified, or a certified copy of any other official document in which the 13-digit identification number is specified.

In the case of a name/surname change resulting in the name/surname not being in accordance with what is recorded in the share register book as at 14 July 2016 or the Certificate of the Subscription Entitlement, the subscriber is required to attach a certified copy of a document showing the change of name/surname issued by a government agency such as a marriage or divorce certificate, or a change of name/surname certificate, etc.

In this regard, the signature on all certified copies must be identical to the signature endorsed on all relevant documents for the subscription.

■	Foreign individual

A certified copy of a valid foreign identification card or passport, whereby the signature on all certified copies must be identical to the signature endorsed on all relevant documents for the subscription.

■	Juristic person registered in Thailand

A certified copy of an Affidavit issued by the Ministry of Commerce no later than 12 months before the subscription date, with the signature of the authorized person and the juristic person’s seal affixed (if any), with a certified copy of the identification card, foreign identification card, or passport (as the case may be) of the authorized person attached, whereby the signature on all certified copies must be identical to the signature endorsed on all relevant documents for the subscription.

In the case of government office, government entities, state-own enterprise, or other entities relating to government, it is required to attach the command/resolution letter or appointment letter or power of attorney to enter into the transaction.

8

(Translation)

In the case of cooperative, association, temple, mosque, shrine, and equivalent entities, it is required to attach letter of intent to enter into the transaction or the committee’s resolution, Certificate of Incorporation from relevant authorities, letter of appointment or power of attorney and the evidence of withholding tax exemption (if any).

■	Juristic person registered overseas

A certified copy of a Certificate of Incorporation, Memorandum of Association, or Affidavit issued no later than 12 months before the subscription date, whereby such Affidavit shall be illustrated name of juristic person, authorized person(s), address of head office, and conditions of the authorized person(s) to sign/bind such juristic person, with the signature of the authorized person and the juristic person’s seal affixed (if any), with a certified copy of the foreign identification card, or passport (as the case may be) of the authorized person attached, whereby the signature on all certified copies must be identical to the signature endorsed on all relevant documents for the subscription.

The copies of the said documents shall be notarized by the Notary Public and certified by the official of the Thai Embassy or Thai Consulate in the country in which the documents are prepared or certified. All of the said documents must be issued within the period of 12 months prior to the subscription date.

6.3.5	For shareholders who oversubscribe and intend to receive the refund from any unallocated portion or uncompleted portion in accordance with the oversubscription amount via Automatic Transfer System or ATS, they are required to attach the certified copy of the first page of their passbook for savings account or certified copy of statement of current account specifying the name of account owner, whereby the account name must be the same as the subscriber and such account must not be a joint account (only with Bangkok Bank Public Company Limited, Kasikorn Bank Public Company Limited, Krung Thai Bank Public Company Limited, TMB Bank Public Company Limited, The Siam Commercial Bank Public Company Limited, United Overseas Bank (Thai) Public Company Limited, Bank of Ayudhya Public Company Limited and Thanachart Bank Public Company Limited).

6.3.6	A power of attorney (Enclosure 5) for the subscription of the newly-issued ordinary shares of the Company, affixed with Baht 30 stamp duty (in the case of appointment of attorney) together with certified copies of identification cards of the subscriber and his/her attorney.

6.4	Other conditions for subscription

6.4.1	A shareholder who subscribed for the newly-issued ordinary shares and made payment for the subscription shall not be entitled to cancel the subscription nor request for a refund. The Company reserves the right to deny the subscription right if the Company does not receive the subscription documents and/or subscription payment within the specified period.

9

(Translation)

6.4.2	If the subscription payment is made by cheque or cashier cheque, or bank draft, the payment shall be deemed complete once the Company and/or the Subscription Agent are able to collect the subscription payment.

6.4.3	If a subscriber fails to pay the subscription payment; or fails to comply with the payment method in accordance with the conditions and procedures specified in order for the Company to be able to complete the collection of the subscription payment within the subscription period; or the Company and/or the Subscription Agent are not able to collect all or any part of the subscription payment (due to the fault not attributable to the Company and/or the Subscription Agent) within the subscription period; or subscribes for the shares by any other means not specified under this Notice of Allocation; or fails to submit the complete subscription documents, the Company and/or the Subscription Agent shall deem that the shareholder waives the subscription. In this regard, the Company and/or the Subscription Agent reserve the rights to not allocate the newly-issued ordinary shares to such shareholder.

6.4.4	If the subscriber fills in incomplete, unclear, or inconsistent details in the documents, the Company and/or the Subscription Agent reserve the right to use the information in the subscription documents for the purpose of the allocation of the newly-issued ordinary shares as it deems appropriate. The Company and/or the Subscription Agent shall deem that the shareholder waives the subscription. In this regard, the Company and/or the Subscription Agent reserve the right to not allocate the newly-issued ordinary shares to such shareholder.

6.4.5	If the first Right Offering or the oversubscription allocation results in the shareholding of any foreign shareholder being in excess of 49 percent of the total issued shares, the Company reserves the right to not allocate the newly-issued ordinary shares to such foreign shareholder as such allocation violates or may violate the limitation on foreign shareholding proportion as required in the Company’s Articles of Association. Nevertheless, the Company reserves the right to allocate the newly-issued ordinary shares remaining from such allocation.

6.4.6	The subscribers shall be responsible for expenses and bank fees (if any).

6.4.7	The Company represented by the Subscription Agent does not accept subscription documents by mail and the subscribers shall be strictly prohibited to place the subscription documents and evidences of subscription payment with the banks, since the banks have only duty to deposit the money into the subscription account.

6.4.8	If a shareholder receives the Certificate of the Subscription Entitlement for more than one shareholder registration number, the shareholder must prepare the subscription documents for each shareholder registration number for which he/she receives, that is, one set of subscription documents for one shareholder registration number. If the subscriber subscribes for the shares with one shareholder registration number by combining all subscription rights to which he/she is entitled under all of his/her shareholder registration numbers into one transaction or fills out such information in the same set of subscription documents, the subscriber may not be allocated the newly-issued

10

(Translation)

shares in accordance with all subscription rights to which he/she is entitled under all of his/her combined shareholder registration numbers. In this regard, the Company reserves the right to allocate the newly-issued shares to the subscriber as it deems appropriate or not allocate the newly-issued shares to such subscriber.

6.4.9	If the number of shares specified in the Share Subscription Form are more than the money received by the company, the Company and/or the Subscription Agent reserve the right to allocate the newly-issued ordinary shares to such shareholder pursuant to the money received.

6.4.10	If the number of shares specified in the Share Subscription Form are less than the money received by the company, the Company and/or the Subscription Agent reserve the right to allocate the newly-issued ordinary shares to such shareholder as it deems appropriate.

6.4.11	The Company reserves the right to change the details of the subscription methods and payment and other conditions for subscription as it deems appropriate in the case of issues, difficulties, or restriction in relation to the operation, in the interest of the subscription of the newly-issued ordinary shares.

6.5	Refund of subscription payment if the subscribers have not been allocated the shares in accordance with the subscribed amount

If a shareholder who subscribes for the newly-issued ordinary shares has not been allocated the shares or a shareholder who oversubscribes has not been allocated the shares in accordance with the oversubscription amount, the Company represented by the Subscription Agent will refund the subscription payment to the shareholder who subscribes for the newly-issued ordinary shares which have not been allocated or the shareholder who oversubscribes and has not been allocated the shares in accordance with the oversubscription amount without interest and/or damages by using any of the methods that the shareholder specifies in the Share Subscription Form as follows:

6.5.1	The refund shall be transferred via the automatic transfer system (ATS) into the subscribers’ bank account (only with Bangkok Bank Public Company Limited, Kasikorn Bank Public Company Limited, Krung Thai Bank Public Company Limited, TMB Bank Public Company Limited, The Siam Commercial Bank Public Company Limited, United Overseas Bank (Thai) Public Company Limited, Bank of Ayudhya Public Company Limited and Thanachart Bank Public Company Limited), as specified in the Share Subscription Form, within 7 business days from the last date of subscription period, whereby the account name must be the same as the subscriber and such account must not be a joint account; or

6.5.2	The refund shall be made in the form of a crossed cheque made payable to the name of the subscriber, as specified in the Share Subscription Form, and deliver the cheque via registered mail to the address of the shareholder recorded in the Company’s shareholder database in accordance with the share register book as at 14 July 2016, within 10 business days from the last date of subscription period; or

11

(Translation)

6.5.3	Other methods as the Company and/or the Subscription Agent deem appropriate, whereby the subscriber shall be responsible for the fee for money transfer or the fee charged by the different Clearing House (if any).

Nevertheless, if the Company and/or the Subscription Agent fail to refund the subscription payment for the shares which have not been allocated or have been allocated in an amount which is less than the oversubscribed amount by means of a bank transfer as specified in the Subscription Form, as set out in Clause 6.5.1 due to the name of the bank account not being the same as the subscriber or due to any other reason which is beyond the control of the Subscription Agent, the Company and/or the Subscription Agent shall refund the subscription payment for the shares which have not been allocated or have been allocated in an amount which is less than the oversubscribed amount in the form of a crossed cheque made payable to the name of the subscriber, and deliver the cheque via registered mail to the address of the shareholder recorded in the Company’s shareholder database in accordance with the share register book as at 14 July 2016, as set out in Clause 6.5.2.

In this regard, if the subscription payment for the shares which have not been allocated is made or the allocated newly issued shares are less than the oversubscribed amount is transferred to the bank account of the subscriber as specified in the Subscription Form or by a cheque delivered via registered mail to the address recorded in the Company’s shareholder database in accordance with the share register book as at 14 July 2016, it shall be deemed that the subscriber duly received the subscription payment for the shares which have not been allocated or have been allocated in an amount which is less than the oversubscribed amount, and the subscriber shall no longer have any right to claim for any interest and/or damages from the Company or the Subscription Agent.

6.6	Delivery of securities

6.6.1	If the subscriber wishes to deposit the shares in a securities trading account that the subscriber has opened with a securities company, the Company will deposit the allocated shares in the “Thailand Securities Depository Company Limited for Depositors” account maintained by the TSD. The securities company will record the number of shares deposited by the subscriber and issue an evidence of deposit to the subscriber within the period of 7 business days from the last date of the subscription period. In such a case, the subscriber can immediately sell the allotted shares in the Stock Exchange of Thailand (“SET”) after the first trading day of the newly-issued shares of the Company.

In the case that the subscribers choose to proceed with Clause 6.6.1, the name of the subscriber in the Share Subscription Form must be the same with the name of the assigned trading account for the share deposit in the securities company only. In case that the name of subscriber does not be same with the trading account or the securities companies or the number of member of the depositary is not consistent, the Company reserves the right to deliver such securities in the form of share certificate (scrip). In this regard, TSD will issue the share certificate for the shares amounting of the allotted shares under the name of the subscriber and deliver to the subscriber according to the name and address as per the Company’s Shareholder Database in accordance with the share register book as at 14 July 2016 via registered

12

(Translation)

mail, within 15 business days from the last date of the subscription period. In this regard, the Company shall not be responsible for the shareholders if they cannot sell their allotted shares by the first trading day of such allotted shares.

6.6.2	If the subscriber wishes to deposit the newly-issued ordinary shares in Issuer’s Account No. 600, the Company will deposit the allocated shares with the TSD. The TSD will deposit the shares in account of Berli Jucker Public Company Limited No. 600 and will record the number of shares in such account under the name of the subscriber and issue an evidence of deposit to the subscriber within the period of 7 business days from the last date of the subscription period. In this case, the subscriber shall fill the additional subscription document i.e. “Additional Documents for Depositary into an Issuer Account only” for the subscriber who is individual and juristic person and “Entity Status Certification and Information Disclosure Consent Form under FATCA for juristic person only” (Enclosure 6) to be submitted to TSD. When the subscribers would like to sell the allotted shares, they must withdraw those shares from the account No. 600 by requesting the securities companies, with potential fees applicable as indicated by the TSD and/or such securities company. The subscriber can immediately sell the allotted shares in the SET after the first trading day of the newly-issued shares of the Company.

6.6.3	If the subscriber wishes to receive the share certificate under his/her name, the TSD, as the Company’s registrar, will deliver the share certificate representing the allocated number of shares to the subscriber via registered mail to the addressee under the name and address recorded in the Company’s shareholder database in accordance with the share register book as at 14 July 2016, within the period of 15 business days from the last date of the subscription period. In this case, the subscriber cannot sell the allotted shares in SET until receiving the share certificate, which may receive after the first trading day of such allotted shares.

In the case that the subscriber does not indicate any case of delivery of shares as specified in the Share Subscription Form, the Company reserves the right to deliver those shares by issuing the share certificate under the name of the subscriber and TSD will deliver the share certificate representing the allotted shares to the subscriber according to the name and address as per the Company’s Shareholder Database in accordance with the share register book as at 14 July 2016 via registered mail.

7.	Objectives of the capital increase and plans for utilizing proceeds derived from the capital increase

This capital increase will be used for the restructure of the capital and repayment of the loan from financial institution received by the Group of Company, totaling Baht 204,330 million (excluding interest and expenses incurred from the entering into of the transaction) for the acquisition of the group of business of Big C Supercenter Public Company Limited (“BIGC Group”) at the amount of 97.94 percent of its total issued shares.

8.	Benefits which the Company will receive from the allocation of the newly-issued ordinary shares

13

(Translation)

For making repayment of the short term loan from the financial institution used for investment in BigC Group without delay and reduce the interests burden and to help adjust the capital and debt structure of the Company to be suitable.

9.	Benefits which the shareholders are to receive from the capital increase/allocation of the newly-issued ordinary shares

9.1	Dividend policy

The Company pays dividends at the rate of not less than 50% of net profit after tax and other legal reserves (if any). The Company also takes into consideration cash flows and/or any new investment or expansion of both existing businesses and potential new businesses. However, the purpose of this fund raising by issuing and offering of the newly issued shares is for repayment of the bridge loan granted from the financial institution for the acquisition of the business of BIGC Group, which is only the partial repayment. The Company is still obligated to pay the interest of the remaining bridge loan or the refinancing of debt by mean of the issuance of debenture and/or lending from the financial institution and/or the issuance of the bill of exchange within the amount of Baht 130,000 million. These factors may impact to the consideration of the dividend payment to be paid to the shareholders of the Company.

9.2	The subscriber shall be entitled to receive the dividend payment derived from the business operation of the Company from the date on which the subscriber is registered as a shareholder of the Company, by having his/her name recorded in the shareholders register of the Company and the Company making an announcement on the dividend payment. In this regard, the dividend payment shall be carried out in compliance with the relevant laws and regulations.

10.	Other details necessary for the shareholders in support of their consideration on approval of the capital increase/allocation of the newly-issued ordinary shares

– None –

14

(Translation)

Part 2

General Information of the Company

15

(Translation)

Part 2: General Information of the Company

1.	General Information

Name:	Berli Jucker Public Company Limited (the “Company”)

Symbol:	BJC

Address:	Berli Jucker House, No. 99 Soi Rubia, Sukhumvit 42 Road, Phrakanong Subdistrict, Khlong Toei District, Bangkok, 10100

Types of Business:	The Company’s core businesses involve manufacturing, distribution, and service provision as detailed below:

1.	Modern retail and wholesale of goods including consumer goods, medical products and medicine via actual and online stores (e-Commerce), as well as the leasing of areas for its business operation;

2.	Manufacture, marketing and distribution of (1) products in the packaging business such as glass containers, aluminum cans, and rigid plastic containers; (2) consumer products such as snacks, beverages, dairy products, personal goods (soap, shampoo, and cosmetics), household goods (tissue paper and cleaning products);

3.	Import and distribution of (1) healthcare products including medical and pharmaceutical products and medical equipment; (2) technical supplies such as industrial chemicals and photo technology products; (3) books and magazines, stationery and office supplies;

4.	Design, procurement, and distribution of equipment and tools, automatic control systems and industrial equipment, warehousing tools, goods transport, and galvanized steel structures for high voltage transmission towers;

5.	Customs formalities, warehousing, transport, and logistics services; and

6.	Information technology services and other businesses.

Registration No.:	0107536000226

16

(Translation)

Registered and Paid-up Capital:	After Extraordinary General Meeting of Shareholders No. 2/2016 convened on 29 June 2016 has resolved to approve the capital increase and the Company has registered the capital increase with the Ministry of Commerce, the registered capital of the Company shall be equivalent to Baht 4,053,955,000, divided into 4,053,955,000 ordinary shares, at the par value of Baht 1.00 per share, with paid-up capital of Baht 1,593,282,800, divided into 1,593,282,800 issued shares, at the par value of Baht 1.00 per share.

Voting Rights:	1 share is equivalent to 1 vote.

Telephone:	0 2367 1111 (D.I.D. system) and 0 2367 4520-39

Facsimile:	0 2367 1000 and 0 2381 4545

Website:	http://www.bjc.co.th

17

(Translation)

2.	Description of Business Operation by Business Group

The Company has undergone a major significant change in the year 2016 with the acquisition of 58.5549 percent of the total issued shares of Big C Supercenter Public Company Limited (“Big C”) from Casino Group, its major shareholder, and the tender offer for the total amount of shares of Big C in May 2016 resulting in the Company’s becoming the major shareholder of Big C, holding 97.94 percent of the total amount of issued shares. The acquisition marks a giant step in the Company’s history: it not only builds up the Company’s growth, but also enhances its business potential, gearing up for long-term growth. Big C is an operator of the modern trade business for consumer goods with a network of the fully-fledged distribution channels and centers that can penetrate a nationwide customer base. In addition, Big C has enjoyed profitable operational results and dividend payments have been made to its shareholders on a regular basis. Furthermore, the acquisition of Big C is expected to bring about synergies to the existing business. The synergies achieved through the acquisition will take the form of the increase in the distribution channels for the Company’s products through the Big C stores; hence, the Company will have more opportunities available to increase its production volume for consumer goods under private labels. Another form of synergy achieved through the acquisition is the chance to combine transportation activities and share the distribution centers, which will enhance the effectiveness of the distribution activities and reduces operation costs in the long-term (for more details of the business operation of Big C, please refer to Clause 2.4).

In furtherance of the acquisition of Big C, the short-term loans from financial institutions have been substantially increased. Therefore, the Company is obligated to satisfy the loans of approximately Baht 204,330 million due to the capital restructuring. In view of the above, the Company plans to apply the proceeds from the offering of the newly-issued shares to the shareholders in accordance with their respective shareholding proportion (right offering) on this occasion, as well as the funds from the offering of the newly-issued shares in a private placement) for the repayment of the loans. The proceeds from the right offering and the funds from issuing debentures and/or securing loans from financial institutions and/or issuing bills of exchange for repayment of the loans (refinancing) in the maximum credit line of not exceeding Baht 130,000 million, and the Company will acquire sufficient funds for the repayment of the loans from financial institutions used in the acquisition of Big C.

The Company operates its business with the commitment to excellence in the development of product manufacturing process and the improvement of service provisions to ensure that the quality of products and services is maintained, from the upstream to the downstream stages, as well as to be the leading distributor of daily consumer products in order to satisfy the everyday needs of the consumers. The Company has expanded its business continuously with the current business operation classified into five major business groups.

2.1	Packaging Supply Chain

(1)	Description of Products or Services

(1.1)	Glass Packaging Business

The production of a broad range of glass packaging including both reusable and lightweight types of narrow-mouth and wide-mouth bottles is operated by Thai Glass Industries Public Company Limited (“TGI”) and Thai Malaya Glass Co., Ltd. (“TMG”). The Glass Product Division was responsible for the marketing and distribution of all glass products in the first quarter of 2014. TMG later took over the marketing and distribution all glass products produced by TGI and

18

(Translation)

TMG. The Group also offers imported glass products including lug cap or twist-off types of narrow-mouth and wide-mouth bottles.

In addition, the Company teamed up with Owens-Illinois Inc., the world’s largest glass container manufacturer from USA., to form a joint venture, namely BJC O-I Glass Pte. Ltd. (“BJC O-I”) to make investments in Malaya Glass Products Sdn Bhd (“MGP”) and Malaya Vietnam Glass Limited (“MVG”), a manufacturer and distributor of the glass bottle containers in various forms, including those for beer, spirits, beverages, and food products, which are marketed to large industry groups domestically and internationally.

(1.2)	Aluminum Can Business

The Company conducts its aluminum packaging products for holding beverages including cans and lids with printing customization options for customers through Thai Beverage Can Co., Ltd. (“TBC”).

TBC also teamed up with Ball Corporation Co., Ltd., a leading manufacturer of packaging products from USA, to jointly establish an aluminium can factory in Vietnam under TBC-Ball Beverage Can Vietnam Limited (“TBC-BALL VN”) in order to produce and distribute aluminium beverage cans, as well as to import and distribute aluminium beverage can lids.

(1.3)	Plastic Packaging Business

Berli Dynoplast Co., Ltd. (“BDP”) produces, distributes, and develops packaging products using cutting-edge engineering technology while simultaneously lowering costs and increasing the quality of the products and plastic bottles, boxes, and lids. It also prints and applies stickers or plastic labels on products in the following groups:

1.	Cosmetics and consumer products, e.g. bottles for talc, shampoo, lotion, cleaning products

2.	Food and dairy products, e.g. milk bottles, ice cream boxes, snacks, fried potato chips

3.	Lubricating oils, e.g. bottles and lids for engine oil

4.	Medicine and medical equipment

5.	Plastic parts

(2)	Marketing and Competition

(2.1)	Glass Packaging Business Marketing Strategy

Marketing Strategy

The marketing strategy of the Company for glass packaging is to expand the market both domestically and internationally by distinguishing itself from its competitors by means of producing high-quality products and launching new products to demonstrate its ability to offer a wide variety of products; developing

19

(Translation)

and fine-tuning the characteristics of the products; expanding the quality of the service provision; coming up with new technologies that will allow for production processes that use fewer resources and are more environmentally-friendly; as well as developing a standardized system for its work operations with a view to best meet the market demand.

The Company has a policy to establish strategic alliances with other companies in order to meet the demand of the companies holding the Company’s shares and that of other customers in terms of both quantity and quality. It is prepared for the increase in production capacity for the purpose of accommodating the growth of its customer base and has also expanded the same by means of acquiring new customers both domestically and internationally.

Competition in Industry

Considering that the glass packaging industry is a business that requires a large amount of investment funds and advanced technology, and the fact that a continuous and sufficient influx of purchase orders is required for 24-hr production during the entire year, it is difficult for emerging manufacturers to establish a position in the industry. There are currently four major glass packaging manufacturers in Thailand, each with its own primary customer base.

The Company is able to maintain its competitive advantage over its international competitors due to the fact that the import of glass bottles from overseas incurs high transportation costs and is subject to high import tax rates because of the large size and heavy weight of the glass bottles and disposable packaging materials used for transport. As such, there is little competition from companies overseas.

The production of glass bottles entails high advantages over other types of packaging such as aluminum cans, plastic bottles, and paper boxes. This is because there is no reaction between the glass bottles and their contents, thus making them very safe to use as containers. Glass bottles can also be re-used many times, which then reduces the cost of the ready-made products. Moreover, glass bottles that are no longer used or culled can be used for continually producing new glass bottles with the very same quality as the original bottles. In addition, glass containers also make the products more attractive overall.

The slowdown of the global economy continued throughout 2015. A number of countries were still in the process of economic recovery, thus the purchasing capacity of consumers was still relatively low. This had a negative impact on the Thai economy, which was heavily dependent on its exports, and this, coupled with other domestic factors, resulted in Thailand’s slow economic growth rate. In addition, new manufacturers are becoming more aggressive with their marketing initiatives by employing competitive pricing strategies, thus resulting in a highly competitive environment in the beverage bottle market in terms of pricing. However, due to the Company’s efficient management, it was able to expand its customer base in the food and carbonated beverage group and increase its production efficiency, and consequently performed even better than the expected targets.

20

(Translation)

(2.2)	Aluminum Can Business

Marketing Strategy

In 2015, TBC’s sales volume increased from the sales volume in 2014 by approximately 16 percent, with a domestic and international sales proportion of approximately 72 and 28 percent, respectively. TBC’s primary customers in Thailand are, for example, Beer Thai (1991) Public Company Limited, C.T. Pharmaceutical Co., Ltd., Thai Asia Pacific Brewery Co., Ltd., Carabao Tawandang Co., Ltd., Serm Suk Public Company Limited, and Boon Rawd Brewery Co., Ltd. etc. TBC’s primary customers overseas are, for example, F&N Beverages Manufacturing Sdn. Bhd. Malaysia, Cambrew Limited (Cambodia), Lao Brewery Co., Ltd., and Coca-Cola Pinya Beverages Myanmar Ltd. etc.

In 2015, TBC-BALL VN’s sales volume increased from the sales volume in 2014 by approximately 20.7 percent. Vietnam’s population is approximately 90 million, with over 60 per cent of its population between the ages of 15 and 54. There is, therefore, a high demand for aluminum cans. Products are also exported to customers based overseas, with a domestic and international sales portion of approximately 81 percent and 19 percent, respectively. The primary domestic customers are VBL (Heineken), HVB (Carlsberg), Pepsi Vietnam, and Coca-Cola Vietnam. The primary international customers are Coca-Cola Cambodia and Coca-Cola Pinya Beverages Myanmar Ltd.

Competition in Industry

The production process of aluminum cans requires advanced technology in order to maintain low production costs through mass production. As such, there are only a few competitors in the industry. In 2015, there were a total of four aluminum can manufacturers in Thailand, and TBC is one of the largest manufacturers.

(2.3)	Plastic Packaging Business

Marketing Strategy

The Company engages in business with customers that are leading manufacturers with the highest standards at the global level. The Company’s major customers in this industry are Johnson & Johnson (Thailand) Ltd., Unilever Thai Trading Ltd., Beiersdorf (Thailand) Co., Ltd., Mead Johnson Nutrition (Thailand) Ltd., FrieslandCampina (Thailand) Public Company Limited, and Pepsi-Cola (Thai) Trading Co., Ltd.

Competition in Industry

BDP is a packaging manufacturer which produces high-quality products for the consumer market. There are approximately five major manufacturers in this industry. The major manufacturers increase their production volumes in order to accommodate market needs at all times. Investments in the manpower, production process and technology requires a high amount of funding, thus making it difficult for new manufacturers to compete in the market.

21

(Translation)

(3)	Sourcing of Products or Services

(3.1)	Glass Packaging Business

Production Capacity and Volume

TGI has two glass packaging factories as follows:

Factory No.1: Rajburana Factory, located at No. 15 Rajburana Road, Rajburana Subdistrict, Rajburana District, Bangkok 10140, which had a production capacity of 700 tons per day. However, all of the furnaces at the factory were closed down in 2013-2014, thus decreasing the overall production capacity in 2015 in comparison with the preceding year. Currently, this factory has not been operated the glass packaging business.

Factory No. 2: Bangplee Factory, located at No. 78 Moo 3, Soi Watsriwareenoi, Bangna-Trad Km. 18, Nong Prue Subdistrict, Bangplee District, Samut Prakan Province 10540, which has a production capacity of 1,745 tons per day/

The details of the production capacity and volume are as follows:

Capacity and Volume	2015	2014	2013
Maximum capacity (unit : ton)	636,925	737,325	862,665
Actual volume (unit : ton)	554,603	635,819	751,424
Capacity usage (%)	87.1	86.2	97.1
Increase in volume (%)	-12.77	-15.38	-7.6

TMG has two glass packaging factories as follows:

Factory No.1: TMG1, located at No. 28 Moo 1, SIL Industrial Land, Bualoy Subdistrict, Nong Khae District, Sara Buri Province. This factory contains two furnaces. The first furnace has a production capacity of 290 tons per day while the second furnace has a production capacity of 300 tons per day (commercial operations at the second furnace began in mid-April 2013).

Factory No.2: TMG1, located at No. 49 Moo 1, SIL Industrial Land, Bualoy Subdistrict, NongKhae district, Sara Buri Province. In October 2014, TMG launched its third furnace which has a production capacity of 400 tons per day. As a result, the combined production capacity of TMG is 990 tons per day. TMG is planning to increase its production capacity in 2016 by launching its fourth furnace.

22

(Translation)

The details on the production capacity and volume are as follows:

Capacity and Volume	2015	2014	2013
Maximum capacity (unit : ton)	361,350	248,950	187,150
Actual volume (unit : ton)	317,988	230,268	180,469
Capacity usage (%)	93.5	92.5	96.4
Increase in volume (%)	38.1	27.6	70.1

MGP, located at No. 72A, Jalan Tampoi, 81200 Johor Bharu, Johor, Malaysia, has a production capacity of 510 tons per day (In 2015, the production capacity was 461 tons per day). In 2014, MGP installed equipment for facilitating the melting of water glasses using electrical energy. As a consequence, MGP’s production capacity in the past year was higher than the production capacity in the preceding year. In 2015, MGP installed the narrow neck press & blow technology for producing light weight bottles in the sixth production line in order to reduce the use of resources and to focus on responding to the demand of the customers in the alcoholic beverage group. The details of the production capacity and volume are as follows:

Capacity and Volume	2015	2014	2013
Maximum capacity (unit : ton)	186,150	182,500	162,425
Actual volume (unit : ton)	168,190	171,422	164,965
Capacity usage (%)	90.4	93.9	101.6
Increase in volume (%)	-1.9	3.9	3.2

MVG has one glass packaging factory comprising land, office buildings, factory buildings, warehouses, machinery, and various equipment. Each factory had the necessary equipment and machinery installed for the production process, i.e. mixers, furnaces, forming machines, and annealing lehrs. The factory is located in an industrial estate in My Xuan A, Tan Thanh District, Ba Ria Vung Tau Province, Vietnam, and has a production capacity of 280 tons per day. The details of the production capacity and volume are as follows:

23

(Translation)

Capacity and Volume	2015	2014	2013
Maximum capacity (unit : ton)	102,200	102,200	102,200
Actual volume (unit : ton)	92,428	79,214	72,061
Capacity usage (%)	90.4	78	71
Increase in volume (%)	16.7	9.93	3.67

(3.2)	Aluminum Can Packaging Business

Production Capacity and Volume

TBC has an office and production plant in Hemaraj Saraburi Industrial Land, Nong Khae District, Sara Buri Province, located on a parcel of land of 56-2-75 rai. The details of the production lines are as follows:

1.	Three production lines of regular cans of 330 ml and 250 ml, and sleek cans of 330 ml and 250 ml

2.	Four production lines of stay-on-tab and large opening end lids

3.	One cutting and one coating line for aluminum lid production

The details of the production capacity and volume are as follows:

Capacity and Volume	2015		2014		2013
Production line	Cans	Lids	Cans	Lids	Cans	Lids
Maximum capacity (Unit : million cans)	2,200	3,450	2,200	2,700	2,200	2,700
Actual volume (Unit: million cans)	2,061	2,802	1,872	2,563	1,741	2,343

Capacity and Volume	2015		2014		2013
Capacity usage (%)	94	81	85	95	79	87
Increase in volume (%)	10	9	8	9	-3	33

24

(Translation)

TBC BALL – VN has one aluminum can production line of regular cans of 330 ml and 250 ml. The details of the production capacity and volume are as follows:

Capacity and Volume	2015	2014	2013
Production line
Maximum capacity (Unit : million cans)	850	850	850
Actual volume (Unit: million cans)	843	743	731
Capacity usage (%)	99	87	86
Increase in volume (%)	13	1.7	145

(3.3)	Plastic Packaging Business

Production Capacity and Volume

BDP is located at Berli Jucker House, 12A floor, 99 Soi Rubia, Sukhumvit 42 Road, Phra Kanong Subdistrict, Khlong Toey District, Bangkok 10110. Its factory buildings, warehouses, machinery and other equipment are located at No. 166 Moo 3, Nikhom Sang Ton Eng Subdistrict, Muang Lop Buri District, Lop Buri Province 15000.

There is one production plant which is operational 24-hrs a day, divided into three shifts of eight hours each. The details of the production capacity and volume for the past three years are as follows:

Capacity and Volume	2015	2014	2013
Maximum capacity (unit : ton)	33,412	33,412	32,514
Actual volume (unit : ton)	14,210	16,412	16,332
Capacity usage (%)	42.52	49.12	50.23
Increase in volume (%)	-13.42	0.48	1.44

25

(Translation)

2.2	Consumer Supply Chain

(1)	Description of Products or Services

(1.1)	Food Products Business

-	Manufacture of snack food products and chocolate drinks under the brands: (1) “Party” mixed buttered and caramel fried sweet potato chips and buttered and caramel corn chips; (2) “Tasto” fried potato chips; (3) chocolate-coated snacks, (4) “Dozo” seasoned crispy rice crackers and fried seaweed; and (5) “Karamucho” Japanese fried potato chips by Berli Jucker Foods Co., Ltd. (“BJF”).

-	Manufacture, manufacture for hire, and distribution of snacks under the brands: “Wise”, “Tasto”, “Calbee”, and “Tesco”, by BJC Foods (Malaysia) Sdn. Bhd. (“BJFM”).

-	Manufacture and distribution of yoghurt drink and yoghurt under the brands: “Activia” which was rebranded as “Party Dairy” from February 2016, by Thai Dairy Co., Ltd. (“TDC”).

-	Marketing and distribution of food products manufactured within the country and abroad by the Company’s group, and the provision of a full-scale marketing and advertising plan via various channels of media such as television, magazines, radio, printed material, and promotional activities in order to create consumer awareness and acceptance, as well as the distribution to other manufacturers, by the Food Products Unit of the Company. The products are:

Company’s Brands	Contracted Brands

– “Tasto Fit” fried potato chips

– “Campus” fried potato chips

– “Party”  mixed buttered fried sweet potato chips

– “Campus” chocolate-coated snacks

– “Dozo” seasoned crispy rice crackers

– “Cocoa Dutch” cocoa flavoured drinks

– “Campus Malt” U.H.T. drinks

– “Party Dairy” yoghurt product and yoghurt drink

– “Kato” ready-to-drink juices – “Zummer” ready-to-drink juices – “Dole” packaged fruits – “Karamucho” fried potato chips

26

(Translation)

(1.2)	Consumer Products Business

-	Manufacture of tissue paper under the Company’s brands: “Cellox”, “Zilk”, “Belle”, “Maxmo”, and “BJC Hygienist”, as well as other retail stores’ brands, by Berli Jucker Cellox Co., Ltd. (“CPC”).

-	Manufacture and manufacture for hire of personal care products and household goods comprising soap, shampoo, cosmetics, candy, and chocolate, by Rubia Industry Co., Ltd., as follows:

Product Details	Soap	Cosmetics	Snacks
Brands under BJC Group	- “Parrot Botanical” - “Parrot Gold” - “Parrot Natural Guard” for healthy skin - “Parrot Herbal” - “Dermapon” - “Rosette”	- “Parrot Botanical” shower cream - “Parrot Gold” shower cream - “Parrot Natural Guard” shower cream - “Dermapon” baby shower cream - Rosette” shower cream - “Miruku” shower cream	- “Thailand Deluxe” chocolate
Manufacture for hire	- “Baby Mild” - “Avon” - “Dr. Somchai” - “Acne Aid” - “Dermist”	- “Dettol” - “Avon” - “Nivea” - “Natriv” - “Tabu” shower cream - “Sparkle” toothpaste - “Dentrium” toothpaste	- “Sugus” - “Coryfin C” - “Sweet Perfect” chocolate - “Big B” chocolate

27

(Translation)

-	Marketing and distribution, as well as market planning, advertising, and arranging promotional activities at the sales location in order to create consumer awareness and acceptance of the products manufactured in the country and abroad by the Company’s group, and distribution of products to other business partners, by the Personal Care Products and Household Goods Unit. The products are categorized into three groups as follows:

1.	Personal care products: “Parrot” soap, “Himalaya” personal household, “Dermapon” baby products, and “Belle” mosquito repellent.

2.	Household goods: “Cellox”, “Zilk”, “Belle”, “Maxmo”, and “BJC Hygienist” tissue papers and cleaning products.

3.	Contracted products both personal products and household goods: “Victory” toothbrushes, “Drypers” diapers, “Duck”, “Mr. Muscle”, “Spa Clean” and “Penguin” cleaning products, “Sawaday” and “Glade” air fresheners, “Baygon” insecticide, “Off” mosquito repellent, and “Hero” plastic bags.

(1.3)	Warehouse and Delivery Business

Provision of logistics business, warehouse, and delivery business in order to distribute the products throughout the country, as well as customs clearance service for which the Company has been granted a license as an Authorized Economic Operator (AEO) with License No. 45 for the operation of import and export activities, and to render services for customers within and outside the Company’s Group, by Berli Jucker Logistics Co., Ltd. (“BJL”).

(1.4)	Production and Distribution Business in Vietnam

-	Import, export, sale and distribution of consumer products and other products in Vietnam under Investment License No. 411043001315 dated 17 May 2010 from the Vietnamese government, by Thai Corp International (Vietnam) Co., Ltd. (“TCI-VN”).

-	Manufacture and distribution of tofu products under the Ichiban brand under Investment Certificate No. 412023000408 by Ichiban Co., Ltd. (“Ichiban”). The tofu products in this business are divided into the following categories: 1) Tafu and Fujisan white tofu; 2) Tafu and Fujisan egg tofu; 3) Tau Hu Non and Tau Hu OME soft tofu; and 4) Tau Hu Momen Chien firm tofu.

-	Sale and distribution of consumer products in Vietnam by Thai An Group (“TAG”) as follows: 1) household products including electrical appliances such as rice cookers, electric stoves, cement products, household cleaning products, and personal care products; and 2) consumer products including dairy products, food and snacks.

28

(Translation)

(1.5)	Stationery and Lifestyle Products

-	Import and distribution of stationery and office supplies for use in government agencies, offices, educational institutions, and for students, and other individuals, with products that are manufactured within the country as follows: 3M stationery and office supplies under the brands “Scotch®” and “Post-it®”, and “Double A” paper and notebooks, and with the imported products as follows: “Stabilo” stationery, and “UHU” Germany’s glue which can be used as both a stationery item and a household repair tool, as well as stationery and office supplies imported from China, namely: “UNIMASS” stationery, and “FULLMARK” correction tape, by the Stationery and Office Supplies Unit.

-	Sales representation and marketing by acting as a middle-man in the distribution of electronics products, namely mobile phones, tablets, laptops, electric appliance for use in households and offices under the other companies’ trademarks for example: electronics products under the brands “Samsung”, “Apple”, “Electrolux”, “LG”, “Sony”, “Dell”, “Toshiba”, “Panasonic”, “Sencor”, “Philips”, and “Alcatel” mobile phones, etc. with a direct warranty provided directly from the manufacturers or other distributors. In addition, there are three supporting business units namely: (1) service centers, (2) photography service business, and (3) Pocket WiFi for rent.

(2)	Marketing and Competition

(2.1)	Food Products Business

Marketing Strategy

BJF focused on differentiating “Testo Fit” fried potato chips in order for the product to become the target customer group’s favourite by designing new forms and flavour to encourage consumption and by performing marketing activities to emphasize the product’s brand and increase the frequency of purchase. With respect to “Party” and “Campus”, BJF still focuses on emphasizing the products’ brands and increase the frequency of purchase by introducing new products and promotional sales and marketing activities. For “Campus Choco Drink”, BJF has continuously been arranging marketing and promotional activities to increase customer’s awareness and favour towards the product. These operations are managed by the Food Products Unit of the Company.

TDC focused on differentiating “Activia” yoghurt drink and yoghurt in order for the product to become the target customer group’s favourite, as well as designing new form and flavours of the product in order to increase its attractiveness and purchase volume, such as, “Pop ‘n Go” drinking yoghurt, etc. The manufacturing, marketing, and sales activities of the products for other channels which are modern retail stores (modern trade), are operated by TDC and the Company.

29

(Translation)

The Food Products Unit of the Company conducts marketing and distribution of food products via four major channels namely: (1) modern trade stores, e.g. hyper markets, super markets, and Cash & Carry Convenience Stores; (2) convenience stores located in gas stations; (3) traditional trade stores; and (4) exportation to neighbouring countries, such as, Cambodia, Myanmar, and Laos, by appointing a representative in each country.

Competition in the Industry

At present, there are numbers of entrepreneurs in the snacks market and other substitute products market, resulting in high competition. Therefore, most of the manufacturers have no choice but to use advertising and promotional activities in order to build up their brand awareness towards the consumers. In this regard, according to the market share survey of the year 2015 prepared by Nielsen, the first three major entrepreneurs had a market share of 50 percent of the total market value, with BJF the second in the snack market. BJF’s competitors in the snack market are Frito-Lay Thailand Co., Ltd., Useful Food Co., Ltd., Premier Marketing Public Company Limited, and Friendship Co., Ltd., etc.

There is high competition in the yoghurt drink and yoghurt market. There are also a number of entrepreneurs who continuously launch new products and sales promotions resulting in easy market shift as the consumers tend to try new products and change from one brand to another. In addition, each brand uses continuous advertising and sales promotions as their strategy to attract consumers.

Most of the food products which have been distributed by the Marketing Unit are in the snacks and drinks categories, having the market value of more than Baht 60,000 million per annum, along with a continuous growth rate. Furthermore, it is the nature of the said products to be rapidly and frequently sold, and as the target customers of the products are children, teenagers, and young people, the competition in the market is at full scale and intense. The forms of competition can be seen in various types of advertising media and public relations via media such as television, magazine, radio, and social media, as well as direct sales promotions to the consumers at the sales location, whether hyper market, supermarket, modern trade, or traditional trade.

(2.2)	Consumer Products Business

Marketing Strategy

In 2015, “Maxmo” and “Cellox” tissue paper showed the highest growth rate. The growth of “Maxmo” is a result of its new product, a multi-purpose paper with a customized size, continuous sales promotions, and a new advertising commercial which focuses on the usage of the multi-purpose paper with high absorption. The growth of “Cellox” is a result of an increase in the distribution of products which show a good result in market trends, new advertising commercials and sales campaigns which highlight the brand position as the cleaner and safer tissue paper. In addition, “Cellox” has expanded its market into the wet tissue paper market by launching anti-bacterial wet tissue paper. Even though the premium toilet paper market has drastically declined, “Zilk” is still able to maintain its market position, due to the sales of premium three-layer toilet

30

(Translation)

paper in place of the existing products, using the new sales campaign and online media to penetrate to the target customers and using sales activities at the sales location to maintain its market position. In 2015, there was an impact on the tissue paper market due to the decline of the economy and more intensive competition within the customer base, especially for institutional customers which have a long-term purchase order. However, the Company was able to maintain its customer base by focusing on providing excellent service. In the mean time, during 2015, the Company continuously increased its exportation of tissue paper to Asean countries. As a result, the overall foreign business of the Company showed a growth of 4 percent or equivalent to 9 percent of the sales volume of the tissue paper unit, in particular, the growth in Myanmar was at 23 percent.

In the marketing and distribution channel, Consumer Products and Household Unit of the Company conducts the marketing and distribution for the products under consumer goods category via six major channels which are: (1) modern trade stores, e.g. hyper markets, super markets, and Cash & Carry; (2) convenience stores located in gas stations; (3) traditional trade stores; (4) institutional channels, that is customers who purchase the products for their own use or for the provision of their services without reselling the products to others such as, hotels, factories, restaurants, and offices, etc., having the Company’s distributor acting as sales representatives of the Company; (5) overseas stores, in which the Company currently exports its products to Vietnam, Laos, Myanmar, Singapore, and Malaysia; and (6) the online market channel.

Competition in the Industry

In 2015, the competition in the tissue paper market was intense with a low market growth rate of 1.9% only. This results in all manufacturers focusing on launching sales promotions to raise the sales volume. In addition, the competitors have increased their production capacities and some of them have increased distribution channels into modern trade stores, resulting in higher competition in price. However, even though the overall growth of the tissue paper market was low but the premium toilet paper, facial tissue paper, and multi-purpose paper markets, which are the markets that the Company has been focusing, tend to show a high growth rate.

Despite the slow growth of the demand for soap products at present, competition in the market is intense. The Company, by its Marketing Unit, expanded the market into the overseas market, especially in neighbouring countries, particularly Laos, Cambodia, Myanmar, Malaysia, and Singapore. According to the market research, the market share of the Company in the year 2015 showed that, “Parrot” soap still ranked number one in the bar soap market counted from the sale volume and ranked number three in the overall soap market in Thailand. Furthermore, the Company expanded its product base into the herbal soap market by releasing the new product “Parrot Herbal”. For manufacturing for hire, RIL was still one of the largest manufacturers of bar soaps and candy in the country. Customers have been relying on RIL to manufacture their products for distribution within the country and abroad, for example, in the Asean countries, and in Taiwan, Hong Kong, etc.

31

(Translation)

With respect to marketing and distribution, the competition in the personal care products and household appliance business is considered high, as the purchasing power of the target group of customer has been decreasing. Therefore, it was necessary for all competitors to intensify their sales activities throughout the year. As a result, the overall sales growth of the year 2015 increased by 3 percent compared to the previous year. The competition in the soap products, cosmetics, and skin care products market of 2014, a year with cold weather during the beginning, was high. The leading brands in the market have released new products with a variety of features, and have conducted marketing activities at the sales location, which include discount, exchange, give away, and free products.

For cosmetics and skin care products, the Company has been focusing on online marketing and cosmetics stores. For offline marketing, the Company focuses intensively on public relations and sales promotion. Even though the competition in the baby products market had increased, there was an expansion of the product line in order to extend customer the base of each brand, such as, “D-nee” which has expanded from household products such as liquid detergent, fabric softener, and dishwashing liquid to personal care products, etc.

(2.3)	Warehouse and Delivery Business

Marketing Strategy

In 2015, the Company focused on working closely with internal clients in the group as well as with external clients to continuously improve customer satisfaction. The Company has also expanded its service to customer outside the group, such as in the packaging business sector. The knowledgeable and experienced business development team is in charge of offering services to customers in a variety of markets and industries, by using a strategy that focuses on providing quality service that meets the different demands and needs of each individual customer. With the modern technology operation and a reasonable price, currently the Company is able to serve around 70 percent of the customers in the group, whereby the majority are from the consumer group, pharmaceuticals and medical devices group, technical and industrial group, IT and computer accessories group. For the future expansion plan, the Company plans to provide storage and transport for cold-chain (frozen) products, express and home delivery services, free-zone warehouses, and cross-border transport services to meet and accommodate the expansion of the increasing trend in the market throughout ASEAN when engaging in the ASEAN Economic Community (AEC) as well as to increase the market share of the Company.

Competition in Industry

Thailand’s economic growth in the year 2015 was not as good as expected due to the work economy. Entrepreneurs in all business fields focused on controlling and reducing production costs and logistics costs. Consequently, logistics providers, both Thai and foreign companies, seek methods to adjust their sales and operation strategy to support the new direction of the business. The new direction emphasizes on the provision of fully integrated logistics services with contemporary technology and experience in various industries, and is expected to

32

(Translation)

give the company a competitive edge by providing an efficient and cost-effective business manner.

Nevertheless, the upcoming AEC will continuously increase the demand for the use of logistics and distribution services across the countries, especially cross-border logistics. This situation gives a greater opportunity to the Company to provide services to customers in the wider range. The competition will be more intense from both Thai and multinational logistics providers.

(2.4)	Production and Distribution Business in Vietnam

Marketing Strategy

TCI – VN has implemented the “Marketing Over Sales” policy ever since its establishment, and, as a result, it was able to achieve high sales volume growth and, at the same time, continuously launch new products into the market. The introduction of goods produced a successful outcome and the products are in demand in the Vietnamese consumer market. TCI – VN sells and distributes goods through dealers, wholesalers, and retailers via modern trade outlets, traditional trade outlets, and stores for the target consumer groups. Moreover, TCI – VN also places emphasis on creating brand recognition among consumers by organizing corporate social responsibility initiatives such as by donating the products sold by the Company to flood victims, orphanages, disabled children, and retirement homes.

Ichiban’s core strategy for increasing its competitiveness prioritizes the establishment of a brand image that is unique when compared with other products in Vietnam. It does so by means of positioning the Fujisan brand tofu as a Japanese brand and using packaging designs that are attractive, modern, and the quality of which comply with applicable standards; and by creating many varieties of the products in the tofu group, i.e. white tofu, egg tofu, block tofu, tube tofu, deep-fried tofu, and tofu drink, in order to meet consumer demands. Ichiban’s products are distributed through various channels as follows: 1) modern trade outlets via TCI – VN’s sales team; and 2) fresh markets in traditional trade outlets and direct sales with restaurants via Ichiban’s sales team.

TAG is one of the five major sellers and distributors of consumer products in Vietnam. It owes its leading position to the efficiency of the sales team and its capacity for goods distribution via its subsidiaries and branch offices in each province. TAG’s primary duty is to sell and distribute the products via the various channels throughout the country, i.e. wholesale stores, retail stores, modern trade outlets, institutional stores, as well as distribution agents in various provinces in Vietnam. The marketing strategies for each product are dependent on the specific initiatives and support provided by each product owner.

Competition in Industry

Considering that TCI – VN is the sole agent for distributing the aforementioned branded products, there are no competitors whose potential as a service provider for the sale and distribution of Thai products in Vietnam is comparable to that of TCI – VN.

33

(Translation)

During the first ten years following the initial operation of the tofu business, there was no competitor with the capability to produce tofu products that complied with the applicable standards in Vietnam. Tofu in a tube form had not yet been introduced into the Vietnamese market as the majority of the tofu at that time was homemade and sold at fresh market food stalls with no commercial packaging or branding whatsoever. Even though there are currently two additional manufacturers of tube tofu and other tofu products thus resulting in a more competitive environment, given Ichiban’s position as the pioneer for producing standardized, high-quality tube tofu at reasonable prices, coupled with its continuous efforts to build the brand, Ichiban continues to hold its position as the leading brand and the top mid brand for Vietnamese consumers of tofu products. The market share of Ichiban for all of its products overall is 70 percent.

In the past year, the Vietnamese economy grew by six percent overall, which was primarily due to the export of products overseas. On the other hand, the growth of consumerism in Vietnam was relatively low because of the cautious spending behaviour of consumers. As a result, the environment for the products in the consumer supply chain was highly competitive, with reduced sales pricing and other sales promotions among the competitors in order to gain market share. The Company focused on promoting the growth of the products in the core group, i.e. personal care products, household appliances, foods, electrical appliances, as well as new products, i.e. gas stoves imported from Japan, and snacks and wine beverages imported from Thailand. Non-profitable products such as hair care products and insecticides were discontinued. Improvements were made to the efficiency relating to the Selling and Administrative Expenses by consolidating all the warehouses of various business units in Hanoi into one single distribution center for providing goods distribution services in order to utilize the human resources and logistics system in an efficient manner. The total sales reached Baht 3,267 million. In 2016, the focus will remain on the addition of new products with high growth potential in order to improve the sales and distribution efficiency; renovation and expansion of the distribution centers in Hanoi, Danang, and Ho Chi Minh City so as to achieve a higher distribution coverage; and the acquisition of a higher logistics revenue from warehouse and transport management to external customers. Moreover, more human resources development initiatives will be organized in order to enhance competitiveness in line with its vision to become the leading distribution and logistics provider in Vietnam.

(2.5)	Stationary and Lifestyle Products

Marketing Strategy

Stationery products and office supplies are distributed via stationery stores, modern trade stores, and leading department stores in Bangkok and the provinces, with salespersons available to provide services nationwide. The competition strategies adopted are based on product quality, a variety of products that satisfy consumers’ need, price competition, and after-sales service. Stationery products and office supplies are in an advantageous position because the Company has been officially granted the distribution right from the product owners; has been engaged in this business for a long time, and has earned a solid reputation and has been entrusted by the consumers in terms of product and service quality.

34

(Translation)

The electronics products are distributed via shops and general department stores via major brand distributors and other distributors, with salespersons available to provide services nationwide. In 2015, the Company focused on organizing events and caravan road-shows of special priced electronics products in office buildings throughout the year. Many brands cooperated in organizing events by supplying good quality products at special prices, payment by installment through various banks’ credit cards, after-sales services, comprising delivery and installation, training centers, and quick-service centers. The Company’s solid reputation delivers trust for the customers to use its products and services. The electronics product division engaged BJC Commerce Co., Ltd. for sourcing electronics and IT products, gadgets and new innovative products to meet the market demand.

Competition in Industry

Stationery products and office supplies face large, medium-size and small competitors from the top-level market to the bottom-level market. The fierce competition condition is a result of the variety and choice of substitutable products available in the market. The competitors adopt various competition strategies, including prices, quality, and service to satisfy user demands for different purposes. It is expected that this industry will attract greater competition in the future due to adjustments of product and types of services by business operators, as well as the increased competition from imported stationery. Business operators are expected to adjust themselves for the opening of a larger market resulting from the ASEAN Economic Community in 2015.

The competition in the electronics products business can be described as intense, especially in terms of price, because products are offered by several brands, international and house-branded, with varieties of usages and small, medium-sized, and large target groups. Moreover, new products are consistently being introduced into the market. In addition, MBK Center, one of the major mobile phone markets, was greatly affected by the political situation in early 2015: the shopping center was temporary closed and business operators were, therefore, forced to sell goods at a loss or launch aggressive sales promotions, resulting in the market price fluctuation.

Nevertheless, the Company is able to maintain its competitive advantage by adjusting its strategy towards the business-to-business sector, that is, business groups, affiliates, partners, and corporate customers such as companies, educational institutions, and other relevant organizations, whether it be for corporate use or personal use. With its financial stability, the Company is able to acquire goods faster than its competitors and distribute goods by managing the turnover rate and optimizing the inventory turnover rate.

(3)	Sourcing of Products or Services

(3.1)	Food Products Business

Production Capacity and Volume

BJF’s factory is located at No. 225/10, Moo 1, Theparak Industrial Estate, Bang Sao Thong Subdistrict, Bang Sao Thong District, Samut Prakan Province 10540, with an area of approximately 15.2 rai and an office building, factory, and

35

(Translation)

warehouse of approximately 23,510 sq.m. The details of the production capacity and volume are as follows:

Capacity and Volume	2015	2014	2013
Maximum capacity (unit : ton)	20,131	20,131	20,131
Actual volume (unit : ton)	10,397	8,952	10,584
Capacity usage (%)	51.6	44.46	52.6
Increase in volume (%)	16.1	-13.99	-5.9

In this regard, in order to expand the customer base and business, BJF engages: (1) Want Want Co., Ltd., as a long-term business partner for the manufacturing of “Daizo” crispy rice crackers. With regard to manufacturing for hire, BJF manufactures products for: (1) Leslie Corporation for fried potato chips under the brand “Farmer John” to pack and distribute in the Philippines; (2) Frente Co., Ltd. for fried potato chips under the brand “Karamucho” to distribute in Thailand; (3) Nissin Food (Thailand) Ltd. “NISSIN CUP NOODLES” to distribute in Hong Kong; and (4) S&P Syndicate Public Company Limited for fried potato chips under the brand “S&P Classic Cut POTATO CHIPS” to distribute in Thailand.

BJFM’s place of business comprising an office building, factory, and warehouse, is located on an area of approximately 3,235 sq.m. The details of production capacity and volume for the past three years are as follows:

Capacity and Volume	2015	2014	2013
Maximum capacity (unit : ton)	4,535	2,823	2,823
Actual volume (unit : ton)	1,700 (Est)	1,695	1,695
Capacity usage (%)	37.5	60.8	60.8
Increase in volume (%)	0.0	0.0	17.4

BJFM manufactures: (1) fried potato chips under the brand “Calbee” for Calbee Moh Seng Pte. Ltd., having its office located at No.10, Pandan Crescent, #02-05 UE Techpark, Singapore, 128466; and (2) fried potato chips under the brand “Tesco” for Big Care Co., Ltd. for distribution in Thailand with the plan to expand the business into the Southeast Asia region.

TDC’s factory is located at No. 42/3, Moo 4, Rojana Industrial Estates, Ban Chang Subdistrict, Uthai District, Phra Nakhon Si Ayutthaya Province 13210, with an area of approximately 6.48 rai and an office building, factory, and

36

(Translation)

warehouse of approximately 5,000 sq.m. The details of production capacity and volume are as follows:

Capacity and Volume	2015	2014	2013
Maximum capacity (unit : ton)	28,000	28,000	28,000
Actual volume (unit : ton)	11,205	12,127	14,455
Capacity usage (%)	40	43	52
Increase in volume (%)	-8	-16.1	158.1

(3.2)	Consumer Products Business

Production Capacity and Volume

CPC owns two factories and warehouses. The first is located at No. 330, Moo 9, Soi Ruam Jai, Bangna-Trad Road Km. 19, Bang Chalong, Bang Phli District, Samut Prakan Province 10540, and the second is located at No. 598 Moo 10, Ta Toom Subdistrict, Prachin Buri Province 25140. The details of production capacity and volume are as follows:

Capacity and Volume	2015	2014	2013
Maximum capacity (unit : ton)	45,000	45,000	45,000
Actual volume (unit : ton)	40,152	42,684	44,219
Capacity usage (%)	89.27	94.85	98.26
Increase in volume (%)	-6.31	-3.59	-0.54

RIL owns three factories which are a soap factory, cosmetics factory, and candy factory, located at No. 70, Moo 13, Pu Chao Saming Phrai Road, Yapraek Subdistrict, Phra Pradaeng District, Samut Prakan Province 10130. The details of production capacity and volume are as follows:

Capacity and Volume	2015	2014	2013
Soap
Maximum capacity (unit : ton)	22,410	22,410	22,410
Actual volume (unit : ton)	12,050	12,009	13,530
Capacity usage (%)	53.8	53.6	60.4

37

(Translation)

Capacity and Volume	2015	2014	2013
Increase in volume (%)	0.3	-11.2	2.3
Cosmetic
Maximum capacity (unit : ton)	9,000	8,877	7,600
Actual volume (unit : ton)	7,335	7,050	5,760
Capacity usage (%)	81.5	79.4	75.8
Increase in volume (%)	4.0	22.4	-3.9
Candy
Maximum capacity (unit : ton)	8,804	8,804	8,804
Actual volume (unit : ton)	5,539	5,321	5,126
Capacity usage (%)	62.9	60.4	58.2
Increase in volume (%)	4.1	3.8	-15.7
Glycerin (by-products)
Maximum capacity (unit : ton)	850	850	850
Actual volume (unit : ton)	305	449	482
Capacity usage (%)	35.9	52.8	57.4
Increase in volume (%)	-32.1	-6.8	-7.5

(3.3)	Warehouse and Delivery Business

BJL’s principal office is located at No. 99, Soi Rubia, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok 10110. The Company owns nine warehouses, namely:

1.	No. 91, Moo 15, Bang Phli Yai Subdistrict, Bang Phli District, Samut Prakan Province

2.	No. 48, Soi Samanchan-Barbos, Sukumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok

3.	No. 60/12, Moo 4, Kingkaew Road, Racha Thewa Subdistrict, Bang Phli District, Samut Prakan Province

38

(Translation)

4.	No. 1/11, Pattana Chonnabot 3 Road, Khlong Ton Nun Subdistrict, Lat Krabang District, Bangkok

5.	No. 111/3,111/7,111/8, Moo 11, Bang Chalong Subdistrict, Bang Phli District, Samut Prakan Province

6	No. 111/10, Moo 11, Bang Chalong Subdistrict, Bang Phli District, Samut Prakan Province

7.	No. 111/12, Moo7, Bang Pla Subdistrict, Bang Phli District, Samut Prakan Province

8.	No. 88/55, 88/56 Moo 5 Bang Samak Subdistrict, Bang Pakong District, Chachoengsao Province

9.	No. 173,173/1-173/7, Moo 9, Bang Pla Subdistrict, Bang Phli District, Samut Prakan Province

(3.4)	Production and Distribution Business in Vietnam

TC – VN executed sole agency agreements with the owners of the following businesses in the consumer product industry in order to act as the sole agent and distributor of their products in Vietnam:

-	“Red Bull” energy drink

-	“Three Lady Cooks” canned sardines

-	“Cellox” toilet paper

-	“Ichiban” tofu (Fujisan,Tafu, Ichi-Sakura)

-	“Dozo” crispy rice crackers (Berli Jucker Pcl.)

-	“Want Want, Yappy” crispy rice crackers (Want Want Group)

-	Air fresheners and insecticides (ARS Chemical Thailand Co., Ltd.)

-	Hatari fans

TAG purchases goods from the owners of the above-mentioned brands subject to the terms of the executed commercial agreements. Under which the Company is entitled the right to sell and distribute the products in Vietnam. The primary brand owners or trading partners are P&G, Rohto, Dumex, Frislandcampina, 3M, Cuckoo, and Paloma.

Ichiban is located at Ichiban Building, No. 5-4, M14 Road, Tan Binh Industrial Estate, Binh Tan, Ho Chi Minh City, Vietnam. In 2015, Ichiban acquired new and high-tech machinery from overseas in order to increase its production capacity and offer a greater variety of products in the same line to its consumers. The details of the production capacity and volume are as follows:

39

(Translation)

Capacity and Volume	2015	2014	2013
Production capacity (soya bean raw material: day) (Unit : Kilogram)	2,500	2,000	1,500
Actual volume (Tofu:Pieces:Day) (Unit : Pieces)	50,000	40,000	30,000
Rate of Sales Growth (Baht Million)	111.11	91.7	85

(3.5)	Stationery and Lifestyle Products

The stationery products and office supplies distributed are domestically manufactured or imported from overseas, such as from Germany and from China.

The electronics products distributed are directly ordered from local brand owners.

2.3	Healthcare Supply Chain

2.3.1	Pharmaceutical Division

(1)	Description of Products or Services

Import, marketing, and distribution of medical supplies and medical equipment by the Pharmaceutical Division and the Medical Division, of the following products:

-	Pharmaceutical Division: (1) Pharmaceuticals Business: marketing and distribution of medical products, e.g. pharmaceutical products from Biosidus S.A.: Hemax, Neutromax, and Bioferon; Daito Corporation: Mecobalamin - Daito, Bio products Laboratory: Zenalb; Astellas: Cefspan; SciGen: Gensulin and Scitropin A; Pierre Fabre: Permixion; Teijin: Bon-One; Hugel: Botulax; Bharat Serum: Thromboflux and Amphotret; Muangmoon: Femorum and Eurodrug; (2) Over-The-Counter Medical Supplies Business: marketing and distribution of medical products, e.g. pharmaceutical products from Taiko Pharmaceutical, Japan; 3M healthcare products, the United States; Ansell condoms, Australia; healthcare products from Cocokara, Japan, food supplements, and skin care products, operated by Pharmaceutical Division.

-	Medical Division: Products from three core units: (1) Medical Innovation Technologies (MIT); (2) Surgery; and (3) Life Care Solutions (LCS) operated by Medical Division.

40

(Translation)

(2)	Marketing and Competition

Marketing Strategy

The majority of medical supplies are distributed in the country to customer groups comprising government hospitals, private hospitals, medical schools, and medical clinics nationwide. Medicines for certain diseases or illnesses require specialist physicians and specific equipment. For certain medicines, while there are no direct competitors, their prices are usually costly. As a result, the costs will not be covered in the government budget, leaving the patients paying for the medicines. In face of the above, the Pharmaceutical Division has started to explore new opportunities for the distribution of medical supplies in Myanmar.

In addition, the medicines not in the National List of Essential Medicines, such as vitamins, minerals, and herbal products, are affected by the restrictions on the government’s reimbursement policy. However, the market for general drugs in the National List of Essential Medicines is growing and more government agencies are procuring medicines by means of price bidding and electronic competitive bidding was introduced in 2015.

For the Over-the Counter Business, the majority of over-the-counter products are distributed in the country. A number of customers are scattered in groups of dealers of medical supplies such as conventional drugstores, franchise drugstores such as Boots and Watsons, conveniences stores, discount stores, as well as hotels and service establishment nationwide.

For medical equipment, the Medical Division has placed great emphasis on being a leading distributor of innovative and internally-accepted medical products of high quality that are imported from America and Europe (France, England, Italy, Germany, Belgium, Switzerland), as well as Asia (Japan, Korea, and Taiwan).

Unlike for consumer products, the marketing of medical devices operates as a niche market and advertising and sales promotion is regulated by law. Emphasis is placed on education, training, and workshops to introduce the true experience to customers and to ensure that they learn how to use devices accurately and precisely. While training and workshops benefit physicians and medical personnel in terms of practice, patients benefit from accurate diagnosis from specialist physicians. In addition to marketing campaigns, the Medical Division is committed to contribute to society in launching corporate social responsibility (CSR) initiatives such as donating medical devices to medical schools and institutions for the interest of the public. Medical devices are donated to mobile clinics where physicians and medical personnel treat people in remote areas.

The target customers for medical products are medical personnel in government hospitals, private hospitals, medical facilities, and clinics. The majority of medical products are sold domestically. Additionally, the Medical Division plans to expand the market in the CLMV countries: Cambodia, Laos, Myanmar, and Vietnam.

41

(Translation)

Competition in Industry

The medical product industry can be described as considerably competitive because there are a number of manufacturers, domestic and overseas, offering the same products, coupled with a limited variety. As a result, competition is concentrated on pricing, sales promotion, and after-sales services.

The medical device market in 2015 witnessed a positive outcome with an increase of 1.21 percent from that of 2015, totaling Baht 71.5 billion. Government policy in 2015 gave rise to the demand for locally-manufactured medical devices with a view to replacing import dependency, and emphasis was placed on manufacturing derivative products to add value to existing products. This policy also aimed at developing Thailand to be a manufacturing center for medical parts and devices by 2020. As a result, the import of medical equipment and devices decreased by 11.11 percent from that of 2014.

While medical device distribution, in the public and private sectors, was significantly affected by the country’s political stability in 2015, the Company enjoyed a 10 percent growth rate in this business, despite the fact that some competitors experienced losses. At present, the solid track record of 40 years in the distribution of medical devices and the after-sales services provided by specialist teams places the Company on a more competitive footing ahead of the competitors. In addition, a key strategy in the medical device industry pursued by the Company is to offer integrated products and services to the greatest possible extent.

(3)	Sourcing of Products or Services

The majority of the products are imported from several countries while some products are contracted for local manufacture.

2.3.2	Technical Supply Chain

(1)	Description of Products or Services

-	Specialties division: the Specialties Division is the leading importer of ingredients as raw materials and additives to foods, beverages and cosmetics, as well as industrial chemicals. It acts as the agent for distributing high-quality products from leading manufacturers all over the world, all of which have long had a good business relationship with the Division. The majority of the products are distributed under the original brand of the seller, although in some cases, changes were made to the packaging or the mixing of ingredients in order to increase the value of the products in the supply chain.

-	Engineering product design and installation for industrial customers located domestically, multi-national corporations, and government agencies; and consultations and after sales service on imported instruments, products, and engineering systems, can be divided into two categories as follows: (1) Material handling; (2) logistics system integration, by the Engineering Department.

42

(Translation)

-	Marketing and distribution of high-quality printing supplies for customers in the printing industry, by the Printing Department.

-	Design, manufacture and galvanization of steel structures for high voltage transmission line towers, telecommunication towers, and general steel structures in local and global markets, by Thai-Scandic Steel Co., Ltd. (“TSS”)

-	BAS is the agent for distributing industrial ingredients. The main product is soda ash, which is a raw material that can be used in a variety of industries such as the manufacture of glass bottles, mine, ceramics, mirrors, and powdered detergent, etc. The Company will import the products from international manufacturers for distribution and/or provide goods storage and distribution services to the local customers.

(2)	Marketing and Competition

Marketing Strategy

In 2015, the performance of the Specialties Division was on a par with that of the previous year. The economic slowdown caused a drop in exports overall, particularly in terms of the food industry, the members of which are the primary clients of the Division and who issued fewer purchase orders. When coupled with the continuous fluctuation of currency exchange rates throughout the year, this resulted in higher costs and more aggressive competition. The various businesses are divided into the following categories: (1) bakery ingredients — a positive growth for the sales volume and customer base was observed for this product category throughout the previous year. In particular, “Cocoa Dutch” branded products showed an outstanding continuous sales growth, and were promoted though effective marketing activities, using media channels that directly reached the target audiences. Therefore, “Cocoa Dutch” products are well perceived and serve the various demands of the customers well; (2) food ingredients and flavours — overall, sales were maintained and there was continuous sales growth for technical products. On the other hand, the sales of the products in the food ingredients group were similar to those of the previous year. However, hydrocolloids products were able to compete in the market and secure sales in the main customers group, especially for dairy manufacturers, due to the product quality and competitive price. Nutraceutical ingredients continue to be well-received in the market and are currently being introduced to target group customers in order to establish a customer base in the future; (3) Industrial ingredients — the sales from industrial ingredients was lower than that in the preceding year as a result of HCFC products being phased out as regulated by the Department of Industrial Works. On the other hand, petrochemical additives sales grew significantly from the previous year, mainly due to the higher export sales to Asean countries. In addition, new business was expanded to cartridge filters and a new line of products in the phosphate derivatives segment from the United Kingdom in order to expand the customer base and increase the sales volume; (4) Cosmetic ingredients — the cosmetic ingredients showed a slight drop in sales when compared with the sales in the previous year. This was mainly due to the economic slowdown, as was the case with other industries. However, the key customers were secured. Natural and active ingredients still

43

(Translation)

received good feedback from customers, as a result, the sales from these two groups still have the potential for continuous growth when compared with those of other groups.

In 2015, the economy recovered slightly and remained stable due to export reduction, domestic demand reduction, and the rapid devaluation of the Thai Baht currency. In addition, another key factor that caused the reduction of industrial factory expansion was private production base migration to Cambodia, Laos, Myanmar, and Vietnam, being countries with potential economic growth and low labour costs. For this reason, the department delayed the road-show activities and seminars due to the fact that customers were delaying business expansion and investment. However, the department has penetrated the market of the customers located at the border in order to accommodate business expansion into the neighbouring countries. The department has a strategy for increasing the number of consumers by procuring comprehensive equipment and products in order to respond to the needs of the retail customers such as product display, shelf-shopping, baskets and shopping carts for department stores, as well as semi-automatic inventory management systems to help customers to reduce their labour cost and efficiently manage the warehouse. However, the department will continue to expand the customer base into neighbouring countries with growth potential and good demand.

In 2015, Thailand’s economic growth decelerated, resulting in a 15 to 20 percent printing demand reduction in the general printing business. This is due to the advertising budget reduction by the business sector to be consistent with the economic conditions and clear slow-down of the export sector. In 2016, the department will focus on the production of labels and packaging with the potential for growth, which resulted from the expansion of the consumer industry in order to accommodate Thailand’s accession into the AEC.

In 2015, the domestic market became the main target, particularly for transmission line towers and telecommunication tower sections, based on the fact that the Electric Generating Authority of Thailand (EGAT) launched several public tenders for supply and construction of high voltage transmission line projects as well as substation and power plant projects, resulting in an increase of demand for steel towers and structures. Similarly, the domestic demand of telecommunication towers constantly increased as a result of the expansion of mobile phone networks to accommodate the growth and launch of 4G services.

BAS is the agent for distributing soda ash products which were imported from Kenya. The majority of the customers are glass packaging manufacturers. There are currently a total of approximately ten domestic customers. BAS has a policy to expand its customer base into other industries in the future. However, the customer base expansion will depend on the quality of the products of the manufacturers from whom BAS imports. BAS stores and manages the products imported from Kenya and distributes those products to its local customers in line with the customized goods distribution plan as assigned by each customer.

44

(Translation)

Competition in Industry

The competition in the market for the Specialties Division overall is high in all business groups, and is likely to continue being so in the future. There are an increasing number of new importers, both small and large. Pricing competition is becoming more intense, particularly for the commodity products group. However, products that require technical information were still able to compete. Moreover, the reduction in production costs of the foods industry, i.e. the key customers, continued to have an impact on the sales volume and revenue in the past year. In addition, the exchange rate fluctuations and the effective devaluation of the Baht currency have raised the cost of the goods and made the competitive environment more intense. However, the Specialties Division was able to secure its key customer base as a result of the offering of a variety of products of high-quality, its focus on service provision and the creation of added value, the provision of advice on the technical and marketing aspects given by specialists, as well as the provision of *operational rooms for foods, beverages, bakeries, and cosmetics. The printing department is in charge of the marketing and distribution of high-quality printing technologies e.g. printing management software, consumable printing products such as printing plates, chemical supplies for printing, digital printers, inks, and other related supplies, to customers in the printing industry such as prepress companies, printing houses, and outdoor printing media. Due to the support of the sales teams and after-sale service teams, the reputation of the company, and its good relationships with its customers, the sales volume was maintained and the Company was able to compete against others in the market.

In 2015, the competition in the galvanized steel structures market was not very intense due to the increased demand for steel towers and structures and the fact that a number of operators were committed to large projects in neighbouring countries. However, it is expected that the competitive environment in 2016 will become more intense despite the high demand. This is mainly due to the fact that the manufacturers wish to accumulate purchase orders for 2017. Attractive prices will be a key factor which affects the competitive environment given that the production capacities of the manufacturers are all similar to one another. The product price was reduced during the end of last year due to the steady decline in steel prices. However, the price of the goods in 2016 should remain similar to the price of the goods in 2015.

BAS imports soda ash from manufacturers located in Kenya. When compared with its competitors which are manufacturers in developed countries such as the U.S., the European Union, or China, it is evident that the Kenyan manufacturers are categorized as small enterprises and are not in a position to compete with others in terms of quality. However, the low production cost in Kenya is an advantage which the Company can use as leverage in determining pricing strategies in competition with other importers.

(3)	Procurement of Products or Services

The majority of the specialties products are imported from over 50 companies in America, Europe, and Asia., all of which are manufacturers with credible and well-recognized brands in the market. The raw ingredients used as additives for food are imported under a license granted by the Food & Drug Administration,

45

(Translation)

and the Halal Certificate from the Central Islamic Committee of Thailand. The majority of the customers are located domestically, and cover other manufacturers, wholesalers, and minor traders in Thailand.

All engineering products are products under trademarks from Europe, The U.S., and Asia. The Engineering Department focuses primarily on business development by means of procuring and launching new products into the market in order to create a greater variety and new options for the customers. Emphasis is placed on importing new products from Europe, where the products and service quality are trusted by the customers.

All of the imported printing products are products with reputable trademarks from overseas, such as from Israel, United Kingdom, Korea, and China, under various brands, e.g. Hewlett Packard, Epson, Screen, and Jetrix.

TSS owns a factory located at No. 7 i-5 Maptaphut Industrial Estate, Maptaphut Subdistrict, Muang Rayong District, Rayong Province 21150. The factory was established in 1991 and has a production capacity of 20,000 tons per year, with the galvanization capacity of 25,000 tons per year. The production details in the past three years are as follows:

Capacity and Volume	2015	2014	2013
Maximum capacity (unit : ton)	20,000	20,000	20,000
Actual volume (unit : ton)	8,491	11,797	9,678
Capacity usage (%)	42.5	59.0	48.4
Increase in volume (%)	-28%	21.9	-28.0

BAS is located at Berli Jucker House, 99 Soi Rubia, Sukhumvit 42 Road, Phra Kanong Subdistrict, Khlong Toey District, Bangkok 10110. It was incorporated on 11 May 1995. Its current registered capital is Baht 40 million. BAS engages in acting as an agent for distributing products in the specialties division by means of importing products from overseas for distribution and/or providing import, storage and distribution services of products for its customers in Thailand.

2.4	Modern Trade Supply Chain

Description of Products or Services

(1)	Description of Products or Services

Big C Supercenter Public Company Limited (“Big C”) is a retailer, with comprehensive distribution channels of stores established nationwide and an online channel to satisfy the demands of all consumer groups with a variety of products at low prices, outstanding and friendly and memorable experiences both for long-term use and upon demand. The store format is a combination of a large sized store and a shopping center with retail stores

46

(Translation)

offering a variety and a unique experience for customers, satisfying all needs at one stop. In addition, its rental income also stabilizes its income. Big C store formats are:

Big C Supercenter, a hypermarket targeting mid-to-low income customer segments offering maximum value through a combination of low prices, a wide selection of goods and services, a clean and efficient shopping environment, and outstanding service. At the end of 2015, we have 107 Big C Supercenter stores located throughout Thailand.

Big C Extra, a hypermarket targeting mid-to-high income customer segments offering a wider range of premium fresh and dried food items, as well as a wide selection of imported products, including Casino private label products, technology gadgets, wine and many more “extra” products and services than Big C Supercenter - while keeping Big C’s signature low prices. At the end of 2015, we have 15 Big C Extra stores located in Bangkok and large cities.

Big C Jumbo, a hybrid hypermarket/wholesale store targeting wholesale and retail customers as well as large families. The first Big C Jumbo store was opened in 2011 and at the end of 2015 we had three stores located in Bangkok. We also have two Big C Jumbo Stations implanted in our Hypermarkets in Pattaya and Ayutthaya targeting HoReCa (Hotel, Restaurant, and Catering) customers in addition to the normal hypermarket assortment.

Big C Market, a supermarket format with strength on affordable and low prices, with the same promotions as the hypermarket store, targeting the mid to low income customer segment. The relatively smaller size of Big C Market enables us to penetrate the areas that are not in the main district of a province. These stores differ from more traditional supermarkets concentrating mainly on food, by offering a wide range of products from fresh food to electronics. At the end of 2015, we had 55 Big C Market format stores in Greater Bangkok and upcountry locations.

Mini Big C, a proximity/convenience store format targeting the mid to low income customer segment. Proximity type Mini Big C stores carry a larger assortment than typical convenience stores and offer selected promotional items as in our hypermarkets – making it an ideal place for top-up shopping. Our convenience type Mini Big C stores offer a more limited assortment geared towards convenience shopping and are mostly located at Bangchak petrol stations. At the end of 2015, we had a total of 391 Mini Big C stores, including 154 stores located at Bangchak petrol stations.

Pure is a drugstore format offering pharmaceutical, health, beauty and wellness products. While most of the current Pure drugstores are implanted into Big C hypermarkets and Big C Markets, we have also few standalone Pure stores. At the end of 2015 we had a total of 163 Pure drugstores.

Big C Shopping Online is our online store and brings our services to customers’ doorsteps through innovation and technology. We are the first Thai hypermarket to launch a fully-integrated online shopping platform that offers low-price and high demand items to customers with a digital lifestyle through our online shopping site, smart phone mobile application, and QR code scanning. Currently Big C Shopping Online is only available in Thailand but going forward our partnership with Thailand Post will also allow us to expand the reach of the Big C Shopping Online business into neighboring countries with plans in place to start with Cambodia next year.

47

(Translation)

Cdiscount.co.th is an exciting pure ecommerce platform we launched in partnership with Cdiscount International on 28 February 2014. The non-food offering of Cdiscount complements our existing online channel “Big C Shopping Online”, which mainly focuses on online grocery items. Since the beginning of 2015 Cdiscount.co.th has also allowed selected partners to offer their products through the Cdiscount marketplace.

Currently our online customers can pick up their Cdiscount and Big C Shopping Online orders in all Hypermarket stores, Cdiscount pick-up points are also available in every Big C Market and most Mini Big C stores nationwide, offering additional convenience to our customers who can combine their order pick-up with their daily / weekly shopping routine. More and more customers make use of the additional convenience of the “click-and-collect” option instead of having to wait at home for their deliveries to arrive.

Happy Fresh: In the later part of 2015 we started exploring opportunities with Happy Fresh to jointly work on developing and expanding home delivery of Big C’s fresh food products through the Happy Fresh website. We have not previously offered fresh food online and our partnership with Happy Fresh will bring our fresh food offer available for online shoppers. We launched the first trial stores early in 2016.

Additionally, our tenants mix can be classified into five categories, based on lease terms and types of business:

Commercial Retail Unit: Consisting of mainly well-known brand name apparel, restaurants, cafes, and banks, commercial retail unit tenants help enhance the image, attractiveness and product varieties of Big C shopping centers.

Junior Anchor: Consisting of large-scale tenants such as home improvement stores, cinemas, fitness centers, IT mall, and even the Government Passport Office. Junior anchor tenants help satisfy customers’ need beyond Big C’s product and service offerings. This type of tenant plays an important role in drawing additional traffic to our stores and making our shopping centers a one-stop shopping destination for our customers.

Food court: All Big C shopping malls feature food courts where customers can find a variety of quality food and beverages at low prices.

Big Bazaar: Big Bazaar tenants are small stores that sell a wide range of items including fashion items and accessories, local products, toys etc.

Casual Leasing: A variety of small kiosks with ever-changing and in-demand products located both inside and outside store buildings help to add fun and excitement to our customers’ shopping experience.

The size of shopping malls varies depending on the store format and the location. During 2015, we opened 20 new shopping malls with a total space of approximately 13,600 sqm. At the end of the year we had 174 shopping malls with a total space of approximately 778,000 sqm.

48

(Translation)

(2)	Market and Competition

Thailand Retail Market

2015 was another difficult year for Thai retailers. The economic growth declined as a result of a decrease in exports and consumer confidence. Consumers are significantly getting cautious in their spending, causing high competition in Thailand’s retail market. Regional consumers have also face a reduction in income as a result of drought during the last few years. In the long term, however, Thailand remains one of the leaders in the ASEAN retail market due to the innovative design of stores particularly modern retail which has a high projection of growth as traditional retail has captured only half of the market shares. The lifestyle of Thai consumers has evolved to embrace urban living, providing the opportunity for modern trade business to better adapt to the spending patterns of the newer generations with high expectations and limited time.

In 2015, Big C continuously expanded every type of its branches following an expansion slowdown in 2014. A total of 101 branches were expanded, 20 of which have leasing space (two hypermarkets and 18 Big C markets), 67 of which are Mini Big C with leasing space (63 in Bangchak petrol stations) and 14 of which are Pure drug store (three Pure drug store closed during the year). Additionally, Big C has improved its hypermarket stores to more effectively utilize their space by arranging products conveniently for shopping, with five branches of adjustment to sales space to fit changing consumer behaviour, and modernizing two hypermarkets (Alcudia), which are expected to be finished early in 2016.

2.5	Other Business Group

2.5.1	International Business

(1)	Description of Products or Services

The International Business Division is located at the principal office of the Company in Thailand, with regional operation offices in four countries, i.e. Vietnam, Laos, Cambodia, and Myanmar. The key roles of the International Business Division are to establish a good foundation for the business network and to seek potential business opportunities in order to secure new business in Asia, which, at the same time, serves as a means to further develop the existing customer base of the Company Group and strengthen its regional competitiveness.

The key roles and functions of the regional offices are to provide up-to-date market insight, and the trends, laws and regulations governing trade and investments of each company, that are accurate and up-to-date, as well as to establish good relationships with local investors, government authorities, and private organisations. These customers play a key role in supporting and promoting the Company’s strategy to expand its customer base overseas.

(2)	Marketing and Competition

In Vietnam, BJC enlarged its investment footprints through the upstream, midstream, and downstream of the supply chain. BJC has a notable presence in the manufacturing and distribution network, and also engages in the retail business through convenience stores, in order to accommodate continuous

49

(Translation)

business growth. An executive management team was assigned to be stationed in Vietnam with a view to establishing sustainable growth for BJC Vietnam.

Cambodia is another country with a high potential for continuous economic growth. At present, BJC has a policy to seek business and investment opportunities and to establish new business partnerships. An example of one of BJC’s successes is the fact that BJC began establishing investment plans for securing a good foundation for the manufacture of the consumer goods production lines, for example, the “Cellox” tissue factory.

BJC operates a convenience store franchise in Laos. At present, its convenience franchise is well-recognised as the most modern convenience store chain with the greatest number of branches in Vientiane. A modern and efficient management system has been implemented in order to accommodate the growth of the business.

In the case of Myanmar, at present, BJC and a number of local investors have joined forces to incorporate joint ventures in order to procure medical tools and supplies. In addition, BJC products such as “Cocoa Dutch”, and English Books under the “Asia Books” imprint have been successfully introduced to consumers in Myanmar.

2.5.2	Retail Business

(1)	Description of Products or Services

-	Having been a long-standing English language bookshop in Thailand for a period of 46 years, Asia Books Company Limited is not only the largest importer and distributor of English language books but also the sole exclusive distributor of foreign language magazines in Thailand. Asia Books also offers lifestyle products, notebooks, stationery and products that encourage learning and reading skills as well as development for children of all ages.

-	BJC OGENKI operates a Japanese-style health and beauty retail business under the brand “OGENKI” and supplies more than 5,000 health and beauty products, comprising medicines, vitamins, supplements, cosmeceuticals, personal care products, skincare products, cosmetics, beauty accessories, and miscellaneous products, as well as imported products that are recognized as being reliable by celebrities. In addition, OGENKI offers state-of-the-art equipment to examine facial skin and provides advice and methods for proper facial skin treatment for women. OGENKI’s target customers are women ranging in age from 25 to 35 years old, who reside in urban zones, live healthy lifestyles and are beauty enthusiasts. OGENKI operates an electronic commerce business (e-commerce) through its online business department and BJC Commerce Co., Ltd. (“BJCC”) by means of distributing products via online channels, including websites and smart-phones.

50

(Translation)

(2)	Marketing and Competition

Nowadays, Asia Books Company Limited is the number one English language books and magazines distributor in Thailand, covering all channels of distribution, such as its retail shops under the “Asia Books” and the “Bookazine” brands with over 70 branches nationwide including bookshops in the Bangkok and upcountry international airports. The Company has the distribution channel for the books over 300 shops throughout the country such as being the management on sale of English books and magazines in B2S and distribution of such goods to major books store, for example, Kinokuniya, Naiin, 7-11, and supermarkets, etc. and direct sales to libraries, educational institutions, private and corporate customers, representing more than 400 accounts, as well as mobile sales in different exhibitions and book fairs. Furthermore, the Company has initiated the English e-books market and is the leading book distributor through its e-commerce channel via www.asiabooks.com with more than 3,000,000 product items, including English books, Thai books, e-books and e-magazines, as well as lifestyle products. The Company also provides a direct-to-home delivery service, such as next-day delivery service and also offers and easy and safe online purchase system with a 24-hour service.

In 2015, OGENKI opened five branches at Central Plaza Chonburi, Central Plaza Chaengwattana, The Mall Ngamwongwan, Robinson Shopping Mall Bangrak, and Seacon Square. At present, the competition is more challenging with more players, forcing retailers to adjust and prepare themselves for the market trend. There are also other factors that retailers must take into consideration when adjusting themselves, such as the aging society, diminishing family size, an increasing number of unmarried individuals, and consumer behaviour with a higher purchasing frequency. This is therefore the opportunity to expand the customer bases for retailing and wholesaling which are important businesses in Thailand. As the political situation has currently become stable, the economic outlook and customer confidence are likely to gradually improve and the economic growth in 2016 is expected to be higher than that of the previous year. The retail and wholesale business in the next five years (2016-2020) is projected to witness an average growth of 7-8 percent a year, and increase from the 5-6 percent growth each year from 2011 to 2015. The retail business in the health and beauty segment also continues to rise by approximately 10-12 percent a year due to the expansion of urban communities, the health-focused behaviour of urban consumers, and the inception of the ASEAN Economic Community (AEC) in 2015. The opportunity of attracting business operators and tourists to Thailand will encourage the health and beauty industry to continue growing.

The E-commerce business has a policy for conducting retail business as follows:

Retail business through online channels currently include (1) www.asiabooks.com, which is a Thailand’s largest online bookstore that offers the books and magazines in hard copy and digital format (e-books), as well as stationery and other related equipment, and (2) www.BJCmart.com which sells all kinds of products that are manufactured and distributed by the BJC Group and TCC Group by means of micro wholesale in an appropriate quantity for the purpose to authorities, organizations and small business enterprises.

51

(Translation)

Moreover, the retail business provides a payment service through credit cards, ATM and internet banking cash transfers, counter service and cash on delivery, and offers high quality delivery service to ensure that products are delivered to customers throughout the country at maximum speed.

(3)	Sourcing of Products or Services

The Company imports high quality English language books and magazines from every corner of the world, such as the UK, Europe, the USA, Australia and Singapore, and purchases Thai publications from domestic publishers. It is also the distributor of lifestyle products, stationery, and products related to the development of both reading skills and creativity, from local and international manufacturers, and has maintained a good relationship with domestic and overseas publishers and business partners for more than 46 years.

BJC Ogenki Company Limited (“BJO”) imports and distributes quality products from Japan under the brand “OGENKI”.

The online business division is equipped with a working team that is experienced and specializes in E-commerce for the selection of quality products manufactured in Thailand and overseas to meet the customers’ needs. In addition, it distributes the products manufactured and distributed by Berli Jucker Public Company Limited in the E-commerce market to ensure that the BJC products are accessed by as many customers as possible.

2.5.3	Other Business Group

(1)	Description of Products or Services

T.C.C. Technology Co., Ltd. (“TCCT”) is a commercial data center provider, providing a service as the primary commercial data center and backup commercial data center for various businesses. TCCT commercial data center is one of the largest commercial data centers in Thailand. TCCT also cooperates with leading data center providers in Asia, such as CMC Telecom (Vietnam) The AIMS Asia Group (Malaysia) 1-Net Singapore (Singapore) and HK Colo (Hong Kong) for Data Center services in ASEAN region.

Leap Solutions Asia Co., Ltd. (“LSA”) is the joint venture company between T.C.C. Technology Co., Ltd. (TCCT), the leader of the service on data center, and SAP Hosting and Internet Initiative Japan (IIJ), which is the leader of cloud business and the biggest internet service provider of Japan, the business objectives of LSA is the leader of cloud service in Thailand and being the digital hub in Asia.

Type of Primary Service of TCCT consists of:

1.	Infrastructure Services, which include

-	Primary and Backup data center, Colocation & Disaster Recovery Services

-	Interconnection & Network Connectivity Services

-	International Gateway via fiber optic connection

52

(Translation)

2.	Plus Compute Cloud management Services

-	ERP - SAP Cloud maintenance Services

-	Maintenance of Microsoft - Microsoft Hosted Services and Hybrid Cloud

-	Maintenance Virtual Private Server Hosted Services - VPS Cloud

3.	Comprehensive IT maintenance service, IT Outsourcing & Consulting Services

LSA engages in the business of the provision of the following services:

1.	Leap GIO Public

LSA provides a full-scale Public Cloud service (Public Cloud 100%) which is a service of a Virtual Machine (VM) on a data center that allows the customers to order the service on the website by themselves with the system that allows the payment to be made by both credit card from individual customers and organizational customers, and by a standard form of billing for organizational customers. There are specifications and packages set up for the customers for the use of the Leap GIO Public Cloud service, provided however that, the customers are able to adjust or change the set up package to meet their requirements. The package starts from 2GB of RAM to 64GB of RAM. The expenses will be charged monthly based on a calculation on the specifications of the package and actual usage on an hourly basis. The minimum service of the Leap GIO Public service is based on an hourly basis.

2.	Leap GIO Private

The Leap GIO Private service is a cloud service that offers a high level of privacy to customers. This private cloud service of Leap is different from other service providers, as Leap provides a Dedicated Physical Server together with the complete installation of VMW are for the customers to be ready for use. Leap will count the Private Cloud service in accordance with the number of host servers (number of servers) instead of VM. The customers are able to use Leap GIO Private to create their own VM for their usage within the organization. The standard specification of the server shall be 192GB of RAM which the customer can use to create a VM with an unlimited amount as per the remaining RAM.

3.	SAP Cloud

SAP Cloud is a service that provides Software SAP ERP in a Data Center via Cloud Computing Infrastructure. The customers are able to use the SAP system via the network from any place around the globe without any requirements on IT equipment such as, servers or storage installed within the organization. Apart from the provision of Cloud

53

(Translation)

Infrastructure service based on the number of VMs, the scope of services of SAP Cloud allows the customers to use the SAP Managed Services as well. This means a provision of SAP System Administration service in the parts of the Operating System, Database Management System, and SAP Basis. There will be an SAP system expert to monitor the customers’ system.

4.	Desktop as Services

Cloud Computing Infrastructure is a provision of services of desktop computers or personal computers (PC) services through Cloud Computing Infrastructure. The customers are able to store all of their data that is used on each PC or Operating System within the Leap GIO Cloud, provided that all PCs of the customers will be empty without any data stored. This helps the organizations to be able to manage their information more efficiently, as all of their information and data is centralized, whether in respect of the security, reliability, and content management. The Leap GIO Cloud service fee will be charged on a per desktop and monthly basis.

(2)	Market and Competition

TCCT aims to provide a quality service without a price competition strategy. The TCCT service is a premium service with a commercial data center service designed to accurately manage the Mission Critical Application.

The competition nowadays is expected to be higher due to the quick growth of the Data Center market, however, since data center providers have a different basis and expertise, the provision of services and target groups are also different. The IT and Data Center business in Thailand has the opportunity to grow in a satisfactory manner due to various factors, such as the rapid expansion in the Outsourcing business, government incentives for the expansion of the domestic broadband, events that provide activities for various businesses to tackle the effect of political unrest, natural disasters incident and terrorist threats. In consideration of quality, the growth rate and the potential, TCCT is the leading Data Center provider compared with other data center providers, such as CAT Telecom Public Company Limited, CS Loxinfo Public Company Limited, Samart, Jasmine Internet Co., Ltd., True Corporation Public Company Limited.

Considering that Leap Solutions Asia Co., Ltd. commenced service provision at the beginning of 2016, in the first year, the Company will primarily focus on achieving recognition and acceptance of the Leap GIO Cloud brand. It will also endeavour to attract attention from the potential customers, create leads, and convert these leads into customers in the future.

In addition to continuously organising marketing activities in order to secure new customers, the Company will also focus on meeting the needs of the customers in its existing customer base by placing more emphasis on the quality of the service and after sales service provision by experienced teams, as well as the provision of a greater variety of services (e.g. SaaS, Big Data Analytic) in order to create added value for each customer (upsales).

54

(Translation)

The Company will organise a number of marketing activities, which can be categorised by their objectives as follows:

1.	To create brand recognition and acceptance for “Leap GIO Cloud”

1.1	The Company will hold a press conference to announce the cooperation between T.C.C. Technology Co., Ltd. and Internet Initiative Japan Inc., which is one of Japan’s leading Cloud Service providers, and is behind the business directive of the Company.

1.2	The Company will set up a corporate website and Facebook page to conduct public relations so that the general public is aware of the general information of the Company. These pages will also serve as channels for communicating knowledge, and the details of the services and promotions. This information will be posted on the website of the Company, T.C.C. Technology Co., Ltd., and Internet Initiative Japan Inc.

1.3	The Company will communicate the news and information of the Company via the relevant print media such as IT magazines, and newspapers in Thailand and Japan.

1.4	The Company will organise seminars for the target customer groups in order to increase their knowledge and understanding of the Cloud service.

2.	To attract attention to the services and convert them into sales

2.1	The Company will organise a road-show and training programs where the target customer groups are located, e.g. office buildings and industrial estates.

2.2	The Company will offer trials for the services to programmers and other persons who are interested in the service so that they can test out the service, understand, and familiarise themselves with the services of the Company, which will affect their decision to continue using the services.

2.3	The Company will cooperate with Cloud Software developers in order to develop different types of software to provide a variety of services to better suit the needs of the customers.

Target Group

Given that the Company focuses on providing enterprise Cloud services, therefore, the target customers of the Company are medium to large enterprises, government authorities, and Japanese companies that provide services in Thailand, including companies in the T.C.C. Group. The Company will place importance on providing private and hybrid Cloud services.

55

(Translation)

3.	Material Assets of the Company and its subsidiaries

	Land and land improvement	Revaluation surplus of land	Buildings and building improvement	Revaluation surplus of buildings	Machinery and equipment	Revaluation surplus of machinery and	Furniture, fixture and office equipment	Vehicles	Construction in progress	Revaluation surplus of construction in progress	Total	Collateral
Berli Jucker Public Company Limited	44,904	-	73,593	-	46,952	-	98,420	26,589	48,461	-	338,919	No
Rubia Industries Limited	3,315	-	39,371	-	145,746	-	7,129	-	3,659	-	199,220	No
Berli Jucker Foods Limited	60,590	-	119,446	-	236,326	-	4,944	28	16,855	-	438,189	No
Berli Jucker Cellox Limited	128,076	434,413	283,963	-	1,103,422	-	3,593	-	13,923	-	1,967,390	No
Thai Glass Industries Public Company Limited	137,145	1,169,850	437,492	-	926,320	-	38,787	-	314,572	-	3,024,166	No
Thai Glass Technology Company Limited	-	-	-	-	6,133	-	183	-	-	-	6,316	No
BJC International (Vietnam) Limited	-	-	110,600	-	17,815	-	1,255	-	-	-	129,670	No
Thai-Scandic Steel Company Limited	-	-	22,516	-	26,894	-	2,009	10	-	-	51,429	No
Berli Jucker Logistics Limited	-	-	8,898	-	54,895	-	16,448	649	300	-	81,190	No
BJC Healthcare Company Limited	-	-	-	-	48,929	-	-	-	-	-	48,929	No
BJC Foods (Malaysia) Sdn. Bhd.	-	-	36,165	-	38,812	-	4,597	1,295	-	-	80,869	No
Thai Beverage Can Limited	104,061	-	727,641	-	2,718,733	-	28,178	13,690	947,005	-	4,539,308	No
T.C.C. Technology Company Limited	-	-	-	-	271,113	-	162,189	-	2,346	-	435,648	No
Thai Malaya Glass Company Limited	314,771	36,310	1,426,512	6,811	2,650,230	307,016	38,970	-	11,260	-	4,791,880	No
Thai Corp International (Vietnam)
Company Limited	-	-	-	-	1,575	-	1,952	2,421	-	-	5,948	No
BJC Ogenki Company Limited	-	-	4,096	-	2,259	-	5,699	-	-	-	12,054	No
Asia Books Company Limited	-	-	19,843	-	-	-	13,407	-	100	-	33,350	No
Thai Dairy Company Limited (Formerly BJC Danone Dairy Company Limited)	-	-	70,952	-	315,639	86,750	4,000	-	4,712	-	482,053	No
Ichiban Company Limited	-	-	174,095	-	55,945	-	1,210	776	72,174	-	304,200	Yes*
THAI AN Group	-	-	41,060	-	-	-	747	12,495	632	-	54,934	No
Thai An Vietnam Trading Company Limited	-	-	490	-	58,635	-	41,835	1,130	1,854	-	103,944	No
TBC-Ball Beverage Can Vietnam Limited	6,110	-	441,959	-	934,003	-	3,710	4,165	118,432	-	1,508,379	No
BJC Packaging Company Limited	-	-	-	-	-	-	1,108	683	-	-	1,791	No
BJH Investment Company Limited	-	-	-	-	47	-	299	14,507	-	-	14,853	No
BJC Specialties Company Limited	-	-	-	-	-	-	699	-	-	-	699	No
BJC International (Myanmar) Company Limited	-	-	-	-	-	-	356	-	-	-	356	No
BJC Commerce Company Limited	-	-	-	-	-	-	1,476	-	-	-	1,476	No
Logistic World 1 Company Limited	271,363	68,713	138,612	4,343	-	-	-	-	-	-	483,031	No
BIGC Supercenter Public Company Limited	6,452,933	-	16,349,951	-	1,992,000	-	977,789	56	881,462	-	26,654,191	No
C Distribution (Thailand) Company Limited	-	-	4,352	-	-	-	8,240	-	-	-	12,592	No
Total	7,523,268	1,709,286	20,531,607	11,154	11,652,423	393,766	1,469,229	78,494	2,437,747	-	45,806,974

* Building having net book value of Baht 126 million was use as a collateral in accordance with the long-term loan agreement with a financial institution.

56

(Translation)

4.	Shareholding structure during the past three years

4.1	Shareholding structure

Berli Jucker Public Company Limited
To be continued next page.
Packaging Supply Chain
Consumer Suppy Chain
Healthcare and Technical Supply Chain
Packaging Product Group
Packaging Product Divisions
98.59% Thai Glass Industrial PLC.
100.00% Thai Malaya Glass Co.,Ltd*
100.00% BJC Packaging Co.,Ltd
100.00% Thai Glass Technology Co.,Ltd
100.00% BJC Glass Company Limited
100.00% BJC Glass Vietnam Limited*
50.00001% Thai Beverage Can Co.,Ltd**
49.99999%
SCC Group and Ball Southest Asia Holding (Singapore) PTE (Joint Venture)
26.79% TBC-Ball Beverage Can Holding Limited**
73.21%
Ball Corporation, SCC Group and Ball Southest Asia Holding (Singapore) PTE (Joint Venture)
26.79% TBC-Ball Beverage Can Vietnam Limited**
73.21%
AIC International PTY Ltd (Joint Venture)
50.00% BJC OI Glass PTE Ltd*
50.00%
50.00% Malaya Glass Product Sdn Bhd*
50.00%
เอซีไอ อินเตอร์เนชั่นแนล พีทีวาย แอลทีดี และ ไซ่ง่อน เบียร์ แอลกอฮอล์ เบฟเวอเรจ คอร์ปอร์เรชั่น (ผู้ร่วมทุน)
35.00% Malaya-Vietnam Glass Limited*
65.00%
พีที. ไดนาพลาส (ผู้ร่วมทุน)
49.00% Berli Dynaplass Co.,Ltd
51.00%
ครอบครัวสถิตมั่นในธรรม, บจ. เอกบุคลา และ บจ. พรนวภัณฑ์ (ผู้ร่วมทุน)
24.65% Greaw Grong Thai Co.,Ltd*
75.35%
Foods Group
Non-Food Group
Channel Development Division
Stationary and Lifestyle Division
100.00% Berli Jucker Foods Co.,Ltd
100.00% BJC Foods Malaysai Snd Bhd*
100.00% Thai Diary Co.,Ltd
94.84% Berli Jucker Cellox Co.,Ltd
99.85% Rubia Industrial Co.,Ltd
100.00% Berli Jucker Logistic Co.,Ltd
Mongkol Group (Joint Venture)
75.00% Thaicorp International Company Limited*
25.00%
75.00% Thaicorp International Vietnam Company Limited*
25.00%
Mr.Karn Chaiwanichakit (Joint Venture)
75.00% BJIMK Company Limited*
25.00%
Mongkol Group (Joint Venture)
75.00% Ichiban Company Limited*
25.00%
Ms.Phan Thi Lien and family (Joint Venture)
65.00% Thai AN Group*
35.00%
100.00% BJC Consumer Co.,Ltd
100.00% Logistic World 1 Co.,Ltd
Cocokara Fine Inc. (Joint Venture)
49.00%
Pharmaceutical Division
Medical Division
Channel Development Division
BJH Investment Co.,Ltd 100.00%
BJC Healthcare Co.,Ltd 100.00%
Montana Co.,Ltd 100.00%
Cosma Medical Co.,Ltd* 100.00%
Montana Marketing Co.,Ltd 100.00%
BJC & CF (Thailand) Co.,Ltd 51.00%
BJH Medical Co.,Ltd 100.00%
Cosma Trading Co.,Ltd 100.00%
Specialties Divition
Industial and Trading Division
100.00% Thai Scandis Steel Co.,Ltd
100.00% BJC Industrial and Trading Co.,Ltd
99.15% Berli Jucker Specialties Co.,Ltd
100.00% BJC Specialties Co.,Ltd
50.00% Berli Asiatic Soda Co.,Ltd
50.00%
Brenntag Ingredients (Thailand) PLC. (Joint Venture)

Berli Jucker Public Company Limited To be continued next page. Packaging Supply Chain Consumer Healthcare and Technical Suppy Chain Supply Chain Packaging Product Group Foods Group Pharmaceutical Division Specialties Divition Packaging Product Divisions Non-Food Group Medical Division Industial and Trading Division 98.59% Channel Development 100.00% Thai Glass Industrial PLC. Channel Development Division Thai Scandis Steel Co.,Ltd Division 100.00% Thai Malaya Glass Co.,Ltd* Stationary and Lifestyle Division BJH Investment Co.,Ltd 100.00% 100.00% BJC Industrial and Trading Co.,Ltd 100.00% 99.15% Berli Jucker Specialties 100.00% BJC Packaging Co.,Ltd 100.00% Berli Jucker Foods Co,.Ltd BJC Healthcare Co.,Ltd Co.,Ltd 100.00% Thai Glass Technology Co.,Ltd 100.00% BJC Foods Malaysai Montana Co.,Ltd 100.00% 100.00% BJC Specialties Co.,Ltd Snd Bhd* 100.00% 100.00% 100.00% BJC Glass Company Limited Thai Diary Co.,Ltd Cosma Medical Co.,Ltd* 50.00% Berli Asiatic Soda Co.,Ltd SCC Group and Ball Southest Asia Holding (Singapore) PTE 50.00% 94.84% 100.00% BJC Glass Vietnam Limited* (Joint Venture) Berli Jucker Cellox Co.,Ltd Montana Marketing Co.,Ltd 100.00% Cocokara Fine Inc. (Joint Brenntag Ingredients Venture) (Thailand) PLC. 49.99999% BJC & CF (Thailand) 51.00% 50.00001% Thai Beverage Can Co.,Ltd** 99.85% Rubia Industrial Co.,Ltd 49.00% (Joint Venture) Co.,Ltd Ball Corporation, SCC Group and Ball Southest Asia Holding (Singapore) PTE (Joint 26.79% TBC-Ball Beverage Can Venture) 100.00% 100.00% Berli Jucker Logistic Co.,Ltd BJH Medical Co.,Ltd Holding Limited** 73.21% Mongkol Group (Joint Venture) 73.21% 26.79% TBC-Ball Beverage Can 75.00% Thaicorp International 25.00% 100.00% Cosma Trading Co.,Ltd Vietnam Limited** AIC International Company Limited* PTY Ltd (Joint Venture) 50.00% 50.00% 75.00% Thaicorp International 25.00% BJC OI Glass PTE Ltd* Vietnam Company Limited* Mr.Karn Chaiwanichakit (Joint Venture) 50.00% 50.00% Malaya Glass Product 25.00% 75.00% BJIMK Company Limited* Sdn Bhd* Mongkol Group (Joint Venture) 65.00% Ichiban Company Limited* 35.00% Malaya-Vietnam Glass Limited* 75.00% 25.00% Ms.Phan Thi Lien and family (Joint Venture) 49.00% Berli Dynaplass Co.,Ltd 51.00% 65.00% Thai AN Group* 35.00% 100.00% BJC Consumer Co.,Ltd 24.65% Greaw Grong Thai Co.,Ltd* 75.35% 100.00% Logistic World 1 Co.,Ltd

57

(Translation)

Contiued from last page.
Berli Jucker Public Company Limited
To be continued next page
Modern Trade Supply Chain
100.00%
BJC Logistics and Warehouse Co., Ltd.
100.00%
BJC Retail Holding Co., Ltd.
100.00%
BJC Supercenter Co., Ltd.
100.00%
Sampunsamer Co., Ltd.
100.00%
BJC C-Distribution Co., Ltd.
100.00%
Saowanee Holdings Co., Ltd.
26.45%
71.49%
Big C Supercenter Plc.
40.00%
60.00%
C-Distribution Asia Pte. Ltd.
30.00%
70.00%
C Distribution (Thailand) Co., Ltd.
100.00%
Surat Big C Ltd.
100.00%
Central Superstore Co., Ltd.
100.00%
Chiang Mai Big C (2001) Co., Ltd.
100.00%
Theparak Big C Ltd.
100.00%
Chiang Rai Big C Co., Ltd.
100.00%
Big C Supercenter (Laos) Co., Ltd.
100.00%
Cencar Co., Ltd.
100.00%
Phitsanulok Big C 2015 Ltd.
100.00%
Central Pattaya Co., Ltd.
100.00%
Udon Big C Co., Ltd.
100.00%
Inthanon Land Co., Ltd.
99.99%
Phraram II Big C Co., Ltd.
96.82%
Big C Fairy Ltd.
100.00%
Phitsanulok Big C Ltd.
100.00%
Big C Distribution Co., Ltd.

 Berli Jucker Public Company Limited Contiued from To be continued last page. next page Modern Trade Supply Chain 100.00% BJC Logistics and Warehouse Co., Ltd. 100.00% BJC Retail Holding Co., Ltd. 100.00% BJC Supercenter Co., Ltd. 100.00% 100.00% Sampunsamer Co., Ltd. BJC C-Distribution Co., Ltd. 100.00% 71.49% 26.45% Saowanee Holdings Co., Ltd. Big C Supercenter Plc. 40.00% 60.00% 100.00% 100.00% Surat Big C Ltd. Central Superstore Co., Ltd. C-Distribution Asia Pte. Ltd. 30.00%     70.00% 100.00% 100.00% Chiang Mai Big C (2001) Co., Ltd. Theparak Big C Ltd. C Distribution (Thailand) Co., Ltd. 100.00% 100.00% Chiang Rai Big C Co., Ltd. Big C Supercenter (Laos) Co., Ltd. 100.00% 100.00% Cencar Co., Ltd. Phitsanulok Big C 2015 Ltd. 100.00% 100.00% Central Pattaya Co., Ltd. Udon Big C Co., Ltd. 100.00% 99.99% Inthanon Land Co., Ltd. Phraram II Big C Co., Ltd. 96.82% 100.00% Big C Fairy Ltd. Phitsanulok Big C Ltd. 100.00% Big C Distribution Co., Ltd.

58

(Translation)

Contiued from last page. Other Business Group TCC Holding Co., Ltd. (Joint Venture) International Business Division 51.00% T.C.C. Technology Co., Ltd. 49.00% 100.00% Rubia Investments Co., Ltd. Vietnam Representative Office Surapon Foods Plc. Myanmar Representative Office 100.00% Marble & Stones Co., Ltd.* (Joint Venture) 50.00% Cambodia Representative Office 50.00% BJC Marine Resources Development Co., Ltd. BJC International Co., Ltd. 100.00% BJC International (Vietnam) Ltd. 100.00% Berli Jucker (Myanmar) Ltd. 100.00% BJC International (Myanmar) Co., Ltd.* 100.00% Retail Business Group Remarks: = Berli Jucker Public Company Limited: Business Units/Divisions BJC Logistics and Warehouse Co., Ltd. 100.00% = Subsidiaries = Associates * = Held shares through subsidiaries or joint ventures = Joint Ventures = Dormant ** = Controlled by BJC Asia Books Co., Ltd.* 100.00% BJC Ogenki Co., Ltd.* 100.00% Phongpascut Kanlagna (Joint Venture) Distri - Thai Co., Ltd.* 100.00% 49.00% BJC - Mpoint International Co., Ltd.* 51.00% 49.00% BJC - Mpoint (Hong Kong) Co., Ltd.* 51.00% 49.00% BJC - MPM (Laos) Sole Co., Ltd.*51.00% BJC Commerce Co., Ltd. 100.00% BJC International Holding Pte. Ltd. 100.00%

59

(Translation)

4.2	Capital increase for the years 2013-2015

Year	Existing registered capital	Amount of registered capital to be increased	Total	Percentage of the capital increase/existing capital (%)
2013	1,621,955,000	-	1,621,955,000	-
2014	1,621,955,000	392,434,444	2,014,389,444	24.20
2015	2,014,389,444	-	2,014,389,444	-

5.	Information concerning the major shareholders and the Management

5.1	List of major shareholders

(a)	The details of the top ten major shareholders as at the book closure on 10 June 2016 are as follows:

No.	Name of Shareholder	No. of shares	%
1	TCC Holding Co., Ltd.	1,175,584,220	73.833
2	DBS BANK LTD	85,651,600	5.379
3	BBL Bualuang Long-Term Equity Fund	43,709,900	2.745
4	Bualuang Long-Term Equity Fund 75/25	31,320,400	1.967
5	Social Security Office	17,554,700	1.103
6	Thai NVDR Co., Ltd	16,611,873	1.043
7	Bualuang Flexible RMF Fund	15,199,500	0.955
8	Well Base Development Limited	14,482,500	0.910
9	Electricity Generating Authority of Thailand Registered Provident Fund by BBL Asset Management Ltd.	10,488,600	0.659
10	Bualuang Equity RMF	8,083,800	0.508
Total		1,418,687,093	89.102

60

(Translation)

(b)	List of major shareholders with significant controlling influence over the Company’s policy or operation

•	TCC Holding Co., Ltd., engaging in the business of investment, consists of the shareholders listed as follows:

No.	Name of shareholder	Business / Occupation	No. of shares	%
1	Mr. Charoen Sirivadhanabhakdi	Businessman	254,951,450	25.50
2	Khunying Wanna Sirivadhanabhakdi	Businessman	254,574,750	25.46
3	TCC Group International Ltd.	Holding Company	489,906,880	48.99

As at 10 June 2016, Mr. Charoen Sirivadhanabhakdi, Khunying Wanna Sirivadhanabhakdi, and TCC Group International Ltd. hold 73.833 percent of the Company’s total issued shares.

5.2	Board of Directors

At present, the Board of Directors consists of 15 directors of which 12 are non-management directors or serving as consultants not entitled for monthly remuneration, three directors as management directors or serving as consultants entitled for monthly remuneration. There are five independent directors, equivalent to one-third of the total number of directors.

The Board of Directors has determined that there shall be four subcommittees, namely, the Executive Board consisting of nine Executive Directors, the Audit Committee consisting of three members, the Nomination and Remuneration Committee consisting of three members, and the Risk Management Committee consisting of ten members.

As at 10 June 2016, the members of the Board of Directors, the Executive Board, the Audit Committee, the Nomination and Remuneration Committee, the Risk Management Committee are as follows:

1.	Mr. Charoen Sirivadhanabhakdi	Chairman of the Board Chairman of the Executive Board

2.	Khunying Wanna Sirivadhanabhakdi	Vice Chairman

3.	Dr. Chaiyut Pilun-owad	Director Vice Chairman of the Executive Board Chairman of the Nomination and Remuneration Committee

4.	Mr. Thirasakdi Nathikanchanalab	Director Vice Chairman of the Executive Board Member of the Risk Management Committee

61

(Translation)

5.	Mr. Prasert Maekwatana	Director Vice Chairman of the Executive Board Member of the Risk Management Committee

6.	Mr. Sithichai Chaikriangkrai	Director Executive Director Member of the Risk Management Committee

7.	Mr. Aswin Techajareonvikul	Director Executive Director Chairman of the Risk Management Committee Chief Executive Officer and President

8.	Mrs. Thapanee Techajareonvikul	Director Executive Director Member of the Nomination and Remuneration Committee and Secretary to the Nomination and Remuneration Committee Chief Officer - Chairman Office

9.	Mr. Thapana Sirivadhanabhakdi	Director

10.	Mr. Panot Sirivadhanabhakdi	Director Executive Director

11.	Mr. Prasit Kovilaikool	Independent Director Chairman of the Audit Committee

12.	Mr. Weerawong Chittmittrapap	Independent Director

13.	Mr. Rungson Sriworasart	Independent Director

14.	Pol. Gen. Krisna Polananta	Independent Director Member of the Audit Committee Member of the Nomination and Remuneration Committee

15.	Prof. Pirom Kamolratanakul, M.D., M.Sc.	Independent Director Member of the Audit Committee*

16.	Mr. Suvarn Valaisathien	Executive Director

17.	Mrs. Sujittra Vichayasuek	Corporate Secretary

*Prof. Pirom Kamolratanakul, M.D., M.Sc. is appointed to act as the Member of the Audit Committee on 29 June 2016.

62

(Translation)

5.3	Management Board

As at 10 June 2016, the Management Board comprises nine managements as follows:

1.	Mr. Aswin Techajareonvikul	Chief Executive Officer and President Chairman of the Risk Management Committee

2.	Mrs. Thapanee Techajareonvikul	Chief Officer - Chairman Office

3.	Mr. Pattaphong Iamsuro	President of Packaging Supply Chain Member of the Risk Management Committee

4.	Mrs. Vipada Duangratana	President of Consumer Supply Chain Member of the Risk Management Committee

5.	Mr. Terapon Kietsuranon	President of Lifestyle Business Group & Retail Business Management Member of the Risk Management Committee

6.	Mr. Somporn Bhumiwat	President of Vietnam Business Member of the Risk Management Committee

7.	Miss Sureerat Silpsakulsuk	Senior Executive Vice President of Group Finance & Accounting Member of the Risk Management Committee

8.	Mr. Teera Werathamsathit	Senior Executive Vice President of Group Human Resources and Administration Member of the Risk Management Committee

63

(Translation)

6.	Information on the associates, subsidiaries, and joint ventures

Name of the Company	Type of business	Registered capital		Type of share	Number of issued shares (share)	Par value		Paid-up capital		Number of shares held (share)	Percentage of shareholding/ investment (%)
Subsidiaries
Thai Glass Industries Public Company Limited 15 Rat Burana Road, Rat Burana Subdistrict Rat Burana District, Bangkok Tel.: 0 2427 0060-3, 0 2769 3500 Fax.: 0 2427 6603, 0 2769 3501, 0 2769 3535	Manufacture of glass containers	Baht	1,170,000,000	Ordinary	117,000,000	Baht	10	Baht	1,170,000,000	115,355,235	98.59
Thai Malaya Glass Co., Ltd. 28 SIL Industrial Land, Moo 1, Bua Loi Subdistrict, Nong Khae District, Saraburi Province Tel.: 0 3637 3821-7 Fax.: 0 3637 3812-7	Manufacture and distribution of glass bottles and glass products	Baht	2,270,000,000	Ordinary	22,700,000	Baht	100	Baht	2,270,000,000	22,700,000	100
Thai Glass Technology Co., Ltd. 78 Moo 3, Soi Watsriwareenoi, Bang Na-Trad KM. 18 Road, Nong Prue Subdistrict, Bang Phli District, Samut Prakan Province Tel.: 0 2769 3500 Fax.: 0 2769 350, 0 2769 3535	Training and seminar services	Baht	100,000,000	Ordinary	10,000,000	Baht	10	Baht	100,000,000	10,000,000	100
BJC Packaging Co., Ltd. 19th Floor, 99 Soi Rubia, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok	Investment vehicle	Baht	2,055,000,000	Ordinary	20,550,000	Baht	100	Baht	2,055,000,000	20,550,000	100
BJC Glass Co., Ltd. 36th Floor, Times Square Tower Two, 1 Matheson Street, Causeway Bay, Hong Kong Tel.: 3188 8333 Fax.: 3188 8222	Investment, trading, import, and export	HKD	8,310,000	Ordinary	8,310,000	HKD	1	HKD	8,310,000	8,310,000	100

64

(Translation)

Name of the Company	Type of business	Registered capital		Type of share	Number of issued shares (share)	Par value		Paid-up capital		Number of shares held (share)	Percentage of shareholding/ investment (%)
Subsidiaries
BJC Glass Vietnam Ltd. My Xuan A Industrial Zone, Tan Thanh District, Baria Province, Vung Tau, Vietnam Tel.: (84.8) 39306629 Fax.: (84.8) 39305925	Manufacture and distribution of glass containers	USD	15,822,000	-	-		-	USD	15,822,000	-	100
TBC-BALL Beverage Can Holdings Co., Ltd. 193 Prince Edward Road West, 1618 Grand Century Place, Tower 1, Kowloon, Hong Kong	Investment vehicle	USD	60,000,000	Ordinary	60,000,000	USD	1	USD	60,000,000	16,074,000	26.79
Thai Beverage Can Co., Ltd. 99 Moo 9 Nong Plakradi Road, Nong Pling Subdistrict, Nong Khae District, Saraburi Province Tel.: 0 3637 3600 Fax.: 0 3637 3602	Manufacture of aluminum cans and lids	Baht	1,500,000,000	Ordinary	150,000,000	Baht	10	Baht	1,500,000,000	75,000,010	50.00001
TBC-BALL Beverage Can Vietnam Ltd. 2 VSIP II-A, Street 18, Vietnam Singapore Industrial Park II-A, Tan Uyen, Binh Duong, Vietnam Tel.: 84 650 222 1081-88 Fax.: 84 650 222 1089-90	Manufacture of aluminum cans	VND	1,170,000,000,000	-	-		-	VND	585,000,000,000	-	26.79
Berli Jucker Foods Ltd. 225/10 Moo 1 Bang Sao Thong Subdistrict, Bang Sao Thong District, Samut Prakan Province Tel.: 0 2313 1470-3 Fax.: 0 2313 1031	Manufacture of snack foods	Baht	320,000,000	Ordinary	3,200,000	Baht	100	Baht	320,000,000	3,200,000	100

65

(Translation)

Name of the Company	Type of business	Registered capital		Type of share	Number of issued shares (share)	Par value		Paid-up capital		Number of shares held (share)	Percentage of shareholding/ investment (%)
Subsidiaries
BJC Foods (Malaysia) Sdn. Bhd. Lot 1, Jalan Pelabur 23/1 Section 23, 40300 Shah Alam, Selangor, Malaysia Tel.: 603-5542 4113 Fax.: 603-5542 0131	Manufacture of snack foods	Ringkit	12,000,000	Ordinary	12,000,000	Ringkit	1	Ringkit	12,000,000	12,000,000	100
Thai Dairy Co., Ltd. 99 Berli Jucker House, Soi Rubia, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok Tel.: 0 2649 2900 Fax.: 0 2632 2223	Manufacture and distribution of fresh yoghurt and daily products	Baht	1,185,200,000	Ordinary	11,852,000	Baht	100	Baht	1,185,200,000	11,852,000	100
Berli Jucker Cellox Co., Ltd. 99 Soi Rubia, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok Tel.: 0 2312 6115-8 Fax.: 0 2312 6173	Manufacture and distribution of tissue paper	Baht	900,000,000	Ordinary	90,000,000	Baht	10	Baht	900,000,000	85,354,470	94.84
BJC Consumer Co., Ltd. 99 Soi Rubia, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok	Investment vehicle	Baht	2,000,000	Ordinary	20,000	Baht	100	Baht	2,000,000	20,000	100
Rubia Industries Ltd. 70 Moo 13 Pu Chao Saming Phrai Road, Bang Ya Phraek Subdistrict, Phra Pradaeng District, Samut Prakan Province Tel.: 0 2385 9024	Manufacture of chocolate, soap, cosmetics, and confectioneries	Baht	70,000,000	Ordinary	70,000	Baht	1,000	Baht	70,000,000	69,892	99.85

66

(Translation)

Name of the Company	Type of business	Registered capital		Type of share	Number of issued shares (share)	Par value		Paid-up capital		Number of shares held (share)	Percentage of shareholding/ investment (%)
Subsidiaries
Berli Jucker Logistics Co., Ltd. 99 Soi Rubia, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok Tel.: 0 2367 1233-5 Fax.: 0 2712 2273	Custom clearance formalities, warehousing, transportation, and delivery services	Baht	50,000,000	Ordinary	500,000	Baht	100	Baht	50,000,000	500,000	100
Logistics World 1 Co., Ltd. 1 Empire Tower, 54th Floor, South Sathon Road, Yan Nawa Subdistrict, Sathon District, Bangkok	Lease of properties	Baht	4,000,000	Ordinary	400,000	Baht	10	Baht	4,000,000	400,000	100
Thai Corp International Co., Ltd. 1 Matheson Street, Times Square Tower Two, 36th Floor, Causeway Bay, Hong Kong Tel.: 3188 8333 Fax.: 3188 8222	Investment vehicle	HKD	41,000,000	Ordinary	41,000,000	HKD	1	HKD	41,000,000	30,750,000	75
Thai Corp International (Vietnam) Co., Ltd. 40 Ba, Huyen Thanh Quan, Ward 6, District 3, Ho Chi Minh City, Vietnam Tel.: (848) 3811-7777, (848) 3811-9999 Fax.: (848) 3811-7816	Agent	VND	54,000,000,000	-	-		-	VND	5,400,000,000	-	75
BJIMK Co., Ltd. 1 Matheson Street, Times Square Tower Two, 36th Floor, Causeway Bay, Hong Kong Tel.: 3188 8333 Fax: 3188 8222	Agent	HKD	5,110,000	Ordinary	5,110,000	HKD	1	HKD	5,110,000	3,832,500	75

67

(Translation)

Name of the Company	Type of business	Registered capital		Type of share	Number of issued shares (share)	Par value		Paid-up capital		Number of shares held (share)	Percentage of shareholding/ investment (%)
Subsidiaries
Ichiban Co., Ltd. Lot 5-4, M14 Street, Tan Binh Industrial Zone, Binh Hung Hoa Ward, Binh Tan District, Ho Chi Minh, Vietnam	Manufacture of soybean products	VND	30,000,000,000	-	-		-	VND	30,000,000,000	-	75
Thai An Vietnam Joint Stock Company Room 1803, Hanoi Center Office Building, 44B Ly Thuong Kiet, Tran Hung Dao Ward, Hoan Kiem District, Hanoi, Vietnam	Investment vehicle	VND	600,000,000,000	Ordinary	60,000,000	VND	10,000	VND	600,000,000,000	39,000,000	65
Phu Thai Group Joint Stock Company Room 1801, Hanoi Center Office Building, 44B Ly Thuong Kiet, Tran Hung Dao Ward, Hoan Kiem District, Hanoi, Vietnam Tel.: 5659099 Fax.: 5659088	Sale of consumer products	VND	366,265,340,000	Ordinary	36,626,534	VND	10,000	VND	366,265,340,000	23,642,428	64.55
Phu Thai Telecommunication Joint Stock Company Room 18-01, Hanoi Center Office Building, 44B Ly Thuong Kiet, Tran Hung Dao Ward, Hoan Kiem District, Hanoi, Vietnam Tel.: 5659099 Fax.: 5659088	Sale of consumer products	VND	50,000,000,000	Ordinary	5,000,000	VND	10,000	VND	50,000,000,000	3,224,500	64.49

68

(Translation)

Name of the Company	Type of business	Registered capital		Type of share	Number of issued shares (share)	Par value		Paid-up capital		Number of shares held (share)	Percentage of shareholding/ investment (%)
Subsidiaries
Phu Thai Construction and Investment Joint Stock Company Room 18-01, Hanoi Center Office Building, 44B Ly Thuong Kiet, Tran Hung Dao Ward, Hoan Kiem District, Hanoi, Vietnam Tel.: 5659078 Fax.: 5659078	Sale of construction materials	VND	10,000,000,000	Ordinary	1,000,000	VND	10,000	VND	10,000,000,000	644,900	64.49
Phu Thai Hanoi Trading Joint Stock Company B8-B10/D2, Cau Giay Residential Area, Dich Vong Hau Ward, Cau Giay District, Hanoi, Vietnam Tel.: +84.437959147 – 149 -152 Fax.: +84.437959154	Sale of consumer products	VND	19,000,000,000	Ordinary	1,900,000	VND	10,000	VND	19,000,000,000	1,225,310	64.49
Phu Thai Can Tho Distribution Joint Stock Company 132D, Tran Quang Dieu, An Thoi Ward, Binh Thuy District, Can Tho, Vietnam	Sale of consumer products	VND	15,000,000,000	Ordinary	1,500,000	VND	10,000	VND	15,000,000,000	967,350	64.49
Phu Thai Food Vietnam Co., Ltd. 43R/27 Ho Van Hue, 9 Ward, Phu Nhuan District, Ho Chi Minh, Vietnam	Sale of consumer products	VND	87,300,000,000	-	-		-	VND	87,300,000,000	-	64.55
Phu Thai Food Central Vietnam One Member Co., Ltd. 34 Nguyen Huu Tho, Hoa Thuan Tay Ward, Hai Chau District, Danang, Vietnam	Sale of consumer products	VND	5,000,000,000	-	-		-	VND	5,000,000,000	-	64.55

69

(Translation)

Name of the Company	Type of business	Registered capital		Type of share	Number of issued shares (share)	Par value		Paid-up capital		Number of shares held (share)	Percentage of shareholding/ investment (%)
Subsidiaries
Phu Thai Food North Co., Ltd. 62 Alley, 180A/3 Nguyen Luong Bang Road, Quang Trung Ward, Dong Da District, Hanoi, Vietnam Tel.: 04.37833638, 04.37833639 Fax.: 04.37833637	Sale of consumer products	VND	60,000,000,000	-	-		-	VND	60,000,000,000	-	64.55
PT Food Ho Chi Minh Joint Stock Company 352 Giai Phong, Phuong Liet Ward, Thanh Xuan District, Hanoi, Vietnam Tel.: 04.2407594	Sale of consumer products	VND	10,000,000,000	Ordinary	1,000,000	VND	10,000	VND	10,000,000,000	516,100	51.61
Van Phu Export Import Trading Manufacturing Co., Ltd. Hoa Khanh Industrial Zone, Hoa Hiep Bac Ward, Lien Chieu District, Danang, Vietnam Tel.: 0511.3821579 Fax.: 0511.3614883	Warehousing services	VND	1,900,000,000	-	-		-	VND	1,900,000,000	-	64.55
Thai An Vietnam Trading Co., Ltd. 69 Nguyen Khac Nhu, Co Giang Ward, District 1, Ho Chi Minh, Vietnam	Retail	VND	187,125,675,000	-	-		-	VND	187,125,675,000	-	64.55
Phu Thai Food Distribution Joint Stock Company 43R/27 Ho Van Hue, 9 Ward, Phu Nhuan District, Ho Chi Minh, Vietnam	Sale of consumer products	VND	9,000,000,000	Ordinary	900,000	VND	10,000	VND	9,000,000,000	580,950	64.55
BJH Investment Co., Ltd. 99 Soi Rubia, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok	Investment vehicle	Baht	200,000,000	Ordinary	2,000,000	Baht	100	Baht	50,000,000	2,000,000	100

70

(Translation)

Name of the Company	Type of business	Registered capital		Type of share	Number of issued shares (share)	Par value		Paid-up capital		Number of shares held (share)	Percentage of shareholding/ investment (%)
Subsidiaries
BJC Healthcare Co., Ltd. 99 Soi Rubia, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok Tel.: 0 2367 1111, 0 2381 4520 Fax.: 0 2367 1000, 0 2381 4545	Sale of pharmaceutical and medical products and medical equipment	Baht	200,000,000	Ordinary	20,000,000	Baht	10	Baht	200,000,000	20,000,000	100
Montana Co., Ltd. 99 Soi Rubia, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok Tel.: 0 2367 1204	Sale of pharmaceutical products, medical devices, and equipment	Baht	500,000	Ordinary	500	Baht	1,000	Baht	500,000	500	100
Cosma Medical Co., Ltd. 99 Soi Rubia, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok Tel.: 0 2367 1252 Fax.: 0 2367 1246	Sale of pharmaceutical products, medical devices, and equipment, and medical supplies	Baht	5,000,000	Ordinary	50,000	Baht	100	Baht	1,325,000	50,000	100
Montana Marketing Co., Ltd. 99 Soi Rubia, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok	Sale of pharmaceutical products, medical devices, and equipment	Baht	20,000,000	Ordinary	200,000	Baht	100	Baht	15,000,000	200,000	100
BJC & CF (Thailand) Co., Ltd. 99 Berli Jucker House, Soi Rubia, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok	Procurement and distribution of cosmetics, supplemental products, consumer products	Baht	30,000,000	Ordinary	3,000,000	Baht	10	Baht	15,000,000	1,530,000	51

71

(Translation)

Name of the Company	Type of business	Registered capital		Type of share	Number of issued shares (share)	Par value		Paid-up capital		Number of shares held (share)	Percentage of shareholding/ investment (%)
Subsidiaries
Thai-Scandic Steel Co., Ltd. 71-5 Road, Map Ta Phut Industrial Estate, Map Ta Phut Subdistrict, Mueang Rayong District, Rayong Province Tel.: 0 3868 3066-70 Fax.: 0 3868 3065	Manufacture of galvanized steel structure	Baht	586,000,000	Ordinary Preference	4,560,000 1,300,000	Baht Baht	100 100	Baht Baht	456,000,000 130,000,000	4,560,000 1,300,000	100
BJC Industrial and Trading Co., Ltd. 99 Soi Rubia, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok Tel.: 0 367 1111, 0 2381 4520 Fax.: 0 2367 1000, 0 2381 4545	Manufacture of photo technology products, stationery, and construction materials	Baht	250,000,000	Ordinary	25,000,000	Baht	10	Baht	250,000,000	25,000,000	100
Berli Jucker Specialties Ltd. 99 Soi Rubia, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok Tel.: 0 2367 1111, 0 2381 4520 Fax.: 0 2381 4548	Distribution of chemical products and food addictives	Baht	63,785,000	Ordinary	18,250	Baht	3,500	Baht	63,875,000	18,095	99.15
BJC Specialties Co., Ltd. 99 Berli Jucker House, Soi Rubia, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok	Non-alcoholic beverage shops	Baht	200,000,000	Ordinary	2,000,000	Baht	100	Baht	50,000,000	2,000,000	100
BJC International Co., Ltd. 1 Matheson Street, Times Square Tower Two, 36th Floor, Causeway Bay, Hong Kong Tel.: 3188 8333 Fax.: 3188 8222	Agent	HKD	1,234,186,102	Ordinary	1,234,186,102	HKD	1	HKD	1,234,186,102	1,234,186,102	100

72

(Translation)

Name of the Company	Type of business	Registered capital		Type of share	Number of issued shares (share)	Par value		Paid-up capital		Number of shares held (share)	Percentage of shareholding/ investment (%)
Subsidiaries
BJC International (Vietnam) Ltd. Khanh Binh Commune, Tan Uyen District, Binh Duong Province, Vietnam	Agent	USD	34,000,000	-	-		-	USD	14,000,000	-	100
BJC International (Myanmar) Co., Ltd. 132/142 White Cloud Condo, Thiennbyu Street, Botatuang Township, Yangon, Myanmar	Consultant services on products analysis and data collection	USD	50,000	Ordinary	50	USD	1,000	USD	50,000	50	100
BJC International Holding Pte. Ltd. 80 Robinson Road #02-00, Singapore 068898	Investment vehicle	EUR	9,999	Ordinary	9,999	EUR	1	EUR	9,999	9,999	100
BJC - Mpoint International Co., Ltd. 99 Soi Rubia, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok	Wholesale and retail	Baht	132,600,000	Ordinary	1,326,000	Baht	100	Baht	132,600,000	676,260	51
Asia Books Co., Ltd. 99 Berli Jucker House, Soi Rubia, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok Tel.: 0 2715 9000 Fax.: 0 2715 9197	Retail and distribution of books and magazines	Baht	301,724,000	Ordinary	3,017,240	Baht	100	Baht	301,724,000	3,017,240	100
BJC Ogenki Co., Ltd. (Former name: Journal Holding Ltd.) 10th Floor, 99 Berli Jucker House, Soi Rubia, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok	Retail and distribution of nutraceutical products	Baht	142,100,000	Ordinary Preference	1,420,490 510	Baht Baht	100 100	Baht Baht	142,049,000 51,000	1,420,490 510	100

73

(Translation)

Name of the Company	Type of business	Registered capital		Type of share	Number of issued shares (share)	Par value		Paid-up capital		Number of shares held (share)	Percentage of shareholding/ investment (%)
Subsidiaries
BJC Logistics and Warehouse Co., Ltd. 99 Soi Rubia, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok	Investment vehicle	Baht	1,611,000,000	Ordinary	161,100,000	Baht	10	Baht	1,611,000,000	161,100,000	100
BJC - Mpoint (Hong Kong) Co., Ltd. 1 Matheson Street, Times Square Tower Two, 36th Floor, Causeway Bay, Hong Kong Tel.: 3188 8333 Fax.: 3188 8222	Consultant services on franchise and trading management	USD	4,300,000	Ordinary	4,300,000	USD	1	USD	4,300,000	4,300,000	100
BJH Medical Co., Ltd. 99 Soi Rubia, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok Tel.: 0 2367 1111 Fax.: 0 2367 1441	Sale of pharmaceutical and medical products and medical equipment	Baht	100,000	Ordinary	10,000	Baht	10	Baht	100,000	10,000	100
BJC Commerce Co., Ltd. (Former name: BJC Retail Co., Ltd.) 99 Soi Rubia, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok Tel.: 0 2367 1455 Fax.: 0 2367 1441	E-commerce	Baht	31,000,000	Ordinary	310,000	Baht	100	Baht	31,000,000	310,000	100
BJC C-Distribution Co., Ltd. 99 Berli Jucker House, Soi Rubia, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok	Investment vehicle	Baht	4,000,000	Ordinary	400,000	Baht	10	Baht	4,000,000	400,000	100

74

(Translation)

Name of the Company	Type of business	Registered capital		Type of share	Number of issued shares (share)	Par value		Paid-up capital		Number of shares held (share)	Percentage of shareholding/ investment (%)
Subsidiaries
T.C.C. Technology Co., Ltd. 1 Empire Tower, 30th Floor, South Sathon Road, Yan Nawa Subdistrict, Sathon District, Bangkok Tel.: 0 2626 0000 Fax.: 0 2626 0088	Information technology services	Baht	430,000,000	Ordinary	43,000,000	Baht	10	Baht	180,000,000	9,180,000	51
Cosma Trading Co., Ltd.	Sale of pharmaceutical and medical	Baht	1,000,000	Ordinary	4,900	Baht	100	Baht	490,000	4,900	100
99 Soi Rubia, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok	products and medical equipment			Preference	5,100	Baht	100	Baht	510,000	5,100
Distri - Thai Co., Ltd. 99 Berli Jucker House, Soi Rubia, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok	Retail and distribution of books and magazines	Baht	11,000,000	Ordinary	110,000	Baht	100	Baht	11,000,000	110,000	100
Malaya - Vietnam Glass Ltd. My Xuan Industrial Zone, Tan Thanh District, Baria Province, Vung Tau, Vietnam Tel.: (84.4) 39404149 Fax.: (84.8) 39404294	Manufacture of glass containers	VND	772,800,000,000	-	-		-	VND	322,209,160,000	-	35
Samphankit Co., Ltd. 99 Berli Jucker House, Soi Rubia, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok	Investment vehicle	Baht	100,000	Ordinary	10,000	Baht	10	Baht	100,000	10,000	100
BJC Supercenter Co., Ltd. 99 Berli Jucker House, Soi Rubia, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok	Investment vehicle	Baht	4,000,000	Ordinary	400,000	Baht	10	Baht	4,000,000	400,000	100

75

(Translation)

Name of the Company	Type of business	Registered capital		Type of share	Number of issued shares (share)		Par value		Paid-up capital		Number of shares held (share)	Percentage of shareholding/ investment (%)
Subsidiaries
BJC Retail Holding Co., Ltd. 99 Berli Jucker House, Soi Rubia, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok	Investment vehicle	Baht	4,000,000	Ordinary		400,000	Baht	10	Baht	4,000,000	400,000	100
Sampunsamer Co., Ltd. 99 Berli Jucker House, Soi Rubia, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok	Investment vehicle	Baht	4,000,000	Ordinary	Baht	400,000		10	Baht	4,000,000	400,000	100
BJC Mega Market Co., Ltd. 99 Berli Jucker House, Soi Rubia, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok	Investment vehicle	Baht	100,000	Ordinary		100,000	Baht	10	Baht	10,000	100,000	100
Big C Supercenter Public Limited Company 97/11, 6th Floor, Ratchadamri Road, Lumpini Subdistrict, Pathum Wan District, Bangkok Tel. 02-655-0666	Retail business	Baht	8,250,000,000	Ordinary		825,000,000	Baht	10	Baht	8,250,000,000	808,005,000	97.94
Central Superstore Co., Ltd. 97/11, 6th Floor, Ratchadamri Road, Lumpini Subdistrict, Pathum Wan District, Bangkok	Lease of properties and investment in other companies	Baht	1,300,000,000	Ordinary		13,000,000	Baht	100	Baht	1,220,000,000	12,999,988	99.99
Theparak Big C Ltd. 97/11, 6th Floor, Ratchadamri Road, Lumpini Subdistrict, Pathum Wan District, Bangkok	Lease of properties and investment in other companies	Baht	80,000,000	Ordinary		800,000	Baht	100	Baht	80,000,000	800,000	99.99
Chiang Rai Big C Co., Ltd. 97/11, 6th Floor, Ratchadamri Road, Lumpini Subdistrict, Pathum Wan District, Bangkok	Lease of properties	Baht	180,000,000	Ordinary		18,000,000	Baht	10	Baht	180,000,000	18,000,000	99.99

76

(Translation)

Name of the Company	Type of business	Registered capital		Type of share	Number of issued shares (share)	Par value		Paid-up capital		Number of shares held (share)	Percentage of shareholding/ investment (%)
Subsidiaries
Surat Big C Ltd. 97/11, 6th Floor, Ratchadamri Road, Lumpini Subdistrict, Pathum Wan District, Bangkok	Lease of properties	Baht	200,000,000	Ordinary	20,000,000	Baht	10		140,300,000	19,999,998	99.99
Cencar Co., Ltd. 97/11, 6th Floor, Ratchadamri Road, Lumpini Subdistrict, Pathum Wan District, Bangkok	Lease of properties	Baht	10,000,000,000	Ordinary	1,000,000,000	Baht	10	Baht	8,950,650,000	1,000,000,000	100
Phitsanulok Big C 2015 Ltd.	Retail business and investment	Baht	5,462,000,000	Ordinary	53,793,799	Baht	100	Baht	5,379,378,000	53,793,799	100
97/11, 6th Floor, Ratchadamri Road, Lumpini Subdistrict, Pathum Wan District, Bangkok	in other companies			Preference	826,201	Baht	100	Baht	826,201,000	826,201
C-Distribution Asia Pte. Ltd. 50 Raffles Place# 32 – 01, Singapore Land Tower, Singapore	Investment vehicle	EUR	4,500,000	Ordinary	4,500,000	EUR	1	EUR	4,500,000	4,500,000	100
Saowanee Holdings Co., Ltd. 999/9 The Offices at Central World, 6th Floor, Rama I Road, Pathum Wan Subdistrict, Pathum Wan District, Bangkok	Investment vehicle	Baht	20,200,000	Ordinary	202,000	Baht	100	Baht	20,200,000	200,000	100
Big C Supercenter (Laos) Co., Ltd. Ban Hadsabordeetai, Chanthaburi District, Vientiane City, Laos	Retail and wholesale business (the business has not yet commenced)	Baht	157,000,000	-	-		-	Baht	157,000,000	-	100
Central Pattaya Co., Ltd. 97/11, 6th Floor, Ratchadamri Road, Lumpini Subdistrict, Pathum Wan District, Bangkok	Lease of properties	Baht	80,000,000	Ordinary	8,000,000	Baht	10	Baht	80,000,000	8,000,000	100

77

(Translation)

Name of the Company	Type of business	Registered capital		Type of share	Number of issued shares (share)	Par value		Paid-up capital		Number of shares held (share)	Percentage of shareholding/ investment (%)
Subsidiaries
Udon Big C Co., Ltd. 97/11, 6th Floor, Ratchadamri Road, Lumpini Subdistrict, Pathum Wan District, Bangkok	Lease of properties	Baht	850,000,000	Ordinary	85,000,000	Baht	10	Baht	850,000,000	85,000,000	100
Inthanon Land Co., Ltd. 97/11, 6th Floor, Ratchadamri Road, Lumpini Subdistrict, Pathum Wan District, Bangkok	Lease of properties	Baht	841,000,000	Ordinary	84,100,000	Baht	100	Baht	841,000,000	84,100,000	100
C-Distribution Asia Pte. Ltd. 50 Raffle Place # 32 – 01, Singapore Land Tower, Singapore	Investment vehicle	EUR	4,500,000	Ordinary	4,500,000	EUR	1	EUR	4,500,000	4,500,000	100
Big C Fairy Ltd.	Retail business	Baht	440,000,000	Ordinary	1,400,000	Baht	100	Baht	440,000,000	1,259,992	96.81
97/11, 6th Floor, Ratchadamri Road, Lumpini Subdistrict, Pathum Wan District, Bangkok				Preference	3,000,000	Baht	100			3,000,000
Phraram II Big C Co., Ltd. 97/11, 6th Floor, Ratchadamri Road, Lumpini Subdistrict, Pathum Wan District, Bangkok	Lease of properties	Baht	5,000,000	Ordinary	50,000	Baht	100	Baht	5,000,000	50,000	100
Phitsanulok Big C Ltd.	Retail business and	Baht	1,050,000,000	Ordinary	20,000,000	Baht	10	Baht	1,050,000	19,999,995	99.99
97/11, 6th Floor, Ratchadamri Road, Lumpini Subdistrict, Pathum Wan District, Bangkok	lease of properties			Preference	85,000,000	Baht	10			85,000,000

78

(Translation)

Name of the Company	Type of business	Registered capital		Type of share	Number of issued shares (share)	Par value		Paid-up capital		Number of shares held (share)	Percentage of shareholding/ investment (%)
Joint Venture
BJC O-I Glass Pte. Ltd.	Investment vehicle	USD	245,826,002	Ordinary	154,450,002	USD	1	USD	154,450,002	77,225,001	50
80 Robinson Road, #02-00, 068898 Singapore				Preference	91,376,000	USD	1	USD	91,376,000	18,088,000
Malaya Glass Products Sdn. Bhd.	Manufacture of glass containers	Ringkit	100,000,000	Ordinary	55,000,000	Ringkit	1	Ringkit	5,000,000	27,500,000	50
72-A, Jalan Tampoi, 81200 Jahor Bahru, Jahor, Malaysia Tel.: (07) 2371701 Fax.: (07) 2371705, (07) 2360712				Preference	172,225	Ringkit	1	Ringkit	172,225	86,112
Gaew Grung Thai Co., Ltd. 8 Moo 2, Phahonyothin Road, Lam Sai Subdistrict, Wang Noi District, Phra Nakhon Si Ayutthaya Tel. : 0 3528 7101-4 Fax. : 0 3528 7235	Distribution of scraps of glasses, plastics, and wastes	Baht	320,000,000	Ordinary	3,200,000	Baht	100	Baht	320,000,000	800,000	24.65

79

(Translation)

Name of the Company	Type of business	Registered capital		Type of share	Number of issued shares (share)	Par value		Paid-up capital		Number of shares held (share)	Percentage of shareholding/ investment (%)
Associates
Berli Asiatic Soda Co., Ltd. 99 Soi Rubia, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok Tel.: 0 2367 1601 Fax.: 0 2381 5102	Distribution of soda ash	Baht	40,000,000	Ordinary	6,400,000	Baht	6.25	Baht	40,000,000	3,200,000	50
Berli Dynaplast Co., Ltd. 99 Soi Rubia, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok Tel.: 0 2381 5088 Fax.: 0 2381 5788	Manufacture of rigid plastic containers	Baht	303,933,400	Ordinary	3,039,334	Baht	100	Baht	303,933,400	1,489,274	49

80

(Translation)

Name of the Company	Type of business	Registered capital		Type of share	Number of issued shares (share)	Par value		Paid-up capital		Number of shares held (share)	Percentage of shareholding/ investment (%)
Dormant
Berli Jucker (Myanmar) Ltd. 39 (B) Taw Win Street, Dagon Township, Yangon, Myanmar Tel.: 951 226 658 Fax. : 951 221 598 Bangkok Office Tel. : 0 2367 1029 Fax. : 0 2712 2241	Dormant	Kyats	1,000,000	Ordinary	615	Kyats	1,000	Kyats	615,000	615	100
Marble & Stones Co., Ltd. 48 Soi Samanchan-Barbos, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok Tel.: 0 2391 7331-4 Fax. : 0 2391 7330	Dormant	Baht	99,800,000	Ordinary	998,000	Baht	100	Baht	99,800,000	998,000	100
BJC Marine Resources Development Co., Ltd. 99 Soi Rubia, Sukhumvit 42 Road, Phra Khanong Subdistrict, Khlong Toei District, Bangkok	Dormant	Baht	100,000,000	Ordinary	100,000	Baht	1,000	Baht	94,400,000	50,000	50
Rubia Investments Ltd. British Virgin Islands	Investment vehicle	Baht	30,000,000	Ordinary	30,000	Baht	1,000	Baht	30,000,000	30,000	100
Big C Distribution Co., Ltd 97/11, 6th Floor, Ratchadamri Road, Lumpini Subdistrict, Pathum Wan District, Bangkok	Dormant	Baht	10,000,000	Ordinary	1,000,000	Baht	10	Baht	10,000,000	999,998	99.99
Chiang Mai Big C (2001) Co., Ltd. 97/11, 6th Floor, Ratchadamri Road, Lumpini Subdistrict, Pathum Wan District, Bangkok	Dormant	Baht	300,000,000	Ordinary	3,000,000	Baht	100	Baht	300,000,000	3,000,000	100

81

(Translation)

7.	Dividend payment for the year 2013-2015

Year	Interim Dividend (Baht/share)	Final dividend (Baht/ share)	Total (Baht/share)	Dividend Payout Ratio/Net Profit (%)
2013	0.44	0.40	0.84	55.07
2014	0.35	0.25	0.60	57.65
2015	0.35	0.49	0.84	47.91

82

(Translation)

Part 3

Financial Information

83

(Translation)

Part 3: Financial Statements for the year 2013 - 2015

BERLI JUCKER PUBLIC COMPANY LIMITED AND ITS SUBSIDIARIES
STATEMENTS OF FINANCIAL POSITION
AS AT 31 DECEMBER 2013 – 2015 AND 31 MARCH 2016

	Consolidated Financial Statements
	Amount (Unit : Baht thousand)				Percentage of Total
Assets	2013 (Restated)	2014 (Restated)	2015	2016 Q1	2013 (Restated)	2014 (Restated)	2015	2016 Q1
Current assets
Cash and cash equivalents	1,378,762	1,123,405	1,130,363	3,802,187	3.24%	2.59%	2.53%	1.58%
Temporary investment	-	-	-	1,835,062	0.00%	0.00%	0.00%	0.76%
Trade receivables	7,365,134	7,856,002	8,626,573	8,310,555	17.33%	18.09%	19.30%	3.45%
Other receivables	1,298,540	1,344,579	1,144,105	4,105,649	3.05%	3.10%	2.56%	1.71%
Supplier receivables and tenant receivables	-	-	-	4,151,122	0.00%	0.00%	0.00%	1.72%
Current portion of short-term loan to a related party	-	-	120,000	-	0.00%	0.00%	0.27%	0.00%
Inventories	7,972,229	7,410,411	7,243,642	20,162,427	18.75%	17.06%	16.20%	8.37%
Other current assets	72,071	28,520	115,634	150,601	0.17%	0.07%	0.26%	0.06%

Total current assets	18,086,736	17,762,917	18,380,317	42,517,603	42.55%	40.90%	41.12%	17.65%
Non-current assets
Investments in associates	86,561	83,231	84,479	86,096	0.20%	0.19%	0.19%	0.03%
Investments in joint ventures	3,420,464	3,399,037	3,313,435	3,520,524	8.05%	7.83%	7.41%	1.46%
Other long-term investments	27,681	52,400	22,400	22,400	0.07%	0.12%	0.05%	0.01%
Leasehold right	498,705	475,809	456,857	5,564,782	1.17%	1.10%	1.02%	2.31%
Investment properties	106,555	122,425	112,625	16,074,591	0.25%	0.28%	0.25%	6.67%
Property, plant and equipment	16,739,191	18,042,065	18,589,281	45,806,974	39.38%	41.54%	41.59%	19.02%
Goodwill	2,187,538	2,187,538	2,187,538	124,391,480	5.15%	5.04%	4.89%	51.64%
Other intangible assets	672,716	607,442	714,797	880,096	1.58%	1.40%	1.60%	0.36%
Deferred tax assets	507,720	517,671	557,534	1,341,972	1.19%	1.19%	1.25%	0.56%
Other non-current assets	176,505	177,799	281,294	669,427	0.43%	0.41%	0.64%	0.29%

Total non-current assets	24,423,636	25,665,417	26,320,240	198,358,342	57.45%	59.10%	58.88%	82.35%

Total assets	42,510,372	43,428,334	44,700,557	240,875,945	100.00%	100.00%	100.00%	100.00%

84

(Translation)

	Consolidated Financial Statements
	Amount (Unit : Baht thousand)				Percentage of Total
Liabilities and shareholders’ equity	2013 (Restated)	2014 (Restated)	2015	2016 Q1	2013 (Restated)	2014 (Restated)	2015	2016 Q1
Current liabilities
Short-term borrowings from financial institutions	3,385,387	5,529,312	3,668,382	139,487,844	7.96%	12.73%	8.21%	57.91%
Trade payables	4,852,196	4,647,329	4,787,677	23,652,576	11.41%	10.70%	10.71%	9.82%
Other payables	3,094,035	2,826,392	2,766,653	7,255,083	7.28%	6.51%	6.19%	3.01%
Current portion of unearned leasehold rights	-	-	-	41,612	0.00%	0.00%	0.00%	0.02%
Current portion of long-term borrowings from financial institutions	536,697	2,752,517	2,853,040	8,391,430	1.26%	6.34%	6.38%	3.48%
Current portion of debentures	1,597,212	1,899,592	999,767	999,253	3.76%	4.37%	2.24%	0.41%
Current portion of liabilities under a finance lease agreement	-	-	-	11,339	0.00%	0.00%	0.00%	0.00%
Income tax payable	220,817	217,549	208,743	737,183	0.52%	0.50%	0.47%	0.31%
Short-term provision	-	-	-	62,022	0.00%	0.00%	0.00%	0.03%
Other current liabilities	32,212	331,111	29,229	233,726	0.08%	0.76%	0.07%	0.10%
Total current liabilities	13,718,556	18,203,802	15,313,491	180,872,068	32.27%	41.92%	34.26%	75.09%
Non-current liabilities
Unearned leasehold rights - net of current portion	-	-	-	403,705	0.00%	0.00%	0.00%	0.17%
Long-term borrowing from financial institutions	7,338,851	5,051,023	7,454,026	13,338,641	17.26%	11.63%	16.68%	5.54%
Debentures	2,898,113	999,539	-	-	6.82%	2.30%	0.00%	0.00%
Liabilities under a finance lease agreement - net of current portion	-	-	-	223,720	0.00%	0.00%	0.00%	0.09%
Deferred tax liabilities	452,238	454,358	463,824	2,118,524	1.06%	1.05%	1.04%	0.88%
Employee benefit obligations	624,778	581,593	603,852	1,186,417	1.47%	1.34%	1.35%	0.49%
Other non-current liabilities	124,040	121,038	114,997	2,460,172	0.29%	0.28%	0.26%	1.02%
Total non-current liabilities	11,438,020	7,207,551	8,636,699	19,731,179	26.91%	16.60%	19.32%	8.19%
Total liabilities	25,156,576	25,411,353	23,950,190	200,603,247	59.18%	58.51%	53.58%	83.28%
Shareholders’ equity
Share capital:
Authorized share capital	1,668,125	2,014,389	2,014,389	2,014,389	3.92%	4.64%	4.51%	0.84%
Issued and paid-up share capital	1,590,441	1,592,221	1,592,221	1,592,221	3.74%	3.67%	3.56%	0.66%
Reserves
Share premium	3,865,045	3,952,387	3,952,387	3,952,387	9.09%	9.10%	8.84%	1.64%
Deficit arising from business combination under common control	(544,761)	(544,761)	(544,761)	(544,761)	-1.28%	-1.25%	-1.22%	-0.23%
Deficit arising from change in ownership interest in subsidiaries	(172,762)	(173,919)	(173,919)	(376,398)	-0.41%	-0.40%	-0.39%	-0.16%
Donated surplus	36,868	36,868	36,868	36,868	0.09%	0.08%	0.08%	0.02%
Surplus on disposals of Company’s shares held by a subsidiary	32,174	32,174	32,174	32,174	0.08%	0.07%	0.07%	0.01%
Warrant	115,444	177,705	253,717	274,470	0.27%	0.41%	0.57%	0.11%
Retained earnings
Appropriated :
Legal reserve	166,813	166,813	201,439	201,439	0.39%	0.38%	0.45%	0.08%
Reserve for business expansion	87,400	87,400	87,400	87,400	0.21%	0.20%	0.20%	0.04%
Unappropriated	9,510,972	9,974,941	11,776,838	12,301,715	22.37%	22.97%	26.35%	5.11%
Other components of shareholders’ equity	(120,270)	(304,459)	(151,798)	(630,112)	-0.28%	-0.70%	-0.34%	-0.26%
Total shareholders’ equity attributable to owners of the Company	14,567,364	14,997,370	17,062,566	16,927,403	34.27%	34.53%	38.17%	7.03%
Non-controlling interests	2,786,432	3,019,611	3,687,801	23,345,295	6.55%	6.95%	8.25%	9.69%
Total shareholders’ equity	17,353,796	18,016,981	20,750,367	40,272,698	40.82%	41.49%	46.42%	16.72%
Total liabilities and shareholders’ equity	42,510,372	43,428,334	44,700,557	240,875,945	100.00%	100.00%	100.00%	100.00%

85

(Translation)

BERLI JUCKER PUBLIC COMPANY LIMITED AND ITS SUBSIDIARIES

STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

FOR THE YEARS ENDED PERIOD 31 DECEMBER 2013 - 2015 AND THE THREE-MONTH PERIOD ENDED 31 MARCH 2016

	Consolidated Financial Statements
	Amount (Unit : Baht thousand)				Percentage of Total
	2013(1)	2014 (Restated)	2015	2016 Q1	2013(1)	2014 (Restated)	2015	2016 Q1
Revenue
Revenue from sale of goods and rendering of services	42,226,368	41,695,229	42,892,783	14,716,752	98.57%	98.34%	96.37%	96.56%
Net foreign exchange gain	101,805	11,529	116,130	-	0.24%	0.03%	0.26%	0.00%
Dividends received	6,202	-	-	-	0.01%	0.00%	0.00%	0.00%
Interest received	15,275	16,297	21,451	4,882	0.04%	0.04%	0.05%	0.03%
Other income	489,772	676,640	1,478,853	519,694	1.14%	1.60%	3.32%	3.41%
Total revenue	42,839,422	42,399,695	44,509,217	15,241,328	100.00%	100.00%	100.00%	100.00%
Expenses
Cost of sale of goods and rendering of services	32,131,330	32,362,612	33,071,258	11,632,064	75.00%	76.33%	74.30%	76.32%
Selling expenses	4,468,380	4,611,663	4,756,260	1,728,847	10.43%	10.88%	10.69%	11.34%
Administrative expenses	2,548,213	2,399,615	2,423,133	738,286	5.95%	5.66%	5.44%	4.84%
Net foreign exchange loss	-	-	-	27,346	0.00%	0.00%	0.00%	0.18%
Finance costs	575,180	555,636	492,514	273,403	1.34%	1.31%	1.11%	1.79%
Total expenses	39,723,103	39,929,526	40,743,165	14,399,946	92.73%	94.17%	91.54%	94.48%
Share of profits (loss) from investments in associates	64,931	(2,330)	1,248	1,617	0.15%	-0.01%	0.00%	0.01%
Share of profits (loss) from investments in joint ventures	-	(23,895)	85,850	57,624	0.00%	-0.06%	0.19%	0.38%
Profit before income tax expense	3,181,250	2,443,944	3,853,150	900,623	7.43%	5.76%	8.66%	5.91%
Income tax expense	(566,584)	(397,782)	(400,074)	(197,728)	-1.32%	-0.94%	-0.90%	-1.30%
Profit for the years / the period	2,614,666	2,046,162	3,453,076	702,895	6.10%	4.83%	7.76%	4.61%
Other comprehensive income (expense)
Items that will not be classified subsequently to profit or loss
Actuarial losses	-	(27,978)	-	-	0.00%	-0.07%	0.00%	0.00%
Income tax relating to items that will not be reclassified subsequently	-	5,596	-	-	0.00%	0.01%	0.00%	0.00%
	-	(22,382)	-	-	0.00%	-0.05%	0.00%	0.00%
Items that will be classified subsequently to profit or loss
Share of gain (loss) on other comprehensive income of joint ventures	-	(35,439)	(23,335)	29,465	0.00%	-0.08%	-0.05%	0.19%
Gain (loss) on cash flow hedges	-	(138,424)	130,053	2,790	0.00%	-0.33%	0.29%	0.02%
Differences on translation of financial statements	127,000	(23,454)	194,340	(545,882)	0.30%	-0.06%	0.44%	-3.58%
Income tax relating to items that will be reclassified subsequently	-	18,588	(17,512)	(341)	0.00%	0.04%	-0.04%	0.00%
	127,000	(178,729)	283,546	(513,968)	0.30%	-0.42%	0.64%	-3.37%
Other comprehensive income (expense) for the years / the period - net of income tax expense	127,000	(201,111)	283,546	(513,968)	0.30%	-0.47%	0.64%	-3.37%
Total comprehensive income for the years / the period	2,741,666	1,845,051	3,736,622	188,927	6.40%	4.35%	8.40%	1.24%
Profit attributable to:
Owners of the Company	2,425,974	1,679,502	2,791,729	524,877	5.66%	3.96%	6.27%	3.44%
Non-controlling interests	188,692	366,660	661,347	178,018	0.44%	0.86%	1.49%	1.17%
Profit for the years / the period	2,614,666	2,046,162	3,453,076	702,895	6.10%	4.83%	7.76%	4.61%
Total comprehensive income attributable to:
Owners of the Company	2,552,974	1,473,017	2,944,391	46,563	5.96%	3.47%	6.62%	0.31%
Non-controlling interests	188,692	372,034	792,231	142,364	0.44%	0.88%	1.78%	0.93%
Total comprehensive income for the years / the period	2,741,666	1,845,051	3,736,622	188,927	6.40%	4.35%	8.40%	1.24%

Basic earnings per share (Baht)	1.53	1.06	1.75	0.33

(1)	The Statements of profit or loss and other comprehensive income as at the year ending 31 December 2013 did not been adjusted according to the Accounting Standard which has been enforced in 2015.

86

(Translation)

BERLI JUCKER PUBLIC COMPANY LIMITED AND ITS SUBSIDIARIES

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED PERIOD 31 DECEMBER 2013 - 2015 AND THE THREE-MONTH PERIOD ENDED 31 MARCH 2016

	Consolidated Financial Statements
	Amount (Unit : Baht thousand)
CASH FLOWS	2013(1)	2014 (Restated)	2015	2016 Q1

Cash flows from operating activities	3,908,302	4,396,033	4,693,183	1,277,342
Cash flows from investing activities	(4,867,131)	(3,284,165)	(1,611,052)	(124,305,273)
Cash flows from financing activities	651,369	(1,351,843)	(3,151,067)	124,990,274
Net increase (decrease) in cash and cash equivalents	(307,460)	(239,975)	(68,936)	1,962,343
Cash and cash equivalents at the year end / the period	1,779,971	1,123,405	1,130,363	3,802,187

(1)	The Statements of cash flows as at the year ending 31 December 2013 were not adjusted in accordance with the Accounting Standards which becomes effective in 2015.

87

(Translation)

BERLI JUCKER PUBLIC COMPANY LIMITED AND ITS SUBSIDIARIES

FINANCIAL RATIOS AS AT 31 DECEMBER 2013 - 2015 AND 31MARCH 2016

		Consolidated financial statements
		2013(1)	2014 (Restated)	2015	2016 Q1
Liquidity Ratio

Current Ratio	(Times)	1.30	0.98	1.20	0.24
Quick Ratio	(Times)	0.73	0.57	0.73	0.12
Trade Receivable Turnover	(Times)	5.79	5.48	5.20	16.06
Average Collection Period	(Days)	62	66	69	22
Inventory Turnover	(Times)	4.20	4.21	4.51	8.09
Average Days Sale	(Days)	86	86	80	45
Trade Payable Turnover	(Times)	6.73	6.81	7.01	7.80
Average Payment Period	(Days)	54	53	51	46
Cash Cycle	(Days)	94	98	98	21

Profitability Ratio

Gross Profit Margin	(%)	23.91	22.38	22.90	20.96
Net Profit Margin	(%)	5.75	4.03	6.51	3.57
Return On Equity	(%)	17.03	11.36	17.42	15.42

Efficiency Ratio

Return On Total Assets	(%)	5.45	3.87	6.25	1.09
Return On Fixed Asset	(%)	23.85	20.60	26.27	22.52
Total Assets Turnover	(%)	103.52	98.67	101.01	102.22

Financial Policy Ratio

Debt to Equity Ratio	(Times)	1.51	1.41	1.15	4.98
Interest Coverage Ratio	(Times)	5.22	4.02	6.67	1.59
Dividend Payout Ratio	(%)	55.07	57.65	47.91	-

(1)	The financial ratios as at the year ending 31 December 2013 were not adjusted in accordance with the Accounting Standards which became effective in 2015.

(2)	The financial ratios in the Profit and Loss Statements and the Comprehensive Income Statements for the first quarter of year 2016 are calculated proportionately on a yearly basis.

88

Enclosure 2 Subscription Form No. Subscription Form for the Newly-Issued Ordinary Shares of Berli Jucker Public Company Limited Rights offering of not exceeding 807,779,000 newly-issued ordinary shares to the existing shareholders at a ratio of 2 existing ordinary shares to 1 new ordinary share, at the par value of Baht 1.00 per share and the offering price of Baht 35.00 per share Date of Subscription .29th July 20161st August 2016 2nd August 2016 3rd August 2016 4th August 2016 Information of the subscriber for the newly-issued ordinary shares : please fill in complete and clear information below in legible handwriting To: Berli Jucker Public Company Limited (“Company”) I/We (Mr., Mrs., Miss, Juristic person) Shareholder Registration No 1 Subscription Form per 1 Shareholder Registration No. Only Identification card / Alien card / Passport / Juristic person registration number Address shall be as appears in the Company’s shareholders database in accordance with the share register book as of 14th July 2016 that the Company obtains from Thailand Securities Depository Co., Ltd. (“Company’s Shareholders Database”) Telephone Number Mobile Phone hereby subscribe for and request allotment of the newly-issued ordinary shares in proportion to my/our shareholding as follows; Number of Shares Subscribed (Shares)Subscription Price per Share (Baht)Total Subscription Price (Baht) Amount (in words) 35.00 I/We herewith submit my/our payment for subscription for the newly-issued ordinary shares payable to “Subscription Account for BJC” Money Transfer to “Subscription Account for BJC” Siam Commercial Bank, Ratchayothin Branch, Current Account No. 111-3-92514-5 (Bill Payment) Personal ChequeCashier ChequeBank Draft (dated no later than 2nd August 2016) Cheque NoDateBankBranch If the securities (newly-issued shares) are allotted to me/us, I/we hereby agree to the following procedure: (please select only one method) In the case of having a securities trading account: Issue a security certificate for the allotted securities in the name of ‘Thailand Securities Depository Company Limited for Depositors” and arrange for participant’s name Participant No. , to deposit such shares with Thailand Securities Depository Company Limited for my/our own securities trading account name Account No. and I/we have an account with that company. (The subscriber’s name must correspond to the securities trading account name. If the subscriber’s name does not correspond therewith or the subscriber incorrectly or inconsistently fills in the securities trading account or the participant’s number, a security certificate for the allotted securities will be issued in the name of the subscriber and delivered to the subscriber by registered mail to the name and address shown in the Company’s Shareholders Database in accordance with the share register book as of 14th July 2016 within 15 business days from the closing date of the subscription period. In such a case, the Company will not be responsible for the shareholder being unable to trade the allotted securities on the first trading day thereof.) In the case of not having a securities trading account: Requesting a securities certificate: Issue a security certificate for the allotted securities in my/our name and deliver it to me/us by registered mail to the name and address shown in the Company’s Shareholders Database within 15 business days from the closing date of the subscription period, whereby I/we am/are willing to authorize the Company to take any act in order to issue the security certificate pursuant to my/our expressed intention. Depositing into Account No. 600: Issue a security certificate for the allotted securities in the name of “Thailand Securities Depository Company Limited” and deposit such securities with Thailand Securities Depository Company Limited, into the account of Berli Jucker Public Company Limited’s Account No. 600. To deposit into Account No. 600, please also fill in the form “Additional Subscription Documents Only for the Subscriber Wishing to Deposit the Securities into the Issuer Account” to be delivered to Thailand Securities Depository Company Limited. In the case that I/we have not been allotted the securities or have been allotted the securities in an amount less than the amount subscribed, I/we hereby agree to the following method of refund (please select only one): Transferring the money via ATS to my/our account Bank Name Branch Account No (Please attach a copy of the first page of your bank account book (savings account or current account only) and the account’s name must correspond with the name of the subscriber . If the account’s name does not correspond with the name of the subscriber, the refund will be made by issuing a crossed cheque.) (only for the account of Bangkok Bank Public Company Limited. Kasikornbank Public Company Limited, Krung Thai Bank Public Company Limited, Bank of Ayudhya Public Company Limited, TMB Bank Public Company Limited, Siam Commercial Bank Public Company Limited, Thanachart Bank Public Company Limited or United Overseas Bank (Thai) Public Company Limited only). Issuing the crossed cheque made payable to me/us and delivering it by registered mail to the address appearing in the Company’s Shareholders Database (By acceptance of the refund in the form of a crossed cheque, the subscriber might be responsible for any related fee when the cheque is processed for clearing). I/We hereby undertake and agree to subscribe for the newly-issued ordinary shares in the number as stated and shall not revoke this subscription. If I/we do not return this duly completed subscription form together with the subscription documents and the subscription payment to the Company within the stated subscription period or if the Personal Cheque/Cashier Cheque/Bank Draft has not been honoured, I/we shall be deemed to have waived my/our rights to subscribe for the newly-issued ordinary shares. Having read the Notice of the Allotment of Newly-Issued Ordinary Shares as well as the Information Memorandum, I/we agree to be bound by the Notice of Allotment of Newly-Issued Ordinary Shares as well as the Information Memorandum currently enforced and/or as may be amended in the future. Investment in securities involves risks so you should ensure that you have thoroughly Signed Subscriber studied all information before deciding to make a subscription for the securities. (       ) “Please fill in complete information; otherwise you will be disqualified from the subscription” Receipt for Subscription for Newly-Issued Ordinary Shares of Berli Jucker Public Company Limited (This section must be completely filled in by the subscriber in proper handwriting script) Subscription Date: 29th July 2016 1st August 2016 2nd August 2016 3rd August 2016 4th August 2016 Subscription Form No SCB Securities Co., Ltd. has received money from (Name of Subscriber) to subscribe for the newly- issued ordinary shares of Berli Jucker Public Company Limited at a ratio of 1existing ordinary share to 1 new ordinary share, at the offering price of Baht 35.00 per share. Number of Shares Subscribed (Shares) Subscription Price per Share (Baht) Total Subscription Price (Baht) Amount (in words) 35.00 Made payable by: Money Transfer (Bill Payment) Personal Cheque Cashier Cheque Bank Draft (dated no later than 2nd August 2016) Cheque Date Bank Branch Issue a security certificate in the name of “Thailand Securities Depository Company Limited for Depositors” Participant No Securities Trading Account No Issue a security certificate in the name of “Thailand Securities Depository Company Limited for Depositors” and deposit in the Issuer’s Account for my/our name - Account No. 600 Issue a security certificate in the name of the subscriber In the case that I/we have not been allotted the securities or have been allotted the securities in an amount less than the amount subscribed for, I/we hereby agree to the following method of refund (please select only one) Transferring the money to my/our account Bank Name Branch Account No Issuing a crossed cheque made payable to me/us and delivering it by registered mail to the address appearing in the Company’s Shareholders Database in accordance with the share register book as of 14th July 2016. Officer’s Name Remark: Subscription Agent will not accept any documents submitted by mail and the subscribers shall be strictly prohibited to place the subscription documents with the bank that they pay in.

Enclosure 2

BROKER

ผู้ฝากเลขที่ Participant No.	ชื่อบริษัท Company Name	ผู้ฝากเลขที่ Participant No.	ชื่อบริษัท Company Name
002	บริษัทหลักทรัพย์ ทิสโก้ จำกัด TISCO SECURITIES COMPANY LIMITED	030	บริษัทหลักทรัพย์ ไอ วี โกลบอล จำกัด (มหาชน) I V GLOBAL SECURITIES PUBLIC COMPANY LIMITED
003	บริษัทหลักทรัพย์ คันทรี่ กรุ๊ป จำกัด (มหาชน) COUNTRY GROUP SECURITIES PUBLIC COMPANY LIMITED	032	บริษัทหลักทรัพย์ เคทีบี (ประเทศไทย) จำกัด KTB SECURITIES (THAILAND) COMPANY LIMITED
004	บริษัทหลักทรัพย์ ดีบีเอส วิคเคอร์ส (ประเทศไทย) จำกัด DBS VICKERS SECURITIES (THAILAND) COMPANY LIMITED	034	บริษัทหลักทรัพย์ ฟิลลิป (ประเทศไทย) จำกัด (มหาชน) PHILLIP SECURITIES (THAILAND) PUBLIC COMPANY LIMITED
005	บริษัทหลักทรัพย์ แลนด์ แอนด์ เฮ้าส์ จำกัด (มหาชน) LAND AND HOUSES SECURITIES PUBLIC COMPANY LIMITED	038	บริษัทหลักทรัพย์ เออีซี จำกัด (มหาชน) AEC SECURITIES PUBLIC COMPANY LIMITED
006	บริษัทหลักทรัพย์ ภัทร จำกัด (มหาชน) PHATRA SECURITIES PUBLIC COMPANY LIMITED	048	บริษัทหลักทรัพย์ ไอร่า จำกัด (มหาชน) AIRA SECURITIES PUBLIC COMPANY LIMITED
007	บริษัทหลักทรัพย์ ซีไอเอ็มบี (ประเทศไทย) จำกัด CIMB SECURITIES (THAILAND) COMPANY LIMITED	050	บริษัทหลักทรัพย์ เอเอสแอล จำกัด ASL SECURITIES PUBLIC COMPANY LIMITED
008	บริษัทหลักทรัพย์ เอเซีย พลัส จำกัด ASIA PLUS SECURITIES COMPANY LIMITED	051	บริษัทหลักทรัพย์ เอสบีไอ ไทย ออนไลน์ จำกัด SBI THAI ONLINE SECURITIES COMPANY LIMITED
010	บริษัทหลักทรัพย์ เมอร์ริล ลินช์ (ประเทศไทย) จำกัด MERRILL LYNCH SECURITIES (THAILAND) LIMITED	200	บริษัทหลักทรัพย์ เมย์แบงก์ กิมเอ็ง (ประเทศไทย) จำกัด (มหาชน) MAYBANK KIM ENG SECURITIES (THAILAND) PUBLIC COMPANY LIMITED
011	บริษัทหลักทรัพย์ กสิกรไทย จำกัด (มหาชน) KASIKORN SECURITIES PUBLIC COMPANY LIMITED	211	บริษัทหลักทรัพย์ ยูบีเอส (ประเทศไทย) จำกัด UBS SECURITIES(THAILAND) LIMITED
013	บริษัทหลักทรัพย์ เคจีไอ (ประเทศไทย) จำกัด (มหาชน) KGI SECURITIES (THAILAND) PUBLIC COMPANY LIMITED	213	บริษัทหลักทรัพย์ เอเซีย เวลท์ จำกัด ASIA WEALTH SECURITIES COMPANY LIMITED
014	บริษัทหลักทรัพย์ โนมูระ พัฒนสิน จำกัด (มหาชน) CAPITAL NOMURA SECURITIES PUBLIC COMPANY LIMITED	221	บริษัทหลักทรัพย์ เมอร์ชั่น พาร์ทเนอร์ จำกัด (มหาชน) MERCHANT PARTNERS SECURITIES PUBLIC COMPANY LIMITED
015	บริษัทหลักทรัพย์ แอพเพิล เวลธ์ จำกัด (มหาชน) APPLE WEALTH SECURITIES PUBLIC COMPANY LIMITED	224	บริษัทหลักทรัพย์ บัวหลวง จำกัด (มหาชน) BUALUANG SECURITIES PUBLIC COMPANY LIMITED
016	บริษัทหลักทรัพย์ ธนชาต จำกัด (มหาชน) THANACHART SECURITIES PUBLIC COMPANY LIMITED	225	บริษัทหลักทรัพย์ ซี แอล เอส เอ (ประเทศไทย) จำกัด CLSA SECURITIES(THAILAND) LIMITED
019	บริษัทหลักทรัพย์ เคเคเทรด จำกัด KKTRADE SECURITIES COMPANY LIMITED	229	บริษัทหลักทรัพย์ เจพีมอร์แกน (ประเทศไทย) จำกัด JPMORGAN SECURITIES (THAILAND) LIMITED
022	บริษัทหลักทรัพย์ ทรีนีตี้ จำกัด TRINITY SECURITIES COMPANY LIMITED	230	บริษัทหลักทรัพย์ โกลเบล็ก จำกัด GLOBLEX SECURITIES COMPANY LIMITED
023	บริษัทหลักทรัพย์ ไทยพาณิชย์ จำกัด SCB SECURITIES COMPANY LIMITED	244	บริษัทหลักทรัพย์ แมคควอรี (ประเทศไทย) จำกัด MACQUARIE SECURITIES (THAILAND) LIMITED
026	บริษัทหลักทรัพย์ ยูโอบี เคย์เฮียน (ประเทศไทย) จำกัด (มหาชน) UOB KAY HIAN SECURITIES (THAILAND) PUBLIC COMPANY LIMITED	247	บริษัทหลักทรัพย์ เครดิต สวิส (ประเทศไทย) จำกัด CREDIT SUISSE SECURITIES (THAILAND) LIMITED
027	บริษัทหลักทรัพย์ อาร์เอชบี โอเอสเค (ประเทศไทย) จำกัด (มหาชน) RHB OSK SECURITIES (THAILAND) PUBLIC COMPANY LIMITED	248	บริษัทหลักทรัพย์ เคที ซีมิโก้ จำกัด KT ZMICO SECURITIES COMPANY LIMITED
029	บริษัทหลักทรัพย์ กรุงศรีอยุธยา จำกัด (มหาชน) KRUNGSRI SECURITIES PUBLIC COMPANY LIMITED	924	บริษัทหลักทรัพย์ ฟินันเซีย ไซรัส จำกัด (มหาชน) FINANSIA SYRUS SECURITIES PUBLIC COMPANY LIMITED

SUB-BROKER

ผู้ฝากเลขที่ Participant No.	ชื่อบริษัท Company Name	ผู้ฝากเลขที่ Participant No.	ชื่อบริษัท Company Name
236	ธนาคาร ทิสโก้ จำกัด (มหาชน) TISCO BANK PUBLIC COMPANY LIMITED	243	บริษัทหลักทรัพย์ เพื่อธุรกิจหลักทรัพย์ จำกัด (มหาชน) TSFC SECURITIES PUBLIC COMPANY LIMITED
242	บริษัทหลักทรัพย์ ซิตี้คอร์ป (ประเทศไทย) จำกัด CITICORP SECURITIES (THAILAND) LIMITED	245	ธนาคารธนชาต จำกัด (มหาชน) THANACHART BANK PUBLIC COMPANY LIMITED

CUSTODIAN

ผู้ฝากเลขที่ Participant No.	ชื่อบริษัท Company Name	ผู้ฝากเลขที่ Participant No.	ชื่อบริษัท Company Name
301	ธนาคารซิตี้แบงก์ เอ็น.เอ.(CUSTODY SERVICES) CITIBANK, N.A. - CUSTODY SERVICES	329	ธนาคารทหารไทย จำกัด (มหาชน) TMB BANK PUBLIC COMPANY LIMITED
302	ธนาคารไทยพาณิชย์ จำกัด (มหาชน) THE SIAM COMMERCIAL BANK PUBLIC CO.,LTD.	330	ธนาคารฮ่องกงและเซี่ยงไฮ้แบงกิ้งคอร์ปอเรชั่น จำกัด (เพื่อตราสารหนี้) THE HONGKONG AND SHANGHAI BANKING CORP.,LTD.BKK.-BOND
303	ธนาคารกรุงเทพ จำกัด (มหาชน) – ผู้รับฝากทรัพย์สิน BANGKOK BANK PUBLIC COMPANY LIMITED-CUSTODY	334	บริษัทหลักทรัพย์ เพื่อธุรกิจหลักทรัพย์ จำกัด (มหาชน) (คัสโตเดี้ยน) TFSC SECURITIES PUBLIC COMPANY LIMITED - CUSTODIAN
304	ธนาคารฮ่องกงและเซี่ยงไฮ้ แบงกิ้ง คอร์ปอเรชั่น จำกัด THE HONGKONG AND SHANGHAI BANKING CORP.,LTD. BKK.	336	ธนาคารเกียรตินาคิน จำกัด (มหาชน) KIATNAKIN BANK PUBLIC COMPANY LIMITED
305	ธนาคารกรุงไทย จำกัด (มหาชน) THE KRUNG THAI BANK PUBLIC CO.,LTD.	337	ธนาคารทหารไทย จำกัด (มหาชน) TMB BANK PUBLIC COMPANY LIMITED
308	ธนาคารกสิกรไทย จำกัด (มหาชน) KASIKORNBANK PUBLIC COMPANY LIMITED	339	ธนาคาร ทิสโก้ จำกัด (มหาชน) (เพื่อรับฝากทรัพย์สิน) TISCO BANK PUBLIC COMPANY LIMITED (CUSTODIAN)
312	ธนาคารสแตนดาร์ดชาร์เตอร์ด (ไทย) จำกัด (มหาชน) STANDARD CHARTERED BANK (THAI) PUBLIC CO.,LTD.	340	ธนาคาร เจพีมอร์แกน เชส (เพื่อค้าตราสารหนี้) JPMORGAN CHASE BANK (BOND TRADING)
316	ธนาคารไอซีบีซี (ไทย) จำกัด (มหาชน) INDUSTRIAL AND COMMERCIAL BANK OF CHINA (THAI) PUBLIC COMPANY LIMITED	343	ธนาคาร ซีไอเอ็มบี ไทย จำกัด (มหาชน) CIMB THAI BANK PUBLIC COMPANY LIMTED
320	ธนาคารดอยซ์แบงก์ เอจี สาขากรุงเทพฯ – เพื่อรับฝากทรัพย์สิน DEUTSCHE BANK AKTIENGESELLSCHAFT BANGKOK BRANCH–CUSTODY SERVICES	345	ธนาคารธนชาต จำกัด (มหาชน) THANACHART BANK PUBLIC COMPANY LIMITED
326	ธนาคาร เดอะรอยัลแบงก์อ๊อฟสกอตแลนด์ เอ็น.วี. สาขากรุงเทพฯ THE ROYAL BANK OF SCOTLAND N.V., BANGKOK BRANCH	410	ธนาคารกรุงศรีอยุธยา จำกัด (มหาชน) – เพื่อบริหารเงิน BANK OF AYUDHYA PUBLIC COMPANY LIMITED FOR TREASURY
328	ธนาคารกรุงศรีอยุธยา จำกัด (มหาชน) BANK OF AYUDHYA PUBLIC COMPANY LIMITED	425	ธนาคารกรุงไทย จำกัด (มหาชน) (เพื่อลูกค้า) THE KRUNG THAI BANK PUBLIC CO.,LTD. (FOR CUSTOMER)

Enclosure 2 BROKER Participant No. Company Name Participant No. Company Name 002 TISCO SECURITIES COMPANY LIMITED 030 I V GLOBAL SECURITIES PUBLIC COMPANY LIMITED 003 COUNTRY GROUP SECURITIES PUBLIC COMPANY LIMITED 032 KTB SECURITIES (THAILAND) COMPANY LIMITED 004 DBS VICKERS SECURITIES (THAILAND) COMPANY LIMITED 034 PHILLIP SECURITIES (THAILAND) PUBLIC COMPANY LIMITED 005 LAND AND HOUSES SECURITIES PUBLIC COMPANY LIMITED 038 AEC SECURITIES PUBLIC COMPANY LIMITED 006 PHATRA SECURITIES PUBLIC COMPANY LIMITED 048 AIRA SECURITIES PUBLIC COMPANY LIMITED 007 CIMB SECURITIES (THAILAND) COMPANY LIMITED 050 ASL SECURITIES PUBLIC COMPANY LIMITED 008 ASIA PLUS SECURITIES COMPANY LIMITED 051 SBI THAI ONLINE SECURITIES COMPANY LIMITED 010 MERRILL LYNCH SECURITIES (THAILAND) LIMITED 200 MAYBANK KIM ENG SECURITIES (THAILAND) PUBLIC COMPANY LIMITED 011 KASIKORN SECURITIES PUBLIC COMPANY LIMITED 211 UBS SECURITIES(THAILAND) LIMITED 013 KGI SECURITIES (THAILAND) PUBLIC COMPANY LIMITED 213 ASIA WEALTH SECURITIES COMPANY LIMITED 014 CAPITAL NOMURA SECURITIES PUBLIC COMPANY LIMITED 221 MERCHANT PARTNERS SECURITIES PUBLIC COMPANY LIMITED 015 APPLE WEALTH SECURITIES PUBLIC COMPANY LIMITED 224 BUALUANG SECURITIES PUBLIC COMPANY LIMITED 016 THANACHART SECURITIES PUBLIC COMPANY LIMITED 225 CLSA SECURITIES(THAILAND) LIMITED 019 KKTRADE SECURITIES COMPANY LIMITED 229 JPMORGAN SECURITIES (THAILAND) LIMITED 022 TRINITY SECURITIES COMPANY LIMITED 230 GLOBLEX SECURITIES COMPANY LIMITED 023 SCB SECURITIES COMPANY LIMITED 244 MACQUARIE SECURITIES (THAILAND) LIMITED 026 UOB KAY HIAN SECURITIES (THAILAND) PUBLIC COMPANY LIMITED 247 CREDIT SUISSE SECURITIES (THAILAND) LIMITED 027 RHB OSK SECURITIES (THAILAND) PUBLIC COMPANY LIMITED 248 KT ZMICO SECURITIES COMPANY LIMITED 029 KRUNGSRI SECURITIES PUBLIC COMPANY LIMITED 924 FINANSIA SYRUS SECURITIES PUBLIC COMPANY LIMITED SUB-BROKER Participant No. Company Name Participant No. Company Name 236 TISCO BANK PUBLIC COMPANY LIMITED 243 TSFC SECURITIES PUBLIC COMPANY LIMITED 242 CITICORP SECURITIES (THAILAND) LIMITED 245 THANACHART BANK PUBLIC COMPANY LIMITED CUSTODIAN Participant No. Company Name Participant No. Company Name 301 (CUSTODY services) CITIBANK, N.A. - CUSTODY SERVICES 329 TMB BANK PUBLIC COMPANY LIMITED 302 THE SIAM COMMERCIAL BANK PUBLIC CO., LTD. 330 THE HONGKONG AND SHANGHAI BANKING CORP.,LTD.BKK.-BOND 303 BANGKOK BANK PUBLIC COMPANY LIMITED-CUSTODY 334 TFSC SECURITIES PUBLIC COMPANY LIMITED - CUSTODIAN 304 THE HONGKONG AND SHANGHAI BANKING CORP.,LTD. BKK. 336 KIATNAKIN BANK PUBLIC COMPANY LIMITED 305 THE KRUNG THAI BANK PUBLIC CO., LTD. 337 TMB BANK PUBLIC COMPANY LIMITED 308 KASIKORNBANK PUBLIC COMPANY LIMITED 339 TISCO BANK PUBLIC COMPANY LIMITED (CUSTODIAN) 312 STANDARD CHARTERED BANK (THAI) PUBLIC CO.,LTD. 340 JPMORGAN CHASE BANK (BOND TRADING) 316 INDUSTRIAL AND COMMERCIAL BANK OF CHINA (THAI) PUBLIC COMPANY LIMITED 343 CIMB THAI BANK PUBLIC COMPANY LIMTED 320 DEUTSCHE BANK AKTIENGESELLSCHAFT BANGKOK BRANCH-CUSTODY SERVICES 345 THANACHART BANK PUBLIC COMPANY LIMITED 326 THE ROYAL BANK OF SCOTLAND N.V., BANGKOK BRANCH 410 BANK OF AYUDHYA PUBLIC COMPANY LIMITED FOR TREASURY 328 BANK OF AYUDHYA PUBLIC COMPANY LIMITED 425 THE KRUNG THAI BANK PUBLIC CO.,LTD. (FOR CUSTOMER)

Enclosure 4

วันที่ (DATE)..
สาขาผู้รับฝาก (BRANCH)..................................

ใบแจ้งการชำระเงิน

ชื่อบัญชี บัญชีจองซื้อหุ้นสามัญเพิ่มทุน บมจ.เบอร์ลี่ ยุคเกอร์
A/C Name. Subscription Account for BJC

ไทยพาณิชย์ SCB

ธนาคารไทยพาณิชย์ จำกัด (มหาชน)
A/C No. 111-3-92514-5 (Bill Payment)

SERVICE CODE :

ชื่อผู้จองซื้อ ....
Subscriber name

เลขทะเบียนผู้ถือหุ้น/Ref. 1
Registration Number/Ref. 1 [ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]

เลขที่บัตรประชาชน/หนังสือเดินทาง/ใบต่างด้าว/ทะเบียนนิติบุคคล/Ref. 2
ID Card/Alien Card/Passport / Company Registration No./Ref. 2
[ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]

สำหรับลูกค้า

☐ เงินสด / CASH	เลขที่เช็ค / CHEQUE NO.	ธนาคาร BANK / สาขา BRANCH	จำนวนเงิน / AMOUNT	สำหรับเจ้าหน้าที่ธนาคาร
☐ เช็ค / CHEQUE				
จำนวนเงินเป็นตัวอักษร (บาท) / AMOUNT IN WORDS (BAHT)				ผู้รับเงิน/ผู้รับมอบอำนาจ

กรุณานำเอกสารฉบับนี้ไปชำระเงินได้ที่ธนาคารไทยพาณิชย์ จำกัด (มหาชน) ทุกสาขาทั่วประเทศ โดยไม่เสียค่าใช้จ่ายแต่อย่างใด
Please bring along this document and make a payment at all SCB branches without any additional fee charged
<u>หมายเหตุ</u> เลขทะเบียนผู้ถือหุ้น/Ref.1 เป็นตัวเลข 10 หลักเท่านั้น โดยตรวจสอบจากใบรับรองการจองซื้อหุ้น ที่แนบมาพร้อมหนังสือแจ้งสิทธิการจองซื้อหุ้นสามัญเพิ่มทุน
<u>Remarks</u>: Registration Number/Ref.1, comprising of 10-digit numbers, is verified by subscription certificate enclosed with Information Memorandum

ชื่อผู้นำฝาก/Deposit by...
โทร (โปรดระบุ)/Tel..

วันที่ (DATE)..
สาขาผู้รับฝาก (BRANCH)..................................

ใบแจ้งการชำระเงิน

ชื่อบัญชี บัญชีจองซื้อหุ้นสามัญเพิ่มทุน บมจ.เบอร์ลี่ ยุคเกอร์
A/C Name. Subscription Account for BJC

ไทยพาณิชย์ SCB

ธนาคารไทยพาณิชย์ จำกัด (มหาชน)
A/C No. 111-3-92514-5 (Bill Payment)

SERVICE CODE :

ชื่อผู้จองซื้อ ....
Subscriber name

เลขทะเบียนผู้ถือหุ้น/Ref. 1
Registration Number/Ref. 1 [ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]

เลขที่บัตรประชาชน/หนังสือเดินทาง/ใบต่างด้าว/ทะเบียนนิติบุคคล/Ref. 2
ID Card/Alien Card/Passport / Company Registration No./Ref. 2
[ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ][ ]

สำหรับธนาคาร

☐ เงินสด / CASH	เลขที่เช็ค / CHEQUE NO.	ธนาคาร BANK / สาขา BRANCH	จำนวนเงิน / AMOUNT	สำหรับเจ้าหน้าที่ธนาคาร
☐ เช็ค / CHEQUE				
จำนวนเงินเป็นตัวอักษร (บาท) / AMOUNT IN WORDS (BAHT)				ผู้รับเงิน/ผู้รับมอบอำนาจ

กรุณานำเอกสารฉบับนี้ไปชำระเงินได้ที่ธนาคารไทยพาณิชย์ จำกัด (มหาชน) ทุกสาขาทั่วประเทศ โดยไม่เสียค่าใช้จ่ายแต่อย่างใด
Please bring along this document and make a payment at all SCB branches without any additional fee charged
<u>หมายเหตุ</u> เลขทะเบียนผู้ถือหุ้น/Ref.1 เป็นตัวเลข 10 หลักเท่านั้น โดยตรวจสอบจากใบรับรองการจองซื้อหุ้น ที่แนบมาพร้อมหนังสือแจ้งสิทธิการจองซื้อหุ้นสามัญเพิ่มทุน
<u>Remarks</u>: Registration Number/Ref.1, comprising of 10-digit numbers, is verified by subscription certificate enclosed with Information Memorandum

ชื่อผู้นำฝาก/Deposit by...
โทร (โปรดระบุ)/Tel..

Enclosure 4 (DATE) (BRANCH) SERVICE CODE : A/C Name. Subscription Account for BJC Subscriber name /Ref.1 Registration Number/Ref.1 SCB A/C No. 111-3-92514-5 (Bill Payment) ID Card/Alien Card/Passport / Company Registration No./Ref. 2 CASH CHEQUE NO. BANK/BRANCH /AMOUNT CHEQUE / AMOUNT IN WORDS (BAHT) Please bring along this document and make a payment at all SCB branches without any additional fee charged I Remarks: Registration Number/Ref.l, comprising of 10-digit numbers, is verified by subscription certificate enclosed with Information Memorandum Deposit by Tel (DATE) (BRANCH) SERVICE CODE : A/C Name. Subscription Account for BJC Subscriber name Ref. 1 Registration Number/Ref. 1 SCB A/C No. 111-3-92514-5 (Bill Payment) ID Card/Alien Card/Passport / Company Registration No./Ref. 2 CASH CHEQUE NO. BANK/BRANCH /AMOUNT CHEQUE / AMOUNT IN WORDS (BAHT) Please bring along this document and make a payment at all SCB branches without any additional fee charged I Remarks: Registration Number/Ref.l, comprising of 10-digit numbers, is verified by subscription certificate enclosed with Information Memorandum Deposit by Tel

สิ่งที่ส่งมาด้วยลำดับที่ 5

อากรแสตมป์ 30 บาท Baht 30 stamp duty

หนังสือมอบอำนาจ

สำหรับการจองซื้อหุ้นสามัญเพิ่มทุนของ บริษัท เบอร์ลี่ ยุคเกอร์ จำกัด (มหาชน)

(ยกเว้นกรณีมอบอำนาจให้ผู้ดูแลรักษาผลประโยชน์ (Custodian) ซึ่งจะให้หนังสือมอบอำนาจตามแบบที่กำหนดโดยผู้ดูแลรักษาผลประโยชน์)

Power of Attorney for

เขียนที่______________________

made at ______________________

วันที่ ____________________________

date ____________________________

ข้าพเจ้า________________________________(**"ผู้มอบอำนาจ"**) สัญชาติ ______________________

I/we ("the "Grantor") nationality

เลขประจำตัวประชาชน/หนังสือเดินทาง/เลขทะเบียนนิติบุคคล เลขที่/ ______________________________________

identification No./passport No./juristic person No.

อยู่บ้านเลขที่/ สานักงานอยู่ที่ _________________________________ถนน___________________________

residing at/having the registered address at No. street

ตำบล/แขวง ___________________________________อำเภอ/เขต ___________________________________

sub-district district

จังหวัด_______________________________________รหัสไปรษณีย์___________________________________

province postcode

ในฐานะผู้ถือหุ้นสามัญของบริษัท เบอร์ลี่ ยุคเกอร์ จำกัด (มหาชน) ("บริษัทฯ") จำนวน __________ หุ้น รายละเอียดปรากฏตามใบรับรองสิทธิการจองซื้อหุ้นสามัญเพิ่มทุนของบริษัทฯซึ่งเสนอขายต่อผู้ถือหุ้นเดิม (Rights Offering)

ขอมอบฉันทะให้ นาย/นาง/นางสาว ____อายุ __________ปี

hereby appoint Mr./Mrs./Ms. age years

เลขประจำตัวประชาชน/หนังสือเดินทาง เลขที่ ______________________________ อยู่บ้านเลขที่______________

Identification No./passport No. residing at No.

ถนน________________________ตำบล/แขวง _______________________อำเภอ/เขต ____________________

street sub-district district

จังหวัด ______________________________รหัสไปรษณีย์ ___________________________ ("ผู้รับมอบอำนาจ")

province postcode (the "Attorney")

1

30 Baht 30 stamp duty (Custodian) Power of Attorney for Subscription of Newly Issued Shares of Berli Jucker Public Company Limited (except for granting the power to custodians in which case the Power of Attorney form provided by custodians will be used) made at date I/we (“the “Grantor”) nationality identification No./passport No./juristic person No. residing at/having the registered address at No. street sub-district district province postcode (Rights Offering) as the shareholder of Berli Jucker Public Company Limited (the “Company”) holding shares in an amount of shares, the details are included in the subscription certificate to subscribe to the newly issued shares of Berli Jucker Public Company Limited under its Rights Offering. hereby appoint Mr./Mrs./Ms. age years Identification No./passport No. residing at No. street sub-district district province postcode (the “Attorney”)

สิ่งที่ส่งมาด้วยลำดับที่ 5

เป็นผู้รับมอบอำนาจโดยชอบด้วยกฎหมายดำเนินการแทนข้าพเจ้า ในการจองซื้อหุ้นสามัญเพิ่มทุนของ บริษัทฯ จำนวน ____________________ หุ้น รวมถึงมีอำนาจในการลงนาม แก้ไข เพิ่มเติมข้อความในใบจองซื้อหุ้นสามัญเพิ่มทุนของบริษัทฯ ชำระค่าหุ้นสามัญเพิ่มทุน และดำเนินการใดๆ ทั้งปวงอันจำเป็นและสมควรที่เกี่ยวกับการจองซื้อหุ้นสามัญเพิ่มทุนของบริษัทฯ หรือเพื่อดำเนินการจองซื้อหุ้นสามัญเพิ่มทุนของบริษัทฯ แทนข้าพเจ้าผู้มอบอำนาจได้จนเสร็จการ

การใดที่ผู้รับมอบฉันทะได้กระทำไปภายใต้การมอบอำนาจตามหนังสือมอบอำนาจฉบับนี้ ให้ถือเสมือนว่าข้าพเจ้าได้กระทำด้วยตนเองทุกประการ

ลงชื่อ/Signature ______________________________ผู้มอบฉันทะ/Grantor

( )

ลงชื่อ/Signature ______________________________ผู้รับมอบฉันทะ/Attorney

( )

2

To be my/our Attorney-in-Fact to act and perform on my/our behalf in connection with subscription of the Company’s newly issued shares in an amount of shares and be authorised to sign, amend or add any statement in the subscription form for subscription of the Company’s newly issued shares, make subscription payment and perform any other acts or things that are necessary or appropriate for the purpose of, or in connection with, subscription of the Company’s newly issued shares. All acts and things done by the Attorney in the purported exercise of any power conferred by this Power of Attorney shall for all purposes be valid and binding as if I/we had done the aforesaid myself/ourselves. Signature /Grantor (           ) Signature Attorney (           )

Enclosure 6

Deposit into an issuer account only

I/We____________________________________________________________________________________

National I.D. card/ passport/ company registration no_____________________________________________

For Individual Person

1.	Place of Birth (Country) _______________________________________________________________

2.	Second Nationality ___________________________________________________________________

3.	Permanent Address ___________________________________________________________________

Province/State/Region_________________________	Country________________________	Postal___________________

For Juristic Person

1.	Incorporated in (Country) _____________________________________________________________

2.	FATCA Status* ____________________________________________________________________

(Please answer the attached questionnaire and fill in its result in this field)

-      In case of Passive NPFFE, please specify the % of U.S. shareholders/owners____________________

-      In case of PFFI, of RDCFFI, please specify GIIN Number___________________________________

I/We request to deposit these securities with the Thailand Securities Depository (TSD) in the account of the issuing company. I/We hereby certify that the aforementioned statements are complete and true. Should TSD incur any direct or indirect damage, obligation or expense due to complying with my request as given above, I/we shall be fully responsible and shall unconditionally compensate TSD in full. In addition, I/We acknowledge that TSD may appear in this document disclosure to the organization having agreement with TSD and/or Government agencies that have the legal power to request such information.

Signature_____________________________________	Securities holder

(___________________________________________)	Phone no_____________________________

Enclosure 6

Entity Status Certification and Information Disclosure Consent Form under FATCA

Certification of the Claimed FATCA Status

I hereby certify that I have the status as follows;

Part 1: Place of Incorporation

	Certification of the Claimed FATCA Status		FATCA Status for Non-U.S. Entities
☐	1.1	I am an entity that is incorporated in: _________________(Fill in a country)	U.S. Person / Non-

☐	1.2	I am a branch of an entity. Please specify the place of incorporation of the head office:	U.S. Entities

_________________ (Fill in a country)

In case the entity is incorporated in the U.S., I have attached W-9 certifying the status herewith.

(If you are a non-U.S. entity or a branch of non-U.S. entity, please proceed to Part 2. Apart from that, your certificate of the claimed FATCA status is complete.)

Part 2: FATCA Status for Non-U.S. Entities

	Certification of the Claimed FATCA Status		FATCA Status for Non-U.S. Entities
☐	2.1	I am a financial institution of the type of Participating Foreign Financial Institution or Registered Deemed-Compliant FFI with GIIN :____________________	PFFI, RDCFFI

☐	2.2	I am a financial institution of the type of Non-Participating Foreign Financial Institution.	NPFFI

☐	2.3	I am a financial institution of the type of Certified Deemed-Compliant FFI and have attached W-8BEN-E certifying the status herewith.	CDCFFI

☐	2.4	I am a publicly traded (listed) company or affiliate of a listed company; My evidence of listing or affiliation of a listing company is in a copy of the latest financial statement attached herewith.	Excepted NFFE

☐	2.5	I am a government (agents), international organization, or central bank of issue;
		I certify that I am the beneficial owner of any payment in connection with the securities that is going to be sold or transferred, and is not engaged in commercial financial activities of a type engaged in by an insurance company, custodial institution, or commercial banks.	Exempt Beneficial Owner

☐	2.6	I am a non-profit organization; I certify that I am exempt from income tax under Thai revenue code.	Non-Profit Organization

☐	2.7	I am a non-financial institution whose main income is not from investing.
I certify that I am not incorporated in the U.S. and not a financial institution and not exceeding half of my income as stated in my latest financial statement are derived from the following four groups and not exceeding half of my assets as stated in my latest financial statement can generate incomes in the following four groups as follows;
		Group 1: Dividend and Interest	Active NFFE

Enclosure 6

Group 2: Rental and Royalties
Group 3: Income from certain transactions
• Sales of any asset generating income in Group 1 and Group 2
• Income from commodity derivative contracts
• Foreign exchange income
• Income from SWAP contract (Notional Principal Contract)
Group 4: Income from insurance and annuity contracts
• Income from reserving activities (insurance company only)
• Income from annuity contracts
• Income from insurance contracts

☐	2.8	I am a non-financial institution whose main income is from investing.	Passive NFFE
I certify that I am not incorporated in the U.S. and not a financial institution and exceeding half of my income as stated in my latest financial statement are derived from the above mentioned four groups of income or exceeding half of my assets as stated in my latest financial statement can generate incomes in the above mentioned four groups of income.
I also hereby declared my U.S. ownership as follows;
☐ I do not have any owner/shareholder who is a U.S. person or
☐ I have owner(s)/shareholder(s) who is (are) U.S. persons and have hereby disclosed the name, address, and U.S. Tax Identification Number (TIN) of each holder as follows;

Name	Address	TIN

☐	2.9	I am not eligible for any status provided above I have herewith attached W-8BEN-E with the status of_______	Others

Page 2 of 2